                            STARWOOD FINANCIAL TRUST
                          1114 AVENUE OF THE AMERICAS
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10036

                                    May 14, 1998

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Starwood Financial Trust, a California business trust (the "Trust"), to be held at the Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York 10019 on June 18, 1998 at 10:30 a.m. local time (the "Annual Meeting").

    At the Annual Meeting, the shareholders of the Trust (the "Shareholders") will be asked to consider and vote on a proposal to reorganize (the "Reorganization") the Trust under the laws of the State of Maryland through the merger and transfer of all of the assets and liabilities of the Trust with and into Starwood Financial Trust, a Maryland real estate investment trust ("SFT-Maryland"), a newly-formed wholly-owned subsidiary of the Trust. SFT-Maryland will be the surviving entity with a declaration of trust ("Declaration of Trust") that differs from that of the Trust as described in the attached Proxy Statement/ Prospectus. SFT-Maryland was formed for the purpose of redomiciling the Trust as a Maryland real estate investment trust and acquiring and continuing the business and operations of the Trust. In the Reorganization, the Trust's Class A Shares, $1.00 par value ("Class A Shares") will be exchanged for Class A Shares, $1.00 par value of SFT-Maryland ("New Class A Shares") on a six for one basis (the "Exchange Ratio") and Class B Shares, $.01 par value ("Class B Shares") will be exchanged for Class B Shares, $.01 par value of SFT-Maryland ("New Class B Shares") at the Exchange Ratio. Unexercised options to purchase Class A Shares will be exchanged for new options to purchase New Class A Shares at the Exchange Ratio. See "REORGANIZATION PROPOSAL."

    The Shareholders will also be asked to elect four (4) trustees to the Board of Trustees and to consider and vote on a proposal to ratify the appointment of Price Waterhouse LLP as the Trust's independent public accountants for the year ended December 31, 1998. See "ELECTION OF TRUSTEES" and "RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS."

    Details of the proposals to be voted on at the Annual Meeting and other important matters are contained in the attached Proxy Statement/Prospectus, which you are encouraged to read carefully.

    YOUR BOARD OF TRUSTEES HAS CONCLUDED THAT THE REORGANIZATION, THE ELECTION OF THE NOMINEES AS TRUSTEES AND THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE TRUST'S INDEPENDENT PUBLIC ACCOUNTANTS ARE IN THE BEST INTERESTS OF BOTH THE TRUST AND THE SHAREHOLDERS. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR APPROVAL OF ALL OF THE PROPOSALS.

    All Shareholders are cordially invited to attend the Annual Meeting in person. Any Shareholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

                                          Sincerely,
                                          /s/ BARRY S. STERNLICHT
                                          Barry S. Sternlicht
                                          Chairman of the Board

                            STARWOOD FINANCIAL TRUST
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Starwood Financial Trust, a California business trust (the "Trust"), will be held at the Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York 10019 on June 18, 1998 at 10:30 a.m. local time (the "Annual Meeting"), for the following purposes as further described in the accompanying Proxy Statement:

    1. At the Annual Meeting, the shareholders of the Trust (the "Shareholders") will be asked to consider and vote on a proposal to reorganize (the "Reorganization") the Trust under the laws of the State of Maryland through the merger and transfer of all of the assets and liabilities to Starwood Financial Trust, a Maryland real estate investment trust ("SFT-Maryland"), a newly-formed wholly-owned subsidiary of the Trust. SFT-Maryland will be the surviving entity with a declaration of trust that differs from that of the Trust as described in the attached Proxy Statement/Prospectus. SFT-Maryland was formed for the purpose of redomiciling the Trust as a Maryland real estate investment trust and acquiring and continuing the business and operations of the Trust. In the Reorganization, the Trust's Class A Shares, $1.00 par value ("Class A Shares") will be exchanged for Class A Shares, $1.00 par value of SFT-Maryland ("New Class A Shares") on a six for one basis (the "Exchange Ratio") and Class B Shares, $.01 par value ("Class B Shares") will be exchanged for Class B Shares, $.01 par value of SFT-Maryland ("New Class B Shares") at the Exchange Ratio. Unexercised options to purchase Class A Shares will be exchanged for new options to purchase New Class A Shares at the Exchange Ratio. See "REORGANIZATION PROPOSAL."

    2. To elect to the Board of Trustees four (4) members to hold office until the next annual meeting of Shareholders and until their successors have been elected and qualified. The nominees to the Board of Trustees are Jeffrey G. Dishner, Jonathan D. Eilian, Merrick R. Kleeman and Robin Josephs. See "ELECTION OF TRUSTEES."

    3. To consider and vote upon a proposal to ratify the appointment of Price Waterhouse LLP as the Trust's independent accountants for the fiscal year ended December 31, 1998. See "RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS."

    4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

    The Board of Trustees has fixed May 14, 1998 as the record date for the determination of Shareholders entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof, and only holders of record of Class A Shares and Class B Shares at the close of business on that day will be entitled to vote.

                                          By Order of the Board of Trustees

                                          /s/ JEROME C. SILVEY
                                          Jerome C. Silvey
                                          Secretary of the Trust
                                          New York, New York
                                          May 14, 1998
--------------------------------------------------------------------------------

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.
--------------------------------------------------------------------------------

                            STARWOOD FINANCIAL TRUST
                          1114 AVENUE OF THE AMERICAS
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10036
                           --------------------------

                           PROXY STATEMENT/PROSPECTUS
                           --------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 1998

    This proxy statement/prospectus (the "Proxy Statement/Prospectus") is being sent to shareholders of Starwood Financial Trust, a California business trust (the "Trust"), on or about May 19, 1998 in connection with the solicitation by the Board of Trustees of the Trust (the "Board of Trustees") of proxies to be voted at the Trust's 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York 10019 on June 18, 1998 at 10:30 a.m. local time, or at any postponement or adjournment thereof.

    At the Annual Meeting, the shareholders of the Trust (the "Shareholders") will be asked to consider and vote on a proposal to reorganize (the "Reorganization") the Trust under the laws of the State of Maryland through the merger and transfer of all of the assets and liabilities of the Trust with and into Starwood Financial Trust, a Maryland real estate investment trust ("SFT-Maryland"), a newly-formed, wholly-owned subsidiary of the Trust. SFT-Maryland will be the surviving entity with a declaration of trust ("Maryland Declaration of Trust") that differs from that of the Trust as described in this Proxy Statement/Prospectus. SFT-Maryland was formed for the purpose of redomiciling the Trust as a Maryland real estate investment trust ("REIT") and acquiring and continuing the business and operations of the Trust. In the Reorganization, the Trust's Class A Shares, $1.00 par value ("Class A Shares") will be exchanged for Class A Shares, $1.00 par value of SFT-Maryland ("New Class A Shares") on a six for one basis (the "Exchange Ratio") and Class B Shares, $.01 par value ("Class B Shares") will be exchanged for Class B Shares, $.01 par value of SFT-Maryland ("New Class B Shares") at the Exchange Ratio. Unexercised options to purchase Class A Shares will be exchanged for new options to purchase New Class A Shares at the Exchange Ratio. See "REORGANIZATION PROPOSAL."

    The Shareholders will also be asked to elect four (4) trustees to the Board of Trustees and to consider and vote on a proposal to ratify the appointment of Price Waterhouse LLP as the Trust's independent public accountants for the year ended December 31, 1998. See "ELECTION OF TRUSTEES" and "RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.

    This Proxy Statement/Prospectus also relates to the (i) issuance of New Class A Shares in exchange for the Class A Shares and (ii) offer and sale of up to 54,884,133 New Class A Shares (the "Resale Shares"), of which 2,493,842 New Class A Shares are issuable upon exercise of options to purchase New Class A Shares, that may be sold from time to time by the selling shareholders named herein and their successors in interest (the "Selling Shareholders"). The Trust is registering the Resale Shares as required by the terms of the Amended and Restated Registration Rights Agreement ("Registration Rights Agreement"), dated as of March 18, 1998, among the Trust and certain of the Selling Shareholders. The Resale Shares are being offered for the account of the Selling Shareholders, and when and if sold the Trust will not receive any proceeds from the sale of the Shares. See "SELLING SHAREHOLDERS."

    The Selling Shareholders have not advised SFT-Maryland of any specific plans for the distribution of the Resale Shares, but it is anticipated that the sale or distribution of all or any portion of the Resale Shares offered hereby may be effected from time to time by the Selling Shareholders directly, indirectly to or through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, on the American Stock Exchange ("AMEX"), in the over-the-counter market, on any national securities exchange on which the Resale Shares are listed or traded, in privately negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "PLAN OF DISTRIBUTION."

    THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Proxy Statement/Prospectus is May 14, 1998.

                             AVAILABLE INFORMATION

    SFT-Maryland has filed a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the New Shares to be issued in connection with the Reorganization and the offer and sale of the Resale Shares. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

    The Trust is and after the Reorganization SFT-Maryland as successor to the Trust will continue to be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is: http://www.sec.gov. The Class A Shares are currently listed on the American Stock Exchange ("AMEX") and such reports, proxy statements and other information concerning the Trust can be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) UPON REQUEST FROM THE TRUST AT 1114 AVENUE OF THE AMERICAS, 27TH FLOOR, NEW YORK, NEW YORK 10036, ATTENTION: LIZ SANZO,
TELEPHONE: (212) 930-9400 (EXTENTION 393). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 11, 1998.

                     INFORMATION INCORPORATED BY REFERENCE
                       IN THIS PROXY STATEMENT/PROSPECTUS

    The following documents filed with the Commission by the Trust pursuant to the Exchange Act are hereby incorporated in this Proxy Statement/Prospectus by reference:

        1.  Annual report on Form 10-K for the year ended December 31, 1997.

        2.  Quarterly report on Form 10-Q for the quarter ended March 31, 1998.

        3.  Current Report on Form 8-K dated April 2, 1998.

        4. The description of the Trust's Class A Shares contained in the Trust's Registration Statement on Form 8-A, dated December 27, 1988.

        5. All documents subsequently filed by the Trust pursuant to Section 13(a), 13(d), 14 or 15(d) of the Exchange Act prior to the date of the Annual Meeting.

    Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained in this Proxy Statement/Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Proxy

Statement/Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    This Proxy Statement/Prospectus is accompanied by a copy of the Trust's Annual Report on Form 10-K for the year ended December 31, 1997, Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and Current Report on Form 8-K dated April 2, 1998.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, OR INCORPORATED IN IT BY REFERENCE, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION WHERE OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER THE CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                               TABLE OF CONTENTS

ANNUAL MEETING AND VOTING....................................................................................          5
THE TRUST....................................................................................................          5
  Recapitalization Transaction...............................................................................          7
REORGANIZATION PROPOSAL......................................................................................          7
  Overview...................................................................................................          7
  Approval and Effectiveness of the Reorganization...........................................................          9
  Possible Disadvantages.....................................................................................          9
  No Change in the Name, Business, Management, Location of Principal Office or Income Plans of the Trust.....         10
  Exchange of Share Certificates and Payment for Fractional Class A Shares...................................         10
  Comparison Of Rights of Shareholders of the Trust and Shareholders of SFT-Maryland.........................         11
  Certain Federal Income Tax Consequences of the Reorganization..............................................         22
  Other Tax Consequences.....................................................................................         24
  Accounting Treatment of Reorganization.....................................................................         24
  Board of Trustees Recommendation...........................................................................         24
DESCRIPTION OF SFT-MARYLAND SHARES...........................................................................         25
  General....................................................................................................         25
  New Class A Shares and New Class B Shares..................................................................         25
  Authority to Increase or Decrease Authorized Shares........................................................         26
  Restrictions on Transfer...................................................................................         26
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE MARYLAND DECLARATION OF TRUST AND BYLAWS.......................         28
  The Board of Trustees......................................................................................         28
  Removal of Trustees........................................................................................         28
  Business Combinations......................................................................................         28
  Control Share Acquisitions.................................................................................         29
  Anti-Takeover Effects of Maryland Law and the Maryland Declaration of Trust and Bylaws.....................         29
  Board Quorum...............................................................................................         30
  Termination of SFT-Maryland................................................................................         30
  Conflicts of Interest......................................................................................         30
FEDERAL INCOME TAX CONSEQUENCES..............................................................................         31
  Taxation of the Trust......................................................................................         32
  Taxation of Shareholders...................................................................................         37
  Other Tax Considerations...................................................................................         40
ELECTION OF TRUSTEES.........................................................................................         41
  Trustees and Nominees......................................................................................         41
  Information Regarding the Board of Trustees and its Committees.............................................         43
  Board of Trustees and Committee Meetings...................................................................         44
  Executive Officers.........................................................................................         44
  Executive Officers' Compensation...........................................................................         44
SUMMARY COMPENSATION TABLE...................................................................................         44
  Compensation Committee Report on Executive Compensation....................................................         44
  Compensation Committee Interlocks and Insider Participation................................................         45
  Trustees' Compensation.....................................................................................         45
  Certain Relationships and Related Transactions.............................................................         46
  Performance Graph..........................................................................................         47
  Recommendation Regarding the Board Election Proposal.......................................................         47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............................................         48
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS..................................................         51
  Recommendation Regarding Ratification of the Appointment of Price Waterhouse LLP...........................         51
SELLING SHAREHOLDERS.........................................................................................         51
PLAN OF DISTRIBUTION.........................................................................................         53
OTHER MATTERS................................................................................................         53
  No Appraisal or Dissenter's Rights.........................................................................         53
  Shareholder Proposals for 1999 Annual Meeting..............................................................         53
EXPERTS......................................................................................................         54
LEGAL MATTERS................................................................................................         54
  Solicitation Procedures....................................................................................         54
  Other Matters..............................................................................................         54

Exhibit A  Form of Merger and Reorganization Agreement
Exhibit B  Form of Maryland Declaration of Trust
Exhibit C  Form of Maryland Bylaws

                           ANNUAL MEETING AND VOTING

    Only holders of record of the Class A Shares and Class B Shares at the close of business on May 14, 1998 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. On the Record Date, the issued and outstanding shares of the Trust were 314,341,744 Class A Shares and 157,170,872 Class B Shares. The presence, either in person or by proxy, of the holders of a majority of the outstanding Class A Shares and a majority of the Class B Shares on the Record Date is necessary to constitute a quorum at the Annual Meeting.

    As of May 14, 1998, Starwood Mezzanine Investors, L.P. ("Starwood Mezzanine"), SOFI-IV SMT Holdings, L.L.C ("SOFI IV"), SAHI Partners and B Holdings, L.L.C. had the right to vote an aggregate of 312,035,844 Class A Shares and 157,170,872 Class B Shares, representing over 99% of the total voting interest held by Class A Shares and Class B Shares outstanding on such date. Each of Starwood Mezzanine, SOFI IV, SAHI Partners and Holdings, L.L.C., has indicated that it intends to vote all of the Class A Shares and Class B Shares held by it for approval of each of the Proposals.

    Class A Shares and Class B Shares represented by a proxy in the accompanying form, if such proxy is the properly executed and is received by the Trust prior to voting at the Annual Meeting, will be voted in the manner specified on the proxy. If no such specification is made, the Class A Shares and Class B Shares will be voted FOR the proposals as described herein and as recommended by the Board of Trustees with regard to all other matters in its discretion. Any Shareholder of the Trust who casts a vote by proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Trust expressly revoking the proxy, by signing and forwarding to the Trust a later dated proxy, or by attending the Annual Meeting and personally voting the Class A Shares or Class B Shares owned of record by such Shareholder.

    In voting upon any matter which may come before the Annual Meeting, each Shareholder is entitled to one vote for each Class A Share or Class B Share registered in the Shareholder's name on the record date. All Shareholders of both Class A Shares and Class B Shares shall vote together as a single class, with a majority vote of the outstanding Class A Shares and Class B Shares required for approval and ratification of each matter except for the Reorganization which requires the vote of two-thirds of the outstanding Class A Shares and Class B Shares voting together as a single class.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the Shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    The Trust will pay the cost of soliciting proxies from its Shareholders. In addition to solicitation by mail, certain trustees, officers and regular employees of the Trust may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without additional remuneration. The Trust will also reimburse brokerage firms and other persons representing the beneficial owners of Class A Shares for their reasonable expenses in forwarding proxy solicitation material to such beneficial owners in accordance with the proxy solicitation rules and regulations of the Commission and AMEX, on which the Class A Shares are traded under the symbol "APT."

                                   THE TRUST

    The Trust is a California business trust that was formed in April 1988. Prior to March 13, 1998, the Trust was known as Angeles Participating Mortgage Trust. The Trust's capital structure consists of Class A Shares and Class B Shares. The Class A Shares are entitled to 99% equity interest and a 67% voting interest in the Trust and the Class B Shares are entitled to a 1% equity interest and a 33% voting interest in the Trust. Each of the Shares is entitled to one vote per share.

    Although the Trust did not qualify as a real estate investment trust (a "REIT") for Federal income tax purposes for its fiscal years 1993 through 1997, it did not incur any material tax liabilities as a result of its operations. The Trust is eligible to and intends to make an election to be taxed as a REIT for its taxable year beginning January 1, 1998. At present, the Trust manages a portfolio of debt and debt like interests in real estate worth over one billion dollars. The Trust's investment affairs are managed by Starwood Financial Advisors, L.L.C. (the "Advisor").

    The Trust is primarily engaged in the acquisition of a diversified portfolio of debt and/or debt like interests in real estate and/or real estate related assets including (i) originating mortgage loans and/or acquiring mortgage loans or acquiring securities collateralized, in whole or in part, by such mortgage loans, (ii) acquiring direct or indirect interests in short term, medium and long-term real estate-related debt securities and mortgage interests, which may include warrants, equity participations or similar rights incidental to a debt investment by the Trust, (iii) making, holding and disposing of purchase money loans with respect to assets sold by the Trust, and (iv) acquiring positions in non-performing and sub-performing debt for the purpose of either restructuring it as performing debt or if such efforts are unsuccessful, of obtaining shortly thereafter primary management rights over or equity interests in the underlying assets securing such debt.

    The Trust's investment program emphasizes senior and junior commercial mortgage loans, including mezzanine financing (i.e., capital representing the level between 65% and 90% of property values), higher yielding senior mortgage loans, non-performing or sub-performing loans and performing and non-performing subordinated interests ("Subordinated Interests") in commercial mortgage-backed securities ("CMBS"). A majority of the Trust's investments held in its portfolio for the long-term are and will continue to be structured so that the Trust's investment is subordinate to third party first mortgage debt but senior to the real estate owner/operator's equity position. The Trust invests in a diverse array of real estate-related assets and enterprises that satisfy its investment criteria including but not limited to the following:

    - MORTGAGE LOANS. The Trust provides high-yielding first mortgage loans to borrowers in need of flexible, custom-tailored financings. These loans may be short, medium or long-term in duration. They may include projects under construction, redevelopment or expansion, which may ultimately be refinanced through more traditional sources once capital improvements are completed.

    - MEZZANINE LOANS. The Trust endeavors to take advantage of current market opportunities to provide high-yielding loans that are subordinated to first lien mortgage loans and secured by either a mortgage lien or a pledge of the ownership interest in the borrowing entity ("Mezzanine Loans"). Mezzanine Loans may also take the form of a preferred equity investment in the borrower with substantially similar terms.

    - OPPORTUNISTIC LOANS AND MINORITY PARTICIPATIONS. The Trust acquires non-performing and sub-performing debt or minority participations in such loans at a discount for the purpose of restructuring the debt to a performing obligation. These assets may be priced below book value or have a deemed book value which is less than reproduction cost.

    - TRIPLE NET LEASES. The Trust may acquire properties that are subject to long-term triple net lease arrangements with tenants that the Trust believes to be creditworthy. In many cases, the fixed stream of payment from such positions may have similar risk/reward characteristics as the mortgage loans to be originated by the Trust.

    - SUBORDINATED INTERESTS. The Trust may acquire rated and unrated interests in short-term, medium and long-term real estate and real estate-related debt securities. In this regard, the Trust may pursue the acquisition of performing and non-performing Subordinated Interests in CMBS including non-investment grade classes as well as unrated classes.

    The Trust is restricted from making certain types of investments as a result of the restrictions and conflicts described below (the "Investment Restrictions"). These restrictions may limit the flexibility of the Trust in implementing its investment policy. Specifically, without the amendment, termination or waiver of provisions of certain non-competition agreements between Starwood Capital Group, L.P. and Starwood Hotels & Resorts, the Trust is prohibited from: (i) making investments in loans collateralized by hotel assets where it is anticipated that the underlying equity will be acquired by the debt holder within one (1) year from the acquisition of such debt, (ii) acquiring equity interests in hotels (other than acquisitions of warrants, equity participations or similar rights incidental to a debt investment by the Trust or that are acquired as a result of the exercise of remedies in respect of a loan in which the Trust has an interest) or (iii) selling or contributing to or acquiring any interests in Starwood Hotels & Resorts, including debt positions or equity interests obtained by the Trust under, pursuant to or by reason of the holding of debt positions.

    The principal executive offices of the Trust are located at 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, and the Trust's telephone number is (212) 930-9400.

RECAPITALIZATION TRANSACTION

    On March 18, 1998, the Trust (i) paid $25.5 million of cash and issued 55,148,000 Class A Shares at a price of $2.50 per share to Starwood Mezzanine in exchange for the contribution by Mezzanine to the Trust of its entire interest in a portfolio of mortgage and partnership loans secured by residential, hotel, office and mixed use real estate and other assets and (ii) paid $324.3 million in cash to Starwood Opportunity Fund IV, L.P. and issued 247,074,800 Class A Shares at a price of $2.50 per share to SOFI IV in exchange for the contribution to the Trust of a portfolio of mortgage loans and leases secured by residential, hotel, office and mixed use real estate and other assets, a portfolio of first mortgage loans, cash of $17.9 million and rights under certain letters of intent (collectively, the "Recapitalization Transaction").

    In connection with the Recapitalization Transaction: (i) the Trust changed its name from Angeles Participating Mortgage Trust to Starwood Financial Trust;
(ii) the Trust entered into an advisory agreement (the "Advisory Agreement") with the Advisor pursuant to which the Advisor manages the investment affairs of the Trust; (iii) the Declaration of Trust of the Trust was amended and restated (as amended and restated the "Declaration of Trust"); (iv) all of the limited partnership interests in APMT Limited Partnership (the "Partnership") were exchanged for Class A Shares which left the Trust as the sole partner of the Partnership; (v) the Partnership was dissolved and all of its assets were distributed to the Trust; (vi) the Trust's 1996 Trustees' Share Incentive Plan and the 1996 Share Incentive Plan were combined, amended and restated into the Starwood Financial Trust 1996 Share Incentive Plan; (vii) the Trust entered into several credit facilities which in the aggregate provide the Trust up to approximately $625.0 million in new financing, with up to an additional $175.0 million available subject to the satisfaction of certain conditions, to consummate the Recapitalization Transaction and provide funds for working capital, new loan origination and acquisition general corporate purposes; and
(viii) certain existing agreements were amended and restated.

                            REORGANIZATION PROPOSAL

OVERVIEW

    The Board of Trustees believes that it is in the best interest of the Trust and the Shareholders to change the state of organization of the Trust from California to Maryland by means of the Reorganization. Maryland law contains provisions conducive to the operations of a REIT. Many REIT's are organized under the laws of the State of Maryland and the Board of Trustees believes that this fact has provided state regulatory authorities and courts in Maryland with substantial experience in the administration and governance of REITs. In addition, Maryland law provides clear statutory guidance with respect to the limited liability of Shareholders and trustees of REITs, providing that Shareholders and in most circumstances, trustees, are not personally liable for the obligations of the REIT.

    The Reorganization will be effected through the merger and transfer of all of the Trust's assets and liabilities with and into SFT-Maryland, a wholly owned subsidiary of the Trust that was organized in May 1998 for the purpose of redomiciling the Trust as a Maryland REIT and acquiring, recapitalizing and continuing the business and operations of the Trust and the exchange of Shares for New Shares at the Exchange Ratio. Upon consummation of the Reorganization, the Trust will cease to exist and SFT-Maryland will continue to operate the business of the Trust under the name Starwood Financial Trust.

    Approval of the Reorganization will also include approval of an amendment to the Declaration of Trust specifically authorizing the merger of the Trust with and into another entity upon approval of two-thirds of the outstanding Class A Shares and Class B Shares voting as a single class. The amendment to the Declaration of Trust will be effective prior to the consummation of the Reorganization. If the Reorganization is approved, the Declaration of Trust will be amended by adding a new section 3.2(x) which reads as follows:

    [3.2 . . . The Trustees without any action or consent of the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may form time to time deem appropriate. . . ]

    (x) Upon approval by vote or written consent of Shareholders holding two-thirds of the Class A Shares and Class B Shares voting together as a single class with each Share of record entitled to one vote per share, to participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, lease or similar proceedings of any corporation, partnership, business trust or other organization in which the Trust shall have an interest, including a merger of the Trust with any other trust or corporation and in connection therewith to delegate discretionary powers to any reorganization, protective or similar committee and to pay assessments and other expenses in connection therewith; and

and renumbering the current Section 3.2(x) as Section 3.2(y).

    Pursuant to Merger and Reorganization Agreement (the "Reorganization Agreement"), the outstanding Class A Shares will be exchanged for New Class A Shares at the Exchange Ratio and the outstanding Class B Shares will be exchanged for New Class B Shares at the Exchange Ratio as soon as practical after the Annual Meeting (the "Effective Date") and outstanding, unexercised options to purchase Class A Shares will be exchanged for new options to purchase New Class A Shares at the Exchange Ratio. Each certificate representing issued and outstanding Class A Shares and Class B Shares (collectively, "Shares"), will represent one-sixth as many New Class A Shares and one-sixth as many Class B Shares, respectively. Options issued and outstanding will represent the right to purchase one-sixth as many New Class A Shares. The New Class A Shares and New Class B Shares are referred to collectively as "New Shares." The Reorganization Agreement is Exhibit A hereto and is incorporated by reference into this Proxy Statement/ Prospectus.

    Fractional New Class A Shares will not be issued as a result of the Reorganization. Shareholders entitled to receive fractional New Class A Shares as a consequence of the Reorganization will, instead, receive from SFT-Maryland a cash payment in United States dollars equal to such fraction multiplied by the average closing price of the Class A Shares on the AMEX for the five trading days immediately preceding the Effective Date (adjusted for the Reorganization). Holders of Class B Shares will receive fractional shares.

    ILLUSTRATION

        On the Effective Date, each Share will be exchanged for one-sixth of a New Share. Each Shareholder who owns fewer than six Class A Shares will have its fractional Class A Shares exchanged for the right to receive cash as set forth below in "--Exchange of Share Certificates and Payment for Fractional Class A Shares." The interest of such Shareholder in the Trust will thereby be terminated, and such Shareholder will have no right to share in the assets and future growth of SFT-Maryland as successor to the Trust. Each Shareholder who owns six or more Class A Shares will be issued New Class A Shares and will have a right to share in the assets and future growth of SFT-Maryland as successor to the Trust. Such interest will be represented by one-sixth as many New Class A Shares as such Shareholder owned before the Reorganization, except that no fractional New Class A Shares will be issued.

    A vote for the Reorganization proposal will include authorization for the payment of cash in lieu of the issuance of fractional New Class A Shares. Neither the par value of the Class A Shares or the Class B Shares nor any distribution rights presently accruing to any of the holders of the Shares will be affected by the Reorganization.

    The Class A Shares are listed for trading on the AMEX, and after the Reorganization, the New Class A Shares will continue to be listed on the AMEX without interruption under the same symbol "APT".

APPROVAL AND EFFECTIVENESS OF THE REORGANIZATION

    Pursuant to the Amended and Restated Declaration of Trust of the Trust (the "Declaration of Trust"), the affirmative vote of two-thirds of the outstanding Class A Shares and Class B Shares, voting as a single class, is required for approval of the Reorganization Agreement and the other terms of the Reorganization. The Reorganization has been approved by the Trust's Board of Trustees, which unanimously recommends a vote in favor of the proposal. If approved by the Shareholders, it is anticipated that the Reorganization will become effective as soon as practicable following approval by the Shareholders. However, pursuant to the Reorganization Agreement, the Reorganization may be abandoned or the Reorganization Agreement may be amended by the Board of Trustees (except that the principal terms may not be amended without Shareholder approval) either before or after Shareholder approval has been obtained and prior to the Effective Date if, in the opinion of the Board of Trustees of either the Trust or SFT-Maryland, circumstances arise which make either action advisable. Shareholders of the Trust do not have any dissenters' rights of appraisal with respect to the Reorganization.

    The discussion set forth below is qualified in its entirety by reference to the Reorganization Agreement, the Maryland Declaration of Trust and the bylaws of SFT-Maryland (the "Maryland Bylaws"), which will be substantially in the forms attached hereto as Exhibits A, B and C, respectively, and to the Declaration of Trust and the Trustees' regulations of the Trust ("Trustees Regulations").

    APPROVAL BY SHAREHOLDERS OF THE REORGANIZATION WILL CONSTITUTE APPROVAL OF AMENDING THE DECLARATION OF TRUST TO SPECIFICALLY PROVIDE FOR THE
REORGANIZATION, THE REORGANIZATION AGREEMENT, THE TERMINATION OF THE TRUST, THE MARYLAND DECLARATION OF TRUST AND THE MARYLAND BYLAWS.

POSSIBLE DISADVANTAGES

    Despite the unanimous belief of the Board of Trustees that the Reorganization is in the best interests of the Trust and its Shareholders, it should be noted that California and Maryland law differ in certain respects. Maryland law may not afford shareholders the same substantive rights as California law. For a comparison of Shareholders' rights and the powers of management under Maryland and California law, see "--Comparison of Rights of Shareholders of the Trust and Shareholders of SFT-Maryland."

NO CHANGE IN THE NAME, BUSINESS, MANAGEMENT, LOCATION OF PRINCIPAL OFFICE OR
  INCOME PLANS OF THE TRUST

    The Reorganization will effect a change in the legal domicile of the Trust and other changes of a legal nature, certain of which are described in this Proxy Statement. The Reorganization will not result in a change in the name of the Trust. The business, management, fiscal year, location of the principal office, assets and liabilities of the Trust will not change as a result of the Reorganization. The individuals listed in "ELECTION OF TRUSTEES," all current members of the Board of Trustees, will become the trustees of SFT-Maryland and the current officers of the Trust will become officers of SFT-Maryland. All employee benefit and share option plans of the Trust will be continued by SFT-Maryland, and each option or right issued pursuant to any such plan will be converted into an option or right to purchase one-sixth as many of the New Class A Shares, at six times the price per share, upon the same terms, and subject to the same conditions, as set forth in such plan. Shareholders should note that approval of the Reorganization will also constitute approval of the assumption of these plans by SFT-Maryland.

EXCHANGE OF SHARE CERTIFICATES AND PAYMENT FOR FRACTIONAL CLASS A SHARES

    The exchange of Shares for New Shares will occur automatically on the Effective Date without regard to the date certificates representing Shares are physically surrendered for certificates representing New Shares. The Trust's transfer agent will exchange certificates. No scrip or fractional certificates of New Class A Shares will be issued in connection with the Reorganization. Fractional Class B Shares will be issued. In the event that the number of New Class A Shares to be issued to a Shareholder includes a fraction, SFT-Maryland will pay to the Shareholder, in lieu of the issuance of fractional New Class A Shares, a cash amount in United States dollars which will be equal to such fraction multiplied by the average closing price of the Class A Shares on AMEX for the five trading days immediately preceding the Effective Date (adjusted for the Reorganization). For example, if a Shareholder owns 25 Class A Shares and the average closing price was $30.00, the Shareholder would receive four New Class A Shares and $5.00 in cash (1/6 multiplied by $30.00).

    As soon as practicable after the Effective Date, each holder of New Shares will be mailed transmittal forms for use in forwarding their certificates for surrender and exchange for certificates representing the number of New Shares such Shareholders are entitled to receive as a consequence of the Reorganization. Each holder who surrenders certificates will receive new certificates representing the number of New Shares to which it is entitled and any cash payable in lieu of any fractional New Class A Shares. The transmittal forms will be accompanied by instructions specifying other details of the exchange.

    SHAREHOLDERS SHOULD NOT SEND THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM. NO CERTIFICATES SHOULD BE SENT DIRECTLY TO THE TRUST OR SFT-MARYLAND.

    After the Effective Date, each certificate representing Shares will, until surrendered and exchanged as described above, be deemed, for all Trust and SFT-Maryland purposes, to evidence ownership of the whole number and in the case of New Class B Shares only, a fraction of, New Shares, and the right to receive the amount of cash for any fractional New Class A Shares, into which the Shares evidenced by such certificate have been converted, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by SFT-Maryland after the Effective Date, until the certificates representing New Shares have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of the surrender of the certificates for New Shares, all such unpaid dividends or distributions will be paid without interest.

    SFT-Maryland will pay all service charges incurred in connection with the exchange of certificates. SFT-Maryland will obtain a new CUSIP number with respect to the New Class A Shares.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF THE TRUST AND SHAREHOLDERS OF
  SFT-MARYLAND

    The Trust is organized as a business trust under the laws of the State of California, and SFT-Maryland is organized as a REIT under the laws of the State of Maryland. As a California business trust, the Trust is subject to the common law of California with respect to business trusts, which is not well developed. The Trust also is governed by the Declaration of Trust and the Trustees Regulations. As a Maryland REIT, SFT-Maryland is governed by (i) Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), a general statute governing Maryland REITs and dealing with a wide variety of matters, including duties and liabilities of trustees, liability of shareholders, extraordinary actions, such as amendments to the declaration of trust and mergers, the election and removal of trustees, the powers of a REIT, and rights of shareholders, (ii) the Maryland Declaration of Trust and (iii) the Maryland Bylaws. The material differences between the applicable California law and Title 8 and among these various documents are summarized below. The comparison of certain rights of the Shareholders of the Trust and the shareholders of SFT-Maryland set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the common law of California, Title 8, the Maryland Declaration of Trust (Exhibit B hereto) and the Maryland Bylaws (Exhibit C hereto) and also to the Declaration of Trust and the Trustees' Regulations, copies of which may be obtained from the Trust by writing to the Trust at 1114 Avenue of the Americas, 27th Floor, New York, New York, 10036 Attention: Corporate Secretary.

    The Trust is a common law entity under California law and is not generally governed by a statutory framework. The California common law is not well developed and very few shareholder rights are addressed. As a result, the rights of the Shareholders are governed primarily by the Declaration of Trust and the Trustees' Regulations. The comparison below describes the California common law, if any, with respect to the rights discussed.

                 CALIFORNIA                                      MARYLAND
---------------------------------------------  ---------------------------------------------

                                 SHAREHOLDER VOTING RIGHTS

Generally, voting rights exist under the       Generally, voting rights exist under Title 8
Declaration of Trust only in the election and  and the Maryland Declaration of Trust only in
removal of trustees, termination of the        the election and removal of trustees,
Advisory Agreement, termination of the Trust,  termination of the Advisory Agreement,
amendments to the Declaration of Trust and     termination of the Trust, amendments to the
certain sales of assets. Termination of the    Maryland Declaration of Trust and certain
Advisory Agreement, termination of the Trust,  sales of assets. Termination of the Advisory
and certain asset sales require a two-thirds   Agreement, termination of the Trust and
vote of the outstanding Shares voting as a     certain asset sales require a two-thirds vote
single class. The election and removal of      of the outstanding Shares voting as a single
trustees, most amendments to the Declaration   class. The election and removal of trustees,
of Trust and all other matters to be voted     most amendments to the Maryland Declaration
on, consented to or ratified by the            of Trust and all other matters to be voted
Shareholders require a majority vote of the    on, consented to or ratified by the
outstanding Shares voting as a single class.   Shareholders require a majority vote of the
Amendments to provisions of the Declaration    outstanding Shares voting as a single class.
of Trust setting forth a supermajority voting  Amendments to provisions of the Declaration
requirement require the supermajority vote     of Trust setting forth a supermajority voting
set forth in such provision to approve such    requirement require the supermajority vote
amendment.                                     set forth in such provision to approve such
                                               amendment.

The Declaration of Trust requires 66 2/3% of   Title 8 requires, with certain exceptions,
the outstanding Shares voting as a single      that the holders of two-thirds of all shares
class to approve any termination of the        entitled to vote on the matter must approve
Trust. A merger is not considered to be a      mergers, consolidations, share exchanges,
termination of the Trust if the Trust is the   transfers of all or substantially all of the
surviving entity or the purpose of the merger  assets of the REIT and dissolution unless the
is primarily to change the Trust's domicile.   charter provides for a different number not
Two-thirds of the outstanding Shares voting    less than a majority. The Maryland
as a single class is also required to approve  Declaration of Trust does not provide for a
the sale, transfer or disposition of           different voting requirement than Title 8
substantially all of the Trust's assets.       with respect to these matters. The Maryland
                                               Declaration of Trust provides that a merger
                                               is not considered to be a termination of
                                               SFT-Maryland if SFT-Maryland is the surviving
                                               entity or the purpose of the merger is
                                               primarily to change SFT-Maryland's domicile.

                 CALIFORNIA                                      MARYLAND
---------------------------------------------  ---------------------------------------------
                                     PRE-EMPTIVE RIGHTS

Under the Declaration of Trust, the Trustees   Under the Maryland Declaration of Trust, the
are required to issue Class B Shares on a pro  Trustees are required to issue New Class B
rata basis to all holders of Class B Shares    Shares on a pro rata basis to all holders of
based on the number of Class B Shares held by  New Class B Shares based on the number of New
each holder, so that the total number of       Class B Shares held by each holder, so that
outstanding Class B Shares equals one-half of  the total number of outstanding New Class B
the total number of outstanding Class A        Shares equals one-half of the total number of
Shares.                                        outstanding New Class A Shares. If New Class
                                               B Shares have been converted into New Class A
                                               Shares, the proportion of New Class A Shares
                                               to New Class B Shares will be adjusted
                                               accordingly.

                                     CONVERSION RIGHTS

Under the Declaration of Trust, the holders    Under the Maryland Declaration of Trust, the
of Class B Shares may convert the Class B      holders of New Class B Shares may convert the
Shares into Class A Shares on the basis of     New Class B Shares into New Class A Shares on
one Class A Share for 49 Class B Shares.       the basis of one New Class A Share for 49 New
                                               Class B Shares.

                     RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS

Under the Declaration of Trust, the Trustees   Title 8 does not address distributions to
have the right to declare and pay dividends    shareholders. The Maryland Declaration of
from any source from time to time, and shall   Trust allows for the payment of dividends in
endeavor to pay distributions from net cash,   cash, property or other assets, including
as defined therein. Distributions of the       securities of the Trust from any source at
proceeds of a transaction not in the ordinary  any time. There are no restrictions upon the
course of business are subject to certain      payment of proceeds of any type of
restrictions.                                  transaction. The Trustees are encouraged to
                                               pay such distributions and dividends as may
                                               be necessary for the Trust to qualify as a
                                               REIT.

                                ALLOCATIONS OF DISTRIBUTIONS

Under the Declaration of Trust, distributions  Under the Maryland Declaration of Trust, shall be made 99% to the Class A Shareholders  distributions shall be made 99% to the New
and 1% to the Class B Shareholders. These      Class A Shareholders and 1% to the New Class
percentages shall be adjusted upon the         B Shareholders. These percentages shall be
conversion of any Class B Shares into Class A  adjusted upon the conversion of any New Class
Shares.                                        B Shares into New Class A Shares.

                 CALIFORNIA                                      MARYLAND
---------------------------------------------  ---------------------------------------------
                         DISSENTING SHAREHOLDER'S APPRAISAL RIGHTS

Neither the Declaration of Trust nor the       Title 8 does not provide appraisal rights to
Trustees' Regulations provide for appraisal    shareholders of a REIT if the REIT's shares
rights.                                        are listed on a national securities exchange,
                                               such as the AMEX, on the record date for
                                               determining those shareholders of the REIT
                                               entitled to vote on the merger. Neither the
                                               Maryland Declaration of Trust nor the
                                               Maryland Bylaws provide for appraisal rights.

                                     BOARD OF TRUSTEES

Under the Declaration of Trust, a minimum of   Under the Maryland Declaration of Trust, a
the greater of (i) 33-1/3% of the Trustees     minimum of the greater of (i) 33-1/3% of the
and (ii) three members of the Executive        Trustees and (ii) three members of the
Committee and the Board of Trustees shall be   Executive Committee and the Board of Trustees
persons not affiliated with the "Advisor" or   shall be persons not affiliated with the
Starwood Capital Group, L.L.C. (together with  Advisor or Starwood Capital.
its predecessors "Starwood Capital").

                                    REMOVAL OF TRUSTEES

Pursuant to the Declaration of Trust, a        Under Title 8 and the Declaration of Trust,
trustee may be removed from office for cause   the shareholders of a trust may remove any
by a vote of Shareholders holding a majority   trustee, with or without cause, by the
of the outstanding Class A and Class B Shares  affirmative vote of a majority of all the
entitled to vote at an election of trustees.   votes entitled to be cast for the election of
A trustee may also be removed with cause by    trustees. A trustee may also be removed with
all of the remaining trustees.                 cause by all of the remaining trustees.

                 CALIFORNIA                                      MARYLAND
---------------------------------------------  ---------------------------------------------
                             VACANCIES ON THE BOARD OF TRUSTEES

The Declaration of Trust and Trustees'         Title 8 does not address vacancies. The
Regulations provide that vacancies on the      Maryland Declaration of Trust and Bylaws
Board of Trustees may be filled by a majority  provide that a vacancy on the SFT-Maryland
of the remaining trustees or by a sole         Board of Trustees may be filled by a majority
remaining trustee or by a majority of the      of the remaining trustees or by a sole
holders of Class A and Class B Shares voting   remaining trustee or by a majority of the
as a single class. Each trustee so elected     holders of New Class A and Class B Shares
shall hold office until his successor is       voting as a single class. Each trustee so
elected at an annual or a special meeting of   elected shall hold office until his successor
the Shareholders.                              is elected at an annual or a special meeting
                                               of the Shareholders.

The Trustees' Regulations also provide that    The Bylaws also provide that the Shareholders
the Shareholders may elect a trustee or        may elect a trustee or trustees at any time
trustees at any time to fill any vacancy or    to fill any vacancy or vacancies not filled
vacancies not filled by the trustees. Any      by the trustees. Any such election by written
such election by written consent (other than   consent (other than to fill a vacancy created
to fill a vacancy created by the removal of a  by the removal of a trustee) shall require trustee) shall require the consent of holders  the consent of holders a majority of the a majority of the outstanding shares entitled  outstanding shares entitled to vote.
to vote.

                              COMMITTEES OF BOARD OF TRUSTEES

The Declaration of Trust provides that the     The Maryland Declaration of Trust provides
Board of Trustees may designate an executive   that the Board of Trustees may designate an
committee consisting of at least five          executive committee consisting of at least
members. The Trustees' Regulations provide     five members. The Maryland Bylaws provide
that the Board of Trustees may designate       that the Board of Trustees may appoint other
other committees consisting of two or more     committees composed of two or more trustees
trustees. Except as expressly limited by the   and may delegate to such committees any of
Declaration of Trust, such committees may      the powers of the Board of Trustees, except
have all the authority and exercise such       as prohibited by law. Title 8 does not
powers as the Board of Trustees may            address the delegation to committees of any
determine.                                     of the powers of the Board of Trustees.

                 CALIFORNIA                                      MARYLAND
---------------------------------------------  ---------------------------------------------
                              SPECIAL MEETINGS OF SHAREHOLDERS

The Trustees' Regulations provide that a       Title 8 does not address special meetings of
special meeting of Shareholders may be called  Shareholders. The Maryland Bylaws provide
by the Chairman of the Board or any two        that a special meeting of Shareholders may be
trustees, or by the Secretary upon the         called by the Chairman of the Board or a
written request of holders of not less than    majority of the Board of Trustees, or by the
20% of the Class A Shares or 20% of the Class  Secretary upon the written request of holders
B Shares entitled to vote at the meeting.      of not less than 20% of the Class A Shares or
                                               20% of the Class B Shares entitled to vote at
                                               the meeting.

                         ACTIONS BY WRITTEN CONSENT OF SHAREHOLDERS

The Declaration of Trust and the Trustees'     Title 8 does not address actions by written
Regulations provide that, subject to certain   consent of Shareholders. The Maryland
notice requirements, any action which is       Declaration of Trust provides that any action
required or permitted to be taken at a         that may be taken at a shareholder meeting
meeting of Shareholders, may be taken without  may be taken without a meeting if a consent
a meeting if a consent in writing, setting     in writing, setting forth the action so
forth the action so taken, is signed by a      taken, is signed by a sufficient proportion
sufficient proportion of Class A and Class B   of New Class A and New Class B Shareholders
Shareholders as would be required for a vote   as would be required for a vote at a meeting.
at a meeting.

                 CALIFORNIA                                      MARYLAND
---------------------------------------------  ---------------------------------------------
                       AMENDMENTS TO DECLARATIONS OF TRUST AND BYLAWS

The Declaration of Trust may be amended by a   Under Title 8, an amendment to a declaration
majority vote of the Shares, with the Class A  of trust must be approved by the Board of
Shareholders and the Class B Shareholders      Trustees and the holders of two-thirds of the
voting together as a single class. However,    shares entitled to vote on such matter unless
if the provision to be amended sets forth a    otherwise provided in the Declaration of
greater than majority voting requirement,      Trust. The Maryland Declaration of Trust
then the percentage set forth in such          provides for amendments by the affirmative
provision is required to amend the provision.  vote of the holders of a majority of the
The Trustees may also amend the Declaration    shares entitled to vote on the matter.
of Trust without the vote or consent of        However, if the provision to be amended sets
Shareholders if they deem it necessary to (i)  forth a greater than majority voting
conform the Declaration of Trust to the        requirement, then the percentage set forth in
requirements of the REIT provisions of the     such provision is required to amend the
Code or to other applicable federal laws or    provision. In addition, the Trustees, by a
regulations, (ii) clarify, supplement,         two-thirds vote, may amend the Maryland
correct, or otherwise revise any provision of  Declaration of Trust without the vote or
the Declaration of Trust or (iii) effect a     consent of the Shareholders if they deem it
change in the domicile of the Trust or to      necessary to conform it to the requirements
change the form of the Trust to a corporation  of the REIT provisions of the Code.
through a merger, incorporation, sale of       Title 8 does not address the amendment of
assets or similar transaction; provided that   bylaws. The Maryland Bylaws provide that the
the Trustees have determined in the case of    Maryland Board of Trustees has the exclusive
subclause (iii) that such amendment does not   power to adopt, amend or repeal any provision
materially and adversely affect the            of the Maryland Bylaws and to make new
Shareholders. However, no such amendment may   bylaws.
be made by the Board of Trustees which would
change any rights with respect to any
outstanding Shares of the Trust by
diminishing or eliminating any voting rights
pertaining thereto, except with the vote or
consent of the holders of two-thirds of the
outstanding class of Shares affected and
entitled to vote thereon. The Trustees'
Regulations provide that the Board shall have
the exclusive power to adopt, alter or repeal
any provision of the Trustees' Regulations
and make new Trustees' Regulations without
the consent of the Shareholders.

                 CALIFORNIA                                      MARYLAND
---------------------------------------------  ---------------------------------------------

                                  LIMIT ON SHARE OWNERSHIP

The Declaration of Trust prohibits the         Title 8 does not address limits on share
ownership by any person of greater than 9.8%   ownership. The Maryland Declaration of Trust
of the Class A Shares or 9.8% of the value of  prohibits the ownership by any person of
the outstanding Shares, unless that person     greater than 9.8% in number of the New Class
meets certain requirements or is an            A Shares or 9.8% of the value of the
underwriter in a public offering.              outstanding New Shares, unless that person
                                               meets certain requirements or is an
                                               underwriter in a public offering.

                               CERTAIN BUSINESS COMBINATIONS

Neither the Declaration of Trust nor the       Maryland corporate law, which is referenced
Trustees' Regulations generally restrict       by the Maryland Declaration of Trust and
business combinations.                         applicable to SFT-Maryland, restricts certain
                                               "business combinations" (including a merger,
                                               consolidation, share exchange, or, in certain
                                               circumstances, an asset transfer or issuance
                                               or reclassification of equity securities)
                                               between a Maryland REIT and an "Interested
                                               Stockholder" or an affiliate thereof for a
                                               period of five years following the date that
                                               the Stockholder became an "Interested
                                               Stockholder." An "Interested Stockholder" is
                                               one who (a) beneficially owns 10% or more of
                                               a REIT's voting power after the date on which
                                               the REIT had 100 or more beneficial owners or
                                               (b) is an affiliate or associate of a REIT
                                               and was the beneficial owner of 10% or more
                                               of that REIT's voting power within the
                                               previous 2 years and after the REIT had 100
                                               or more beneficial owners. These provisions
                                               of Maryland law do not apply, however, to
                                               business combinations that are approved or
                                               exempted by the Board of Trustees of the REIT
                                               prior to the time that the "Interested
                                               Stockholder" becomes an "Interested
                                               Stockholder."

                                               Pursuant to the Maryland Declaration of
                                               Trust, business combinations with Starwood
                                               Capital and/ or its affiliates are exempted
                                               from these restrictions.

                 CALIFORNIA                                      MARYLAND
---------------------------------------------  ---------------------------------------------
                                 CONTROL SHARE ACQUISITIONS

The Declaration of Trust and Trustees'         Maryland corporate law, which is referenced
Regulations do not contain provisions          by the Maryland Declaration of Trust and
governing acquisitions of control shares.      applicable to SFT-Maryland, eliminates the
                                               voting rights of "control shares" in certain
                                               circumstances. "Control Shares" are defined
                                               as voting shares of stock which, if
                                               aggregated with all other such shares of
                                               stock previously acquired by the acquiror or
                                               in respect of which the acquiror is able to
                                               exercise or direct the exercise of voting
                                               power (except solely by virtue of a revocable
                                               proxy), would entitle the acquiror to
                                               exercise voting power in electing trustees
                                               within one of the following ranges of voting
                                               power: (a) one-fifth or more but less than
                                               one-third, (b) one-third or more but less
                                               than a majority, or (c) a majority or more of
                                               all voting power. Control shares do not
                                               include shares the acquiring person is then
                                               entitled to vote as a result of having
                                               previously obtained shareholder approval.

                                               A REIT may exempt certain persons from the
                                               control share acquisition statute by
                                               provision in its charter or bylaws.
                                               SFT-Maryland has included such a provision in
                                               the Maryland Declaration of Trust, exempting
                                               Starwood Capital and its affiliates from such
                                               restrictions.

                 CALIFORNIA                                      MARYLAND
---------------------------------------------  ---------------------------------------------
                      LIMITATION OF TRUSTEES' AND OFFICERS' LIABILITY

The Declaration of Trust provides that the     Pursuant to Title 8, a trustee of a REIT is
trustees and officers of the Trust shall not   not personally liable for the obligations of
be personally liable to the Trust or           the REIT other than for acts that constitute,
Shareholders except arising from the willful   bad faith, willful misfeasance, gross
violation of the Declaration of Trust or       negligence or reckless disregard of duty. To
Trustees Regulations which violation is        the extent permitted by Maryland law, the
materially against the interests of the        Declaration of Trust provides that no Trustee
Shareholders and results in material harm to   or officer of SFT-Maryland shall be liable to
such interests, or gross negligence in the     SFT-Maryland or to any Trustee for any act or
performance of duties. Further the             omission of any other Trustee, Shareholder,
Declaration of Trust provides that the         officer, or agent of SFT-Maryland, including
Trustees, officers, employees, and agents of   the Advisor, or be held to any personal
the Trust, shall not be liable to the Trust    liability whatsoever in tort, contract, or
or the Shareholders, and the Trust shall       otherwise in connection with the affairs of
indemnify the Trustees, officers, employees,   this Trust except only that arising from his
and agents of the Trust, against any claim or  own willful violation of the provisions of
liability by or to any person other than the   the Maryland Declaration of Trust or of the
Trust, in respect of any act or any failure    Bylaws which violation is materially against
to act so long as such act or failure to act   the interests of the Shareholders and results
was performed in a manner determined in good   in material harm to such interests, or gross
faith to be within the scope of the Trustees'  negligence in the performance of his duties.
authority and to be in the best interest of
the Trust, and so long as he, she, or it was
not guilty of negligence, misconduct, or a
breach of his fiduciary obligations in such
act or failure to act.

                            LIMITATION OF SHAREHOLDER LIABILITY

The Declaration of Trust provides that no      Pursuant to Title 8 and the Maryland
Shareholder shall be subject to any personal   Declaration of Trust, Shareholders of the
liability whatsoever to any person in          Trust may not be held liable for the
connection with trust estate or the acts,      obligations of SFT-Maryland.
obligations or affairs of the Trust.

                 CALIFORNIA                                      MARYLAND
---------------------------------------------  ---------------------------------------------
                          INDEMNIFICATION OF TRUSTEES AND OFFICERS

The Declaration of Trust indemnifies the       Title 8 permits indemnification of Trustees
Trustees, officers, employees and agents of    unless it is established that (i) a Trustee's
the Trust, for any act or failure determined   act or omission was material and either
in good faith to be within the scope of the    committed in bad faith or the result of
Trustees' authority and to be in the best      active and deliberate dishonesty, (ii) the
interest of the Trust, and so long as he, she  Trustee received an improper personal
or it was not guilty of negligence,            benefit, or (iii) in the case of a criminal
misconduct or a breach of fiduciary            proceeding, the Trustee had reason to believe
obligations.                                   that the act or omission was unlawful. Title
The Trustees' Regulations provide that the     8 also permits indemnification against
Trustees and officers of the Trust are         judgments, penalties, fines and amounts paid
indemnified and held harmless from all         in settlement of a proceeding by or in the
liability arising from or related to any       right of a REIT; however, indemnification is
pending or completed action to the maximum     prohibited if the person seeking
extent permitted by the Declaration of Trust   indemnification has been found liable to the
and California law. The Trustees' Regulations  REIT in a proceeding brought by or in the
further provide that such indemnification is   right of the corporation. The Maryland
not exclusive of any other rights the agents   Declaration of Trust indemnifies Trustees and
of the REIT may have.                          officers to the fullest extent permitted
                                               under Maryland law.

                                               The Maryland Bylaws provide that the Trustees
                                               and officers of the Trust are indemnified and
                                               held harmless from all liability arising from
                                               or related to any pending or completed action
                                               to the maximum extent permitted by the
                                               Maryland Declaration of Trust and Maryland
                                               law. The Maryland Bylaws further provide that
                                               such indemnification is not exclusive of any
                                               other rights the agents of the corporation
                                               may have.

                              INDEMNIFICATION OF SHAREHOLDERS

The Declaration of Trust indemnifies           The Maryland Declaration of Trust indemnifies
Shareholders against all liabilities incurred  Shareholders against all liabilities incurred
by virtue of being a Shareholder.              by virtue of being a Shareholder.

                 CALIFORNIA                                      MARYLAND
---------------------------------------------  ---------------------------------------------
                              INSPECTION OF BOOKS AND RECORDS

Under California law, upon written demand for  Title 8 provides a right to inspect and copy
any purpose reasonably related to the          the trust's books of account and stock ledger
shareholder's interest as a Shareholder, any   to persons who have been shareholders for
shareholder of a corporation may inspect and   more than six months and own at least 5% of
copy the accounting books and records and      any class of a REIT's outstanding shares. In
minutes of shareholder, board and committee    addition, any Shareholder of a REIT has the
proceedings. A Shareholder or Shareholders     right to inspect the bylaws, minutes of
(a) who hold at least 5% of the outstanding    shareholders meetings, annual statements of
voting Shares or (b) who hold at least 1% of   affairs and voting trust agreements and to
those voting Shares and have filed a Schedule  request that the REIT provide a sworn
14A with the Securities and Exchange           statement showing all stock and securities
Commission shall have an absolute right to     issued and all consideration received by the
inspect and copy the record of Shareholders.   REIT within the preceding twelve months.
Although California law does not address this
issue in regard to trusts, the Declaration of
Trust extends the same rights to the Trust's
Shareholders as are available to those of a
corporation under California law.

                              INTERESTED TRUSTEE TRANSACTIONS

Pursuant to the Declaration of Trust, certain  Title 8 does not address interested trustee
contracts or transactions in which one or      transactions. Pursuant to the Maryland
more of the Trustees has an interest are not   Declaration of Trust, certain contracts or
void or voidable solely because of such        transactions in which one or more of the
interest if the contract or transaction (a)    Trustees has an interest are not void or
is approved by a majority of the trustees or   voidable solely because of such interest if
by a majority of votes cast by the             the contract or transaction (a) is approved
shareholders, in either case after full        by a majority of the disinterested trustees
disclosure of the material facts, or (b) is    or approved or ratified by a majority of
fair and reasonable to the Trust.              votes cast by the shareholders, in either
                                               case after full disclosure of the material
                                               facts, or (b) is fair and reasonable to
                                               SFT-Maryland.

ANTI-TAKEOVER EFFECTS

    The Reorganization is not intended to be an anti-takeover device and is not expected to have a significant effect on the ownership percentages of the Trust's current Shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION

    The following summary of certain federal income tax consequences of the Reorganization is for general information only, and does not purport to address all aspects of such exchange and shall not be considered as tax or investment advice. The following summary discussion is based upon the Code, applicable Treasury regulations thereunder, and interpretations of the Code and such regulations by the courts and the Internal Revenue Service ("IRS"), all as they are in effect and exist as of the date hereof. There can be no assurance that future legislative, judicial and administrative changes or interpretations will not adversely affect the accuracy of statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and, accordingly, could cause the tax consequence to vary substantially from the consequences described below. No ruling from the IRS with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

    This summary does not discuss the Federal income tax consequences of the Reorganization that may be relevant to particular Shareholders in light of their personal circumstances or to certain types of Shareholders (such as, banks, insurance companies, regulated investment, personal holding companies, foreign entities, nonresident aliens individuals, broker-dealers, tax-exempt entities and persons who do not hold the Shares as a capital asset) who may be subject to special treatment under the Federal income tax laws. In addition, this summary does not discuss the Federal income tax consequences of the Reorganization that may be relevant with respect to Shares acquired as compensation, including Shares acquired upon the exercise of options. This summary also does not address any tax consequences under state, local or foreign laws.

    SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF PARTICIPATION IN THE REORGANIZATION, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

    In the opinion of Mayer, Brown & Platt, counsel to the Trust, the Reorganization will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, no gain or loss will be recognized by the holders of Class A Shares or Class B Shares as a result of the Reorganization, except to the extent that cash is received by such Shareholders with respect to fractional shares of New Class A Shares, and no gain or loss will be recognized by the Trust or SFT-Maryland. The aggregate tax basis for Federal income tax purposes of New Class A Shares and New Class B Shares received by a Shareholder (including any fractional shares deemed received) will be equal to the aggregate tax basis of Class A Shares and Class B Shares exchanged by such Shareholder. If a Shareholder acquired its Class A Shares or Class B Shares in different lots at different prices, the basis of the New Class A Shares and New Class B Shares received will be calculated separately with respect to each lot of Class A Shares and Class B Shares exchanged for New Class A Shares and New Class B Shares, provided the Shareholder takes adequate steps to identify New Class A Shares and New Class B Shares received with respect to the different lots of Class A Shares and Class B Shares which are exchanged.

    Each Shareholder's holding period with respect to New Class A Shares or New Class B Shares, as applicable, will include the period during which such holder held Class A Shares or Class B Shares, as applicable, provided the Class A Shares or Class B Shares, as applicable, were held by such holder as a capital asset at the Effective Date.

    Assuming that the payment in cash in lieu of fractional New Class A Shares is solely for the purpose of avoiding the expense and inconvenience to the Trust of issuing fractional shares and does not represent separately bargained-for consideration, a Shareholder who receives a payment of cash with respect to a fractional New Class A Share will be treated as if a fractional New Class A Share was issued to such Shareholder and redeemed for cash in a distribution in redemption of such fractional share. The Federal income tax consequences of such deemed redemption will be governed by Section 302 of the Code.

    Upon the hypothetical redemption of such fractional New Class A Shares, a Shareholder will realize capital gain or loss (assuming the Class A Shares were held as a capital asset) in an amount equal to the difference between the cash received and such Shareholder's tax basis in its fractional Share only if the hypothetical redemption would qualify as a sale or exchange under one of the tests of Section 302(b) of the Code and in the case of any Shareholder who received Class A or Class B shares as part of the Recapitalization Transaction, any such gain or loss will be taxable as short term capital gain or loss. A redemption of such Shareholder's New Class A Shares would qualify as a sale or exchange under Section 302(b) of the Code if: (i) under Section 302(b)(1) of the Code, such redemption is "not essentially equivalent to a dividend" with respect to such Shareholder; (ii) under Section 302(b)(2) of the Code, (a) such Shareholder's percentage ownership of New Class A Shares and New Class B Shares outstanding after the redemption is less than 80% of its percentage ownership of Class A Shares and Class B Shares outstanding before the redemption, and (b) its percentage ownership of the voting stock of the SFT-Maryland outstanding after the Reorganization is less than 80% of its percentage ownership of the voting stock outstanding immediately prior to the redemption; or (iii) under Section 302(b)(3) of the Code, such Shareholder does not own any Shares of SFT-Maryland after the redemption. The IRS has publicly ruled that a redemption of stock held by a holder of a minimal interest in a publicly-held corporation would be considered "not essentially equivalent to a dividend" for purposes of Section 302(b)(1) of the Code if such Shareholder exercised no control over the affairs and such Shareholder's percentage interest in the corporation were reduced by any amount as a result of such redemption. Under judicial decisions and IRS published rulings, the application of these tests takes into account all transactions which are part of a single overall plan. Thus, a Shareholder's dispositions or acquisitions of Class A Shares, New Class A Shares, Class B Shares or New Class B Shares that occur contemporaneously with an exchange pursuant to the Reorganization and as part of a single plan with such exchange should be taken into account in applying the Section 302(b) of the Code tests to that Shareholder.

    For purposes of the tests of Section 302(b) of the Code, it is necessary to take into account not only the Class A Shares, New Class A Shares, Class B Shares and New Class B Shares that a Shareholder actually owns, but also the Class A Shares, New Class A Shares, Class B Shares and New Class B Shares that such Shareholder is deemed to constructively own under Section 318 of the Code. Generally, under Section 318 of the Code, a Shareholder is deemed constructively to own stock actually owned, and in some cases constructively owned, by certain related individuals and entities (including corporations in which the Shareholder has a major interest, partnership, trusts and estates) or which such Shareholder or such related individuals or entities may acquire by exercise of an option, whether or not presently exercisable.

    If the exchange of Class A Shares for New Class A Shares does not qualify as a sale or exchange under Section 302 of the Code as to a particular Shareholder, the cash payment will constitute a distribution to such Shareholder under
Section 301 of the Code and will be taxable as ordinary income to such Shareholder to the extent of the Trust's current and accumulated earnings and profits.

OTHER TAX CONSEQUENCES

    The Trust and its Shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Trust and its Shareholders may not conform to the federal income tax consequences discussed above. Consequently, Shareholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in the Trust.

ACCOUNTING TREATMENT OF REORGANIZATION

    For financial accounting purposes, the Reorganization will be treated as a transfer of assets and liabilities between entities which are under common control. Accordingly, the assets and liabilities transferred from the Trust to SFT-Maryland will be reflected at their predecessor basis and no gain or loss will be recognized.

BOARD OF TRUSTEES RECOMMENDATION

    The Board of Trustees recommends that you vote FOR the Reorganization.

                       DESCRIPTION OF SFT-MARYLAND SHARES

    The following summary of the terms of the Class A Shares of SFT-Maryland is qualified in its entirety by reference to the Title 8 and to the Maryland Declaration of Trust and Bylaws, copies of which are exhibits hereto.

GENERAL

    SFT-Maryland is authorized to issue 90,000,000 New Shares of which 60,000,000 have been designated New Class A Shares and 30,000,000 have been designated New Class B Shares. The Board of Trustees is authorized to increase or decrease the authorized aggregate number of New Shares and the number of authorized shares in any class or series without shareholder approval. Upon completion of the Reorganization approximately 52,390,000 New Class A Shares will be issued and outstanding and approximately 26,195,000 New Class B Shares will be issued and outstanding.

NEW CLASS A SHARES AND NEW CLASS B SHARES

    All of the New Shares issued in exchange for Shares will be duly authorized, fully paid and nonassessable. The New Class A Shares are entitled to a 99% equity interest and a 67% voting interest in SFT-Maryland. The New Class B Shares are entitled to a 1% equity interest and a 33% voting interest in SFT-Maryland. Subject to the preferential rights of any other class or series of beneficial interest and to the provisions of the Maryland Declaration of Trust regarding the restrictions on transfer of shares, holders of New Class A and New Class B Shares are entitled to receive dividends on such shares if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in the assets of SFT-Maryland legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of SFT-Maryland with 99% of such dividend or distribution going to the holders of New Class A Shares and 1% going to the holders of New Class B Shares.

    Subject to the provisions of the Maryland Declaration of Trust regarding the restrictions on transfer of shares, each outstanding New Share entities the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. New Class A Shares generally vote together with New Class B Shares as a single class. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding New Shares, voting as a single class can elect all of the trustees then standing for election and the holders of the remaining shares will not be able to elect any trustees.

    Except as set forth in the next two sentences, holders of New Shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of SFT-Maryland. The New Class B Shares are convertible into New Class A Shares at the option of the holder at a rate of 49 New Class B Shares for one New Class A Share. In addition, SFT-Maryland is required pursuant to the Maryland Declaration of Trust to issue one New Class B Share for each two New Class A Shares that are issued, subject to adjustment in the event New Class B Shares are exchanged for New Class A Shares. The New Class B Shares are issued to the Class B Shareholders for par on a pro rata basis.

    Under Title 8, a Maryland REIT generally cannot amend its declaration of trust or merge unless approved by the affirmative vote of shareholders holding at least two thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the REIT's declaration of trust. The Maryland Declaration of Trust provides that the affirmative vote of a majority of all votes entitled to be cast may approve amendments to the Maryland Declaration of Trust except for amendments to provisions that set forth a requirement of a greater percentage vote of the shareholders which may only be amended by such greater percentage. The Maryland Declaration of Trust also requires the vote of a majority of the New Shares for the election or removal of trustees and the vote of two-thirds of the New Shares to approve the termination of SFT-Maryland's advisory agreement, a termination of SFT-Maryland (subject to certain exceptions) and a sale of all or substantially all of its assets. Subject to certain exceptions, Title 8 requires that holders of two-thirds of all shares entitled to vote on the matter must approve mergers, consolidations, share exchanges and transfers of all or substantially all of the assets of SFT-Maryland.

AUTHORITY TO INCREASE OR DECREASE AUTHORIZED SHARES

    The Maryland Declaration of Trust authorizes the Board of Trustees, without shareholder consent, to increase or decrease the aggregate number of New Shares or the number of shares of any class or series SFT-Maryland is authorized to issue, to reclassify any unissued shares and to issue New Shares or other shares of beneficial interest which may be issued in other classes or series of classes of shares, including preferred shares and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

    Prior to issuance of shares of each series, the Board of Trustees is required by Title 8 and the Maryland Declaration of Trust to set, subject to the provisions of the Maryland Declaration of Trust regarding the restrictions on transfer of shares, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board of Trustees may authorize the issuance of additional series and shares of beneficial interest, and the terms and conditions of such shares with rights that could have the effect of delaying, deferring or preventing a transaction or a change in control of SFT-Maryland that might involve a premium price for holders of New Shares or otherwise be in their best interest.

RESTRICTIONS ON TRANSFER

    The Maryland Declaration of Trust includes certain restrictions on the ownership and transfer of New Shares which are intended to assist SFT-Maryland in complying with the REIT provisions of the Code. The Maryland Declaration of Trust provides that, subject to certain specified exceptions, (i) no person or entity (except for certain qualified pension plans) may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in number of New Class A Shares or 9.8% by value of the outstanding New Shares (the "Ownership Limit"). The constructive ownership rules of the Code are complex, and may cause New Shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the New Shares (or the acquisition of an interest in an entity that owns, actually or constructively, New Shares) by an individual or entity could, nevertheless cause that individual, or another individual or entity, to own constructively in excess of 9.8% of the outstanding value of New Shares and thus subject such New Shares to the Ownership Limit. The Board of Trustees may, but in no event will be required to, waive the Ownership Limit with respect to a particular Shareholder if it determines that such ownership will not jeopardize SFT-Maryland's status as a REIT. As a condition to such waiver, the Board of Trustees may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of SFT-Maryland.

    The Maryland Declaration of Trust also prohibits (a) a person from actually or constructively owning New Shares that would result in SFT-Maryland being "closely held" under Section 856(h) of the Code or otherwise cause SFT-Maryland to fail to qualify as a REIT and (b) any person from transferring New Shares if such transfer would result in New Shares being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire New Shares that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to SFT-Maryland and provide SFT-Maryland with such other information as SFT-Maryland may request in order to determine the effect of such transfer on SFT-Maryland's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board determines that it is no longer in the best interest of SFT-Maryland to attempt to qualify, or to continue to qualify, as a REIT.

    The Maryland Declaration of Trust provides that, if any purported transfer of New Shares or any other event would otherwise result in any person violating the Ownership Limit or the Maryland Declaration of Trust, then any such purported transfer will be void ab initio and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of New Shares in excess of the Ownership Limit and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such New Shares in excess of the Ownership Limit as the case may be (the "Prohibited Owner") shall cease to own any right or interest) in such New Shares. Any such New Shares described above will be transferred automatically, by operation of law, to a trust (the "Charitable Trust"), the beneficiary of which will be a qualified charitable organization selected by SFT-Maryland (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within sixty days after the later of (a) the date of the transfer which resulted in the violation and (b) the date the Board of Trustees determines in good faith that the transfer which resulted in the violation occurred, the trustee of the Charitable Trust (who shall be designated by SFT-Maryland and be unaffiliated with SFT-Maryland and any Prohibited Transferee or Prohibited Owner, the "Charitable Trustee") will be required to sell such shares to a person or entity who could own such shares without violating the Ownership Limit and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such New Shares or the sales proceeds received by the Charitable Trust for such New Shares. In the case of any New Shares in excess of the Ownership Limit resulting from an event other than a transfer, or from a transfer for no consideration (such as a gift), the Charitable Trustee will be required to sell such New Shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such New Shares as of the date of such event or the sales proceeds received by the Charitable Trustee for such New Shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any New Shares in excess of the Ownership Limit by the Charitable Trust, the Charitable Trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by SFT-Maryland with respect to such New Shares, and also will be entitled to exercise all voting rights with respect to such New Shares. Subject to Maryland law, effective as of the date that such New Shares have been transferred to the Charitable Trust, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) to vote such Shares. Any vote taken by a Prohibited Owner prior to the discovery by SFT-Maryland that such Shares were held in trust shall be rescinded ab initio. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by SFT-Maryland that such New Shares had been automatically transferred to the Charitable Trust as described above) will be required to be repaid to the Charitable Trustee upon demand for distribution to the Beneficiary. In the event that the transfer to SFT-Maryland as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit, then the Maryland Declaration of Trust provides that the transfer of the New Shares will be void.

    In addition, New Shares held in the Charitable Trust shall be deemed to have been offered for sale to SFT-Maryland, or its designee, at a price per Share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift), the market price at the time of such devise or gift, and (ii) the market price on the date SFT-Maryland, or its designee, accepts such offer. SFT-Maryland shall have the right to accept such offer until 90 days after the later of (a) the date of the transfer which resulted in the violation and (b) the date the Board of Trustees determines in good faith that the transfer which resulted in the violation occurred, if SFT-Maryland did not receive the required notice, but in no event later than the date that the Charitable Trustee has sold the New Shares held in the Charitable Trust. Upon such sale to SFT-Maryland, the interest of the Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner, as the case may be.

    All certificates representing New Shares will bear a legend referring to the restrictions described above.

                       CERTAIN PROVISIONS OF MARYLAND LAW
              AND OF THE MARYLAND DECLARATION OF TRUST AND BYLAWS

    THE FOLLOWING SUMMARY OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE MARYLAND DECLARATION OF TRUST AND BYLAWS DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MARYLAND LAW AND TO THE MARYLAND DECLARATION OF TRUST AND BYLAWS, COPIES OF WHICH ARE EXHIBITS HERETO.

THE BOARD OF TRUSTEES

    The Maryland Declaration of Trust provides that the number of trustees of the Trust shall be eight and that number may be increased or decreased by the Board of Trustees or by the Shareholders; provided that the number of trustees shall never be less than seven, nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining trustees or by the affirmative vote of a majority of the voting shares.

    The Board of Trustees is divided into two approximately equal classes. After an interim arrangement, trustees in each class will serve for two years with only one of the two classes being elected each year. The Class I and Class II Trustees were initially elected at the 1997 Annual Meeting of Shareholders of the Trust for terms of one year and two years, respectively. Class I Trustees elected at the 1997 Annual Meeting will hold office until the 1998 Annual Meeting of Shareholders of the Trust and, if re-elected at such meeting will be elected as Class I Trustees of SFT-Maryland to serve until the 2000 Annual Meeting of Shareholders of SFT-Maryland; and Class II Trustees elected at the 1997 Annual Meeting of the Trust will hold office until the 1999 Annual Meeting of Shareholders of SFT-Maryland. At each Annual Meeting of Shareholders of SFT-Maryland commencing with the 1999 Annual Meeting of Shareholders, Trustees elected to succeed those in the class whose terms then expire will be elected for two-year terms, so that the term of one class of Trustees expires each year. Thus, Shareholders will elect approximately one-half of the Trustees at each Annual Meeting of Shareholders and each Trustee will serve until a successor is duly elected and qualified or until his earlier death, resignation or removal.

REMOVAL OF TRUSTEES

    The Maryland Declaration of Trust provides that a trustee may be removed by the Trustees only for cause (as defined in the Maryland Declaration of Trust) and with or without cause by the affirmative vote of at least a majority of the Shares.

BUSINESS COMBINATIONS

    Under Maryland law, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland REIT and any person who beneficially owns ten percent or more of the voting power of the REIT's shares or an affiliate of the REIT who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting shares of the REIT (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the Board of Trustees of such REIT and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the REIT and (b) two-thirds of the votes entitled to be cast by holders of shares of the REIT other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the REIT's shareholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the Board of Trustees of the REIT prior to the time that the Interested Shareholder becomes an Interested Shareholder. Certain affiliates of Starwood Capital will beneficially own more than ten percent of SFT-Maryland's voting shares upon consummation of the Reorganization and would, therefore, be subject to the business combination provision of Maryland law. However, pursuant to the statute, SFT-Maryland has exempted any business combinations involving Starwood Capital and its affiliates and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between any of them and SFT-Maryland. As a result, Starwood Capital and its affiliates may be able to enter into business combinations with SFT-Maryland that may not be in the best interest of its shareholders without compliance by SFT-Maryland with the super-majority vote requirements and the other provisions of the statute.

CONTROL SHARE ACQUISITIONS

    Maryland law provides that "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the REIT. "Control Shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Trustees of the REIT to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the REIT may itself present the question at any shareholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then subject to certain conditions and limitations, the REIT may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

    The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the REIT is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the REIT. The Bylaws contain a provision exempting Starwood Capital and its affiliates from the control share acquisition statute.

ANTI-TAKEOVER EFFECTS OF MARYLAND LAW AND THE MARYLAND DECLARATION OF TRUST AND
  BYLAWS

    The ability of the Board of Trustees to authorize and issue additional shares of beneficial interest and to set the terms and preferences thereof, a classified Board of Trustees, requiring approval of shareholders holding two-thirds of the voting shares prior to certain asset transfers and prior to a termination of SFT-Maryland's advisory agreement may be characterized as "anti-takeover measures" and could have the effect of delaying, discouraging or preventing a change in control of SFT-Maryland even if shareholders holding a majority of the voting shares believed such change of control was in their best interests.

    In addition, the business combination and control share acquisition provisions of Title 8, and the provisions of the Maryland Declaration of Trust on removal of trustees and the advance notice provisions of the Maryland Bylaws described below could delay, defer or prevent a transaction or a change in control of SFT-Maryland that might involve a premium price for holders of New Shares or otherwise be in their best interest.

    The Maryland Bylaws provide that (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to SFT-Maryland's notice of the meeting, (ii) by the Board of Trustees or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Maryland Bylaws and
(b) with respect to special meetings of shareholders, only the business specified in SFT-Maryland's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (i) pursuant to SFT-Maryland's notice of the meeting, (ii) by the Board of Trustees or (iii) provided that the Board of Trustees has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Maryland Bylaws.

BOARD QUORUM

    A majority of the total number of trustees constitutes a quorum for the transaction of business under the Maryland Declaration of Trust.

TERMINATION OF SFT-MARYLAND

    The termination of SFT-Maryland must be approved at a special shareholder meeting by the affirmative vote of the holders of not less than 66 2/3% of all of the votes entitled to be cast on the matter. A merger of SFT-Maryland with and into another entity is not a termination of SFT-Maryland if SFT-Maryland is the surviving entity or if the primary purpose of the merger is to change the domicile of SFT-Maryland. In addition, a change of SFT-Maryland from a business trust to a corporation is not a termination.

CONFLICTS OF INTEREST

    The Maryland Declaration of Trust provides that no trustee will be prohibited from voting or taking any action as a trustee because of any actual or apparent conflict of interest between the trustee and the Trust.

                        FEDERAL INCOME TAX CONSEQUENCES

    The Trust intends intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a summary of the federal income tax consequences for the Trust and its shareholders with respect to the treatment of the Trust as a REIT. The information set forth below, to the extent that it constitutes matters of law or legal conclusions, is based on the opinion of Mayer, Brown & Platt, counsel to the Trust.

    Based upon the matters described below (including an Internal Revenue Service ("IRS") closing agreement dated March 10, 1998 (discussed below)) relating to the Trust, in the opinion of Mayer, Brown & Platt, counsel to the Trust, the Trust's existing legal organization and its actual and proposed method of operation, as described in this Prospectus, as set forth in its organizational documents and as represented by the Trust to Mayer, Brown & Platt, enable it to satisfy the requirements for qualification as a REIT under the Code in the ordinary course of its proposed operations. This opinion is based on certain assumptions relating to the organization and operation of the Trust, including that the Trust will be operated in the manner described in its applicable organizational documents and in this Prospectus and that all terms and provisions of such documents will be complied with by all parties thereto. This opinion is also conditioned upon certain representations made by the Trust as to certain factual matters relating to the Trust's organization and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date hereof and the Trust's qualification and taxation as a REIT will depend on compliance with such law existing and in effect on the date hereof and as the same may be hereafter amended. The Trust's qualification and taxation as a REIT will further depend upon the Trust's ability to meet, on a continuing basis through actual operating results, asset composition, distribution levels and diversity of share ownership, the various qualification tests imposed under the Code discussed below. Counsel will not review compliance with these tests on a continuing basis, and thus, no assurance can be given that the Trust will satisfy such tests on a continuing basis.

    In brief, a corporation that invests primarily in real estate interests (including interests in mortgages on real property) and that otherwise would be treated for federal income tax purposes as a corporation can, if its meets the REIT provisions of the Code described below, claim a tax deduction for the dividends it pays to its shareholders. Such a corporation generally is not taxed on its "REIT taxable income" to the extent such income is currently distributed to shareholders, thereby substantially eliminating the "double taxation" (I.E., at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT. Further, if the entity were to fail to qualify as a REIT in any year, it would not be able to deduct any portion of the dividends it paid to its shareholders and would be subject to full federal income taxation on its earnings, thereby significantly reducing or eliminating the cash available for distribution to its shareholders. See "--Taxation of the Trust--General" and "--Taxation of the Trust--Failure to Qualify."

    The Board of Trustees of the Trust currently expects that the Trust will operate in a manner that permits it to elect, and that it will timely and effectively elect, REIT status for its taxable year ending December 31, 1998, and in each taxable year thereafter. There can be no assurance, however, that this belief or expectation will be fulfilled, since qualification as a REIT depends on the Trust continuing to satisfy the numerous asset, income and distribution tests (as described below), which in turn will be dependent in part on the Trust's operating results.

    The following summary is based on existing law, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, financial institutions and broker-dealers, foreign corporations and persons who are not the citizens or residents of the United States) subject to special treatment under the federal income taxation laws.

TAXATION OF THE TRUST

    CLOSING AGREEMENT

    The Trust recently received an IRS closing agreement, dated March 10, 1998 (i.e., a written agreement from the IRS confirming its agreement on a material issue) that provided that the Trust is eligible to make an election under
Section 856(c)(1) of the Code to be taxed as a REIT for its taxable year ending December 31, 1998. After determining that it may have violated certain REIT asset requirements, the Trust sought an IRS Closing Agreement by voluntarily disclosing to the Commissioner of Internal Revenue that the Trust may have violated certain REIT asset requirements set forth in Section 856(c) of the Code for its taxable years ending December 31, 1993 through December 31, 1996.

    While it is a condition of REIT status that prior corporate earnings and profits be eliminated, the Board of Trustees currently believes that the Trust did not generate significant earnings and profits in prior taxable years during which the Trust may not have qualified as a REIT. In addition, because the Trust may not have qualified as a REIT in the past, if the Trust had any net unrealized built-in gain, with respect to any asset (a "Built-In Gain Asset") held by the Trust on January 1, 1998, and the Trust recognizes gain on the disposition of such asset during the ensuing 10-year period, then the built-in gain on such date will be subject to tax at the corporate tax rate.

    GENERAL

    In any year in which the Trust qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. The Trust may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed. Under recently enacted legislation, to the extent that the Trust elects to retain and pay income tax on its net long-term capital gain, shareholders are required to include their proportionate share of the Trust's undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by the REIT.

    Notwithstanding its qualification as a REIT, the Trust may also be subject to taxation in certain other circumstances. If the Trust should fail to satisfy either the 75% or the 95% gross income test (each as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which the Trust fails either the 75% or the 95% test, multiplied by a fraction intended to reflect the Trust's profitability. The Trust will also be subject to a tax of 100% on net income from any "prohibited transaction" (as described below), and if the Trust has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate tax rate. In addition, if the Trust should fail to distribute during each calendar year at least the sum of
(i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that the Trust elects to retain and pay income tax on its long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax. The Trust also may be subject to the corporate alternative minimum tax, as well as to tax in certain situations not presently contemplated. The Trust uses the calendar year both for federal income tax purposes and for financial reporting purposes.

    In order to qualify as a REIT, the Trust must meet, among others, the following requirements:

    SHARE OWNERSHIP TESTS

    The Trust's shares of beneficial interest must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the outstanding shares of beneficial interest of the Trust may be owned, directly or indirectly and including the effects of certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. However, for purposes of this test, any shares of beneficial interest held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. These share ownership requirements need not be met until the second taxable year of the Trust for which a REIT election is made.

    In order to attempt to provide compliance with the foregoing share ownership tests, the Trust has placed certain restrictions on the transfer of its shares of beneficial interest to prevent additional concentration of stock ownership. Moreover, to evidence compliance with these requirements, Treasury regulations require the Trust to maintain records which disclose the actual ownership of its outstanding shares of beneficial interest. In fulfilling its obligations to maintain records, the Trust must and will demand written statements each year from the record holders of designated percentages of its shares of beneficial interest disclosing the actual owners of such shares of beneficial interest (as prescribed by Treasury regulations). A list of those persons failing or refusing to comply with such demand must be maintained as part of the Trust's records. A shareholder failing or refusing to comply with the Trust's written demand must submit with his tax return a similar statement disclosing the actual ownership of Trust shares of beneficial interest and certain other information. In addition, the Trust's Declaration of Trust provides restrictions regarding the ownership and transfer of its shares of beneficial interest that are intended to assist the Trust in continuing to satisfy the share ownership requirements. See "Description of SFT-- Maryland Shares--Restrictions on Transfer."

    ASSET TESTS

    At the close of each quarter of the Trust's taxable year, the Trust must satisfy two tests relating to the nature of its assets (with "assets" being determined in accordance with generally accepted accounting principles). First, at least 75% of the value of the Trust's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities, qualified temporary investments and regular or residual interests in a REMIC, except that, if less than 95% of the assets of a REMIC are "real estate assets" (as determined under the Code), the Trust shall be treated as holding directly its proportionate share of the assets of the REMIC. Second, although the remaining 25% of the Trust's assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Trust's total assets or (ii) 10% of the outstanding voting securities of any one such issuer.

    Based on existing facts, the Board of Trustees intends that the Trust will meet these tests at the applicable times in the future. If, however, the Trust were unable to satisfy the foregoing asset tests at the applicable time, the Trust would be required to take preventive steps by disposing of certain assets or otherwise risk a loss of REIT status.

    GROSS INCOME TESTS

    There are three separate percentage tests relating to the sources of the Trust's gross income which must have been satisfied for the Trust's 1997 taxable year and two separate percentage tests thereafter. Under recently enacted legislation, the 30% gross income test has been repealed and the Trust will not be required to comply with this test beginning January 1, 1998. For the purposes of these tests, where the Trust invests in a partnership, the Trust will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of the Trust as it has in the hands of the partnership. The two tests are separately described below:

    THE 75% TEST.    At least 75% of the Trust's gross income for the taxable
year must be "qualifying income." Qualifying income generally includes: (i) rents from real property (except as modified below); (ii) interest on obligations secured by mortgages on, or interests in, real property including amounts included in gross income with respect to a regular or residual interest in a REMIC, except that, if less than 95% of the assets of a REMIC are "real estate assets" (as determined under the Code), the Trust will be treated as a holding directly its proportionate share of assets of such REMIC; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Trust's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property");
(vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; (viii) certain qualified temporary investment income attributable to the investment of new capital received by the Trust in exchange for its shares or specified debt securities during the one-year period following the receipt of such capital.

    THE 95% TEST.    In addition to deriving 75% of its gross income from the
sources listed above, at least 95% of the Trust's gross income for the taxable year must be derived from the above described qualifying income, or from dividends, interests, or gains from the sale or other disposition of stock or other securities that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property (including a mortgage) are included for purposes of the 95% gross income test, but not for the purposes of the 75% gross income test. In addition, payments to a REIT under an interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by the REIT to hedge its indebtedness incurred or to be incurred (and any gain from the sale or other disposition of these instruments) are treated as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

    For purposes of determining whether the Trust complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, it does not include a sale of its investments if such investments are held by the Trust for at least four years and certain other requirements (relating to the number of investments sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. See "--Taxation of the Trust--General."

    In order to comply with the 75% and 95% gross income tests described above, the Board of Trustees will monitor the investments made by the Trust with the intent of maintaining the Trust's status as a REIT. As a result, the Board of Trustees may limit and/or closely scrutinize certain types of investments made by the Trust, including, among others, loans that provide for interest amounts that are dependent in whole or in part on the income or profits of a borrower, loans that contain interest payment provisions relating to appreciation of the underlying property, loans that are secured by assets other than mortgages on real property or interests in real property, and certain hedging transactions.

    Under the REIT rules, any amount received or accrued, directly or indirectly, with respect to any obligation is generally not includible as qualifying "interest" for purposes of the 75% and 95% gross income tests if the determination of the amount depends in whole or in part on the income or profits of any person (whether or not derived from property secured by the obligation). However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received from the debtor are attributable to amounts that would be characterized as qualified rents from real property under the REIT rules. Furthermore, to the extent interest under a loan is based on the cash proceeds realized upon the sale of the property securing the loan and constitutes a "shared appreciation provision" (as described below), income attributable to such participation feature will be treated as gain from sale of the secured property, which generally is treated as qualifying income for purposes of the 75% and 95% gross income tests, except as noted below.

    In addition, at the time of loan acquisition or origination it might be determined in certain cases that the Trust's investment in a loan may exceed at the time of loan acquisition or origination the value of the real property securing the loan or may not be secured by a mortgage on real property (E.G., a loan secured by a partnership interest), which would result in part or all of the interest income from such loan constituting qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. It is also possible that, in some instances, the interest income from a loan may be based in part on the borrower's profits or net income, which generally will disqualify the income from the loan for purposes of both the 75% and 95% gross income tests, except as noted above.

    Certain of the Trust's investments may contain the right to receive interest based on appreciation of the underlying real property. In addition, the Trust may acquire or originate loans in the future that have similar rights. Under the Code, a shared appreciation provision in a mortgage is any provision which is in connection with an obligation held by the Trust and secured by an interest in real property (the "secured property"), and which entitles the Trust to receive a specified portion of any gain realized on the sale or exchange of such property (or of any gain which would be realized if the property were sold on a specified date).

    For purposes of determining whether the Trust meets the 75% income test and 95% income test and whether it derives any income from prohibited transactions, any income derived from a shared appreciation mortgage shall be treated as gain recognized on the sale of the secured property. For purposes of this rule, (i) the Trust is treated as holding the secured property for the period during which it held the shared appreciation provision (or, if shorter, for the period during which the secured property was held by the person holding such property), and
(ii) the secured property is treated as "dealer property" (as defined in Section 1221(l) of the Code) if it would be treated as "dealer property" in the hands of the person holding the secured property (or it would be treated as "dealer property" if held by the Trust).

    For the Trust's taxable years after 1997, if the secured property is treated as dealer property, gain from the sale of such property could give rise to the 100% tax on gain from prohibited transactions. Since substantially all the loans previously contributed to the Trust were acquired by purchase or contribution rather than originated by the Trust, there is no built-in safeguard in the loan documents to protect the Trust from the risk that the secured property will be treated as "dealer property." Similarly, in the case of loans that are acquired in the future rather than originated by the Trust, the same issue arises. However, the Trust intends to include built-in safeguards in the loans it originates in the future to minimize any risk that any secured property will be treated as "dealer property."

    The Trust may acquire investments that do not generate qualifying income for purposes of the 75% and 95% gross income tests because such assets, for example, generate income dependent in whole or in part on the income or profits of the applicable borrower. However, based on the Board of Trustees' review of all of its mortgage investments (after consultation with its counsel and accountants), the Board of Trustees believes that, for purposes of both the 75% and 95% gross income tests, its investments will permit the Trust to satisfy the requirements for qualification as a REIT.

    The Trust intends to enter into various hedging transactions with respect to one or more of its assets or liabilities. While such hedging transactions could take a variety of forms, only those payments to a REIT under the interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by the REIT to hedge its indebtedness incurred or to be incurred (and any gain from the sale or other disposition of these instruments) are treated as qualifying income for purposes of the 95% gross income test (but not for purposes of the 75% gross income test). The provisions of the Code regarding the qualification of the Trust as a REIT may thus restrict the Trust's ability to enter into certain types of hedging transactions. The Board of Trustees will monitor the Trust's compliance with the various REIT qualification tests imposed under the Code with respect to its various hedging strategies on a continuing basis. However, no assurance can be given that hedging transactions (together with other Trust operations) would permit the Trust to satisfy these tests on an ongoing basis.

    Even if the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Trust's failure to comply were due to reasonable cause and not to willful neglect; (ii) the Trust reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax returns; and (iii) any incorrect information on the schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Trust will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Trust's profitability.

    THE 30% TEST. The 30% gross income test has been repealed and the Trust will not be required to comply with this test beginning January 1, 1998.

    FORECLOSURE PROPERTY RULES. REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would generally be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) as to which the related loan was made or acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. Except as provided in the following paragraph, property shall cease to be foreclosure property with respect to the Trust as of the close of the third taxable year following the taxable year in which the Trust acquired such property in foreclosure. If property is not eligible for the election to be treated as foreclosure property ("ineligible property") because, for example, the related loan was acquired by the REIT at the time when default was imminent or anticipated, income received with respect to such ineligible property may not be qualifying income for purposes of the 75% or 95% gross income tests.

    Any foreclosure property shall cease to be foreclosure property on the first day (occurring on or after the day on which the Trust acquired the property in foreclosure) on which: (x) a lease is entered into with respect to such property which, by its terms, will not give rise to qualifying income for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day which does not generate qualifying income for purposes of the 75% gross income test; (y) any construction takes place on such property (other than completion of a building, or completion of any other improvement, where more than 10 percent of the construction of such building or other improvement was completed before default became imminent); or (z) if such day is more than 90 days after the day on which such property was acquired by the Trust and the property is used in a trade or business which is conducted by the Trust (other than through an independent contractor (within the meaning of Section 856(d)(3) of the Code) from whom the Trust itself does not derive or receive any income). For example, if the Trust were to acquire a hotel as foreclosure property and operate the hotel for more than 90 days, the Trust would be required to operate the hotel through an independent contractor (within the meaning of the Code) from whom the Trust itself did not derive or receive any income (which might include income from the hotel). Otherwise, after such 90th day, the property would cease to be foreclosure property.

    In the event that a foreclosure with respect to any of the Trust's mortgage investments were to occur (or were anticipated to occur), the Trust intends to manage the actual or anticipated foreclosure with the intent of assuring qualification under the REIT asset and gross income tests including, if appropriate, the election to treat a foreclosed upon property as foreclosure property and to pursue the continued treatment of such property under the foreclosure property rules.

    ANNUAL DISTRIBUTION REQUIREMENTS

    In order to qualify as a REIT, the Trust is required to distribute dividends to its shareholders each year in an amount at least equal to (A) the sum of (i) 95% of the Trust's REIT taxable income (computed without regard to the dividends received deduction and the Trust's net capital gain) and (ii) 95% of the net income (after tax), if any, for foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after the declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gain or ordinary corporate tax rates, as the case may be.

    The Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the first sentence of the preceding paragraph. It is possible that the Trust may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expense in computing the Trust's REIT taxable income on the other hand; or for other reasons. The Trust will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

    If the Trust fails to meet the 95% distribution requirement as a result of an adjustment to the Trust's tax return by the IRS, the Trust may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

    FAILURE TO QUALIFY

    If the Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Trust fails to qualify as a REIT will not be deductible by the Trust, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAXATION OF SHAREHOLDERS

    TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally will be taxed to such shareholders as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Distributions of net capital gain designated by the Trust as capital gain dividends will be taxed to such shareholders as long-term capital gain (to the extent they do not exceed the Trust's actual net capital gain for the fiscal year) without regard to the period for which the shareholder has held its shares of beneficial interest of the Trust. However, corporate shareholders may be required to treat up to 20% of capital gain dividends as ordinary income. To the extent that the Trust makes distributions in excess of current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's Shares by the amount of such excess distribution (but not below zero), with distributions in excess of the shareholder's tax basis being taxed as capital gains (if the Shares are held by the shareholder as a capital asset). In addition, any dividend declared by the Trust in October, November or December of any year that is payable to a shareholder of record on a specific date in any such month shall be treated as both paid by the Trust and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses of the Trust. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to Trust shareholders.

    The Trust is permitted under the Code to elect to retain and pay income tax on its net capital gain for any taxable year. Under the Taxpayer Relief Act of 1997 (the "1997 Act"), however, if the Trust so elects, a shareholder must include in income such shareholder's proportionate share of the Trust's undistributed capital gain for the taxable year, and will be deemed to have paid such shareholder's proportionate share of the income tax paid by the Trust with respect to such undistributed capital gain. Such tax would be credited against the shareholder's tax liability and subject to normal refund procedures. In addition, each shareholder's basis in such shareholder's Shares would be increased by the amount of undistributed capital gain (less the tax paid by the Trust) included in the shareholder's income.

    The 1997 Act also alters the taxation of capital gain income for individuals (and for certain trusts and estates). Gain from the sale or exchange of certain investments held for more than 18 months will be taxed at a maximum capital gain rate of 20%. Gain from the sale or exchange of such investments held for 18 months or less, but for more than one year, will be taxed at a maximum capital gain rate of 28%. The 1997 Act also provides a maximum rate of 25% for "unrecaptured section 1250 gain" recognized on the sale or exchange of certain real estate assets, introduces special rules for "qualified 5-year gain," and makes certain other changes to prior law. On November 10, 1997, the IRS issued Notice 97-64, which provides generally that the Trust may classify portions of its designated capital gain dividend as (i) a 20% rate gain distribution (which would be taxed as capital gain in the 20% group), (ii) an unrecaptured Section 1250 gain distribution (which would be taxed as capital gain in the 25% group), or (iii) a 25% rate gain distribution (which would be taxed as capital gain in the 25% group). If no designation is made, the entire designated capital gain dividend will be treated as a 28% rate capital gain distribution. Notice 97-64 provides that a REIT must determine the maximum amounts that it may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income was subject to a marginal tax rate of at least 28%.

    In general, any loss upon a sale or exchange of Shares by a shareholder who has held such Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such shareholders as long-term capital gains.

    BACKUP WITHHOLDING. The Trust will report to its domestic shareholders and to the IRS the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 31% with respect to dividends paid unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Trust with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding is available as a credit against the shareholder's income tax liability. In addition, the Trust may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to the Trust. See "--Taxation of the Shareholders--Taxation of Foreign Shareholders" below.

    TAXATION OF TAX-EXEMPT SHAREHOLDERS. The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling and the statutory framework of the Code, distributions by the Trust to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Trust, consistent with its present intent, does not hold a residual interest in a REMIC that is an entity or arrangement that satisfies the standards set forth in Section 860D of the Code.

    If any pension or other retirement trust that qualifies under Section 401(a) of the Code (a "qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT (i) which would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) as to which at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

    The Board of Trustees believes that the Trust currently does not constitute a "pension-held REIT." However, because the Trust's shares are "publicly traded," no assurance can be given that the Trust will not become a "pension-held REIT" in the future.

    TAXATION OF FOREIGN SHAREHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are highly complex and the following is only a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Shares, including any reporting requirements. The Trust will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its shares of beneficial interest are held by foreign persons (I.E., non-resident aliens, and foreign corporations, partnerships, trusts and estates). The Trust currently anticipates that it will qualify as a domestically-controlled REIT. Under these circumstances, gain from the sale of Shares by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States trade or business or, in the case of an individual foreign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding the Trust's current anticipation that the Trust will qualify as a domestically-controlled REIT, because the Shares will be publicly traded no assurance can be given that the Trust will continue to so qualify.

    Distributions of cash generated by the Trust's real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at a rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign shareholder files with the Trust the required form evidencing such lower rate, or (ii) the foreign shareholder files an IRS Form 4224 with the Trust claiming that the distribution is "effectively connected" income.

    Distributions of proceeds attributable to the sale or exchange of United States real property interests by the Trust are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may also be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. For purposes of the FIRPTA rules, the term "United States real property interest" means any interest, other than an interest solely as a creditor in, real property located in the United States and certain other items. An interest in real property other than an interest solely as a creditor includes any direct or indirect right to share in the appreciation in the value, or in the gross or net proceeds or profits generated by, the real property. In addition, a loan to an individual or entity under the terms of which a holder of the indebtedness has any direct or indirect right to share in the appreciation in value of, or the gross or net proceeds or profits generated by, an interest in real property of the debtor or of a related person is, in its entirety, an interest in real property other than solely as a creditor. Accordingly, certain of the Trust's real estate-related assets, including, without limitation, Mezzanine Loans, Opportunistic Loans and Minority Participations, Triple Net Leases, Subordinated Interests and any foreclosure property acquired by the Trust, may be treated as United States real property interests for FIRPTA purposes. The Trust is required by applicable Treasury regulations to withhold 35% of any distribution to a foreign person that could be designated by the Trust as a capital gain dividend. This amount is creditable against the foreign shareholder's FIRPTA tax liability.

    The federal income taxation of foreign persons is a highly complex matter that may be affected by other considerations. Accordingly, foreign investors in the Trust should consult their own tax advisor regarding the income and withholding tax considerations with respect to their investments in the Trust.

OTHER TAX CONSIDERATIONS

    THE 1997 ACT. The 1997 Act, which was signed into law by President Clinton on August 5, 1997, modified many of the provisions relating to the requirements for qualification as, and the taxation of, a REIT. Among other things, the 1997 Act (i) permits a REIT to render a DE MINIMIS amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rents from real property; (ii) permits a REIT to elect to retain and pay income tax on net long-term capital gains (subject to a shareholder's ability to claim a credit or refund of its share of such capital gains tax); (iii) as discussed above, repealed a rule that required that less than 30% of a REIT's gross income be derived from gain from the sale or other disposition of stock or securities held for less than one year, certain real property and mortgage investments held for less than four years, and property that is sold or disposed of in a prohibited transaction; and
(iv) treats income from all hedges that reduce the interest rate risk of REIT liabilities, not just interest rate swaps and caps, as qualifying income under the 95% gross income test. The changes are effective for taxable years, beginning after the date of enactment. Thus, these changes will apply to the Trust for its taxable year beginning January 1, 1998.

    POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX
CONSEQUENCES. Prospective shareholders should recognize that the present federal income tax treatment of an investment in the Trust may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly in review by persons involved in the legislative process and by the IRS and the Treasury Department resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in federal tax laws and interpretations thereof can adversely affect the tax consequences of an investment in the Trust.

    STATE AND LOCAL TAXES. The Trust and its shareholders may be subject to state or local taxation, and the Trust may be subject to state or local tax withholding requirements in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Trust and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Shares.

    IT IS STRONGLY ADVISED THAT EACH PROSPECTIVE PURCHASER CONSULT WITH SUCH PURCHASER'S TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH PURCHASER OF THE PURCHASE, OWNERSHIP AND SALE OF SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                              ELECTION OF TRUSTEES

    Four Class I Trustees are to be elected at the Annual Meeting to hold office until the 2000 Annual Meeting of Shareholders of SFT-Maryland and until their successors are elected and qualified. These nominees, as well as the Trustees of the Trust whose terms are not expiring at this Annual Meeting, will continue as Trustees of SFT-Maryland after the Reorganization.

TRUSTEES AND NOMINEES

    The persons named as proxy holders in the accompanying proxy card have advised the Trust that they will vote the Shares represented by the proxies they hold in favor of the election of the four nominees named below as Trustees of the Board, unless and except to the extent that authority to vote for one or more nominees is withheld in the proxies. In no case will proxies be voted for a greater number of persons than the number of nominees for election to the Board. All of the nominees for Trustee are presently Trustees who have been nominated for re-election. Their current terms of office will expire on the date of the Annual Meeting and when their successors are elected and qualified. If a nominee becomes unavailable to serve as a Trustee for any reason, the Shares represented by any proxy will be voted for the person, if any, who may be designated by the Board of Trustees to replace such nominee. However, the Board of Trustees has no reason to believe that any nominee will be unavailable to serve as a Trustee if elected.

    Each of B Holdings, L.L.C. ("BLLC"), the sole holder of Class B Shares and SAHI Partners, Starwood Mezzanine and SOFI IV, who own an aggregate of 312,035,972 Class A Shares and 157,170,872 Class B Shares or over 99% of the outstanding voting shares, have agreed to vote all Shares held by each for the election of Ms. Josephs as a Trustee at the Annual Meeting. Pursuant to a Shareholders Agreement (the "Shareholders Agreement") among the Trust, BLLC, SAHI Partners, Mezzanine and SOFI IV during any period in which (x) the Class B Shares remain controlled by Starwood Capital or by an entity under common control with Starwood Capital and (y) the advisory agreement ("Advisory Agreement") between the Trust and the Advisor has not been terminated by the Advisor or terminated for cause by the Trust, the Trust shall use its best efforts to cause five nominees designated by Starwood Capital or by the parties who control Starwood Capital to be elected to the Board of Trustees and to cause such persons to be included as the management slate of nominees to the Board of Trustees. Further, during such period the Trust has agreed to use its best efforts to cause such nominees or Trustees to be replaced from time to time, with or without cause, with new persons designated by Starwood Capital or the parties who control Starwood Capital at the request of Starwood Capital or persons who control Starwood Capital. Finally, each of Messrs. Dishner, Eilian and Kleeman has agreed in writing to resign as a Trustee at the request of Starwood Capital or persons who control Starwood Capital. The Shareholders Agreement will be assumed by SFT-Maryland in the Reorganization. No other arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Trustee or nominee. None of the nominees has any family relationship between them nor with any Trustee or executive officer of the Trust. However, Messrs. Dishner, Eilian, Kleeman, Silvey and Sugarman are employed by an entity controlled by Mr. Sternlicht. The following table sets forth the name, age and the position(s) with the Trust and to be held with SFT-Maryland (if any) currently held by each person nominated as a Trustee:

NAME                                                                               AGE        TITLE
-----------------------------------------------------------------------------      ---      ---------
Jeffrey G. Dishner(1)........................................................          33   Trustee
Jonathan D. Eilian...........................................................          30   Trustee
Robin Josephs(1)(2)..........................................................          38   Trustee
Merrick R. Kleeman...........................................................          34   Trustee

------------------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

    JEFFREY G. DISHNER was elected a Trustee of the Trust in March 1998 and will become a Trustee of SFT-Maryland at the Effective Time. Mr. Dishner has been a Senior Vice President of Starwood Capital since September 1994. From 1993 through September 1994, Mr. Dishner was employed by the commercial mortgage finance group of J.P. Morgan & Co. Mr. Dishner obtained his M.B.A. during 1991 and 1992 and was employed by JMB Realty Corporation from 1987 through 1991. Mr. Dishner received a B.A. degree from the Wharton School of Finance at the University of Pennsylvania and an M.B.A. from the Amos Tuck School at Dartmouth College.

    JONATHAN D. EILIAN was elected a Trustee of the Trust in March 1997 and will become a Trustee of SFT-Maryland at the Effective Time. Mr. Eilian has been a Managing Director or executive officer of Starwood Capital since its formation in September 1991. Prior to being a founding member of Starwood Capital, Mr. Eilian was employed by JMB Realty Corporation, a real estate investment firm, and The Palmer Group, L.P., a private investment firm specializing in corporate acquisitions. Mr. Eilian is a director of Starwood Hotels & Resorts Worldwide, Inc. Mr. Eilian received a B.A. degree from the University of Pennsylvania and an M.B.A. from the Wharton School of Business.

    ROBIN JOSEPHS was elected a Trustee of the Trust in March 1998 and will become a Trustee of the Trust at the Effective Time. Ms. Josephs currently advises real estate ventures. Ms. Josephs served as a Vice President at Goldman Sachs from 1986 to 1996 in various capacities. Prior to working at Goldman, Ms. Josephs served as an analyst for Booz Allen & Hamilton in New York from 1982 to 1984. Ms. Josephs received a B.S.E. degree from the Wharton School at the University of Pennsylvania in 1982 and an M.B.A. from Columbia University in 1986.

    MERRICK R. KLEEMAN was elected a Trustee of the Trust in March 1998 and will become a Trustee of SFT-Maryland at the Effective Time. Mr. Kleeman is a Managing Director of Starwood Capital. Prior to joining Starwood Capital in August 1992, Mr. Kleeman was employed by the investment banking division of Merrill Lynch and by Coastal Management and Consultant, Inc., a real estate investment company. Mr. Kleeman received a B.A. degree in biology from Dartmouth College and an M.B.A. from the Harvard Business School where he was a Baker Scholar.

    The following table sets forth the name, age and the position(s) with the Trust and SFT-Maryland (if any) currently held or to be held by each Trustee with a term expiring at the 1999 Annual Meeting of Shareholders of SFT-Maryland:

NAME                                             AGE                         TITLE
-------------------------------------------      ---      -------------------------------------------
Barry S. Sternlicht........................          37   Chairman
Jay Sugarman...............................          36   Chief Executive Officer, President and
                                                          Trustee
William Matthes(2).........................          38   Trustee
Kneeland C. Youngblood(1)(2)...............          42   Trustee

------------------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

    BARRY S. STERNLICHT became a Trustee of the Trust in March 1994 and was elected Chairman in September 1996. Mr. Sternlicht became Chairman and a Trustee of SFT-Maryland at its formation in May 1998. Mr. Sternlicht was Chief Executive Officer of the Trust from September 1996 to November 1997. Mr. Sternlicht was Chairman of the Audit and Compensation Committee of the Trust from March 1994 until December 1995. He is founder and General Manager of Starwood Capital and co-founder of its predecessor entities in 1991 and has been the President and Chief Executive Officer of Starwood Capital Group, L.P. since its formation. In addition, Mr. Sternlicht is currently the Chief Executive Officer and Chairman of the Board of Trustees of Starwood Hotels & Resorts, Chairman of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc., a trustee of Equity Residential

Properties Trust, a multi-family REIT and a director of U.S. Franchise Systems. Mr. Sternlicht is on the Board of Governors of NAREIT and is a member of the Urban Land Institute and of the National Multi-Family Housing Council. Mr. Sternlicht is a member of the Board of Directors of the Council for Christian and Jewish Understanding, is a member of the Young Presidents Organization and is on the Board of Directors of Junior Achievement for Fairfield County, Connecticut.

    JAY SUGARMAN became Chief Executive Officer of the Trust in November 1997, President and Trustee of the Trust in September 1996 and Chief Executive Officer, President and Trustee of SFT-Maryland at its formation in May 1998. Mr. Sugarman is Senior Managing Director of Starwood Capital and has been President of Mezzanine since November 1994. From 1990 through 1993, Mr. Sugarman managed a diversified, privately owned investment fund. Earlier in his career, Mr. Sugarman worked at First Boston Corporation and Goldman, Sachs & Co. Mr. Sugarman is a director of Commercial Guaranty Assurance, a financial insurance company and WCI Communities, Inc., a residential developer in South Florida. Mr. Sugarman received a B.A. degree from Princeton University where he was nominated for valedictorian and is a graduate of Harvard Business School, where he was a Baker Scholar.

    WILLIAM M. MATTHES was elected a Trustee in March 1998 and will become a Trustee of SFT-Maryland at the Effective Time. Since April 1996, Mr. Matthes has been a partner of Behrman Capital, a New York and San Francisco based private equity investment fund with in excess of $600 million of equity capital under management. From July 1994 to April 1996, Mr. Matthes was employed as Senior Vice President and Chief Operating Officer of Holsted Marketing, Inc., a credit card based direct marketing company. Mr. Matthes was a general partner of Brentwood Associates, a private equity investment firm from 1986 to July 1994 and previously was employed as an analyst at Morgan Stanley & Co., Inc. Mr. Matthes is a director of Condor Systems, Inc., Behrman TMNG, Inc., Holsted Marketing, Inc. and Holsted, Inc.

    KNEELAND C. YOUNGBLOOD was elected as a Trustee in March 1998 and will become a Trustee of
SFT-Maryland at the Effective Time. Mr. Youngblood is a trustee of the United States Enrichment Corporation, an independently run government-owned nuclear fuel corporation scheduled for privatization in 1998. He is also a fiduciary trustee for the $65 billion Teacher Retirement System of Texas ("TRS"), in which capacity he has responsibility for hiring investment advisors, determining asset allocations and formulating investment/benefit policies. As Chairman of the TRS Real Estate Committee, he has directed a major restructuring of the TRS's portfolio, which has assets of $1.4 billion, and is responsible for considering and approving significant transactions within the portfolio. Mr. Youngblood is a trustee of AMR investments, a $15 billion investment fund and a division of American Airlines. He is currently involved in private investment and consulting and is a member of the Council on Foreign Relations.

INFORMATION REGARDING THE BOARD OF TRUSTEES AND ITS COMMITTEES

    The Board of Trustees has delegated a portion of its authority to an Audit Committee and a Compensation Committee. The Audit Committee makes recommendations to the Board of Trustees concerning the selection of the Trust's independent auditors, oversees the financial reporting process, develops and approves plans for the annual duties of the Trustees, reviews fees charged by the independent auditors, reviews the scope and results of the auditors' reports and reviews and monitors the implementation of suggestions made by the independent auditors. The Audit Committee is kept apprised by management of the Trust's internal control procedures. Additionally, the Audit Committee reviews and monitors non-audit services provided by the independent auditors. The Compensation Committee oversees, reviews and approves the compensation of the Trustees and officers of the Trust. The Compensation Committee also administers the Trust's incentive plans. Ms. Josephs and Messrs. Dishner and Youngblood currently serve on the Audit Committee with Mr. Youngblood serving as Chairman. Ms. Josephs and Messrs. Matthes and Youngblood currently serve on the Compensation Committee with Ms. Josephs serving as chairman.

BOARD OF TRUSTEES AND COMMITTEE MEETINGS.

    During the fiscal year ending December 31, 1997, the Board of Trustees held four meetings, at which all of the Trustees participated. During 1997, there was one meeting of the Audit and Compensation Committee, which was one committee until March 1998.

EXECUTIVE OFFICERS

    The following information relates to the executive officer of the Trust who is not a Trustee and is not nominated as a Trustee. The officers of the Trust serve at the pleasure of the Board of Trustees and are customarily appointed as an officer at the annual meeting of the Board of Trustees held following each Annual Meeting of Shareholders.

    Jerome C. Silvey was elected as Chief Financial Officer of the Trust in September 1996 and of
SFT-Maryland at its formation in May 1998. Mr. Silvey has been a Senior Vice President and the Chief Financial Officer of Starwood Capital since August 1993 after 13 years at Price Waterhouse LLP. Mr. Silvey has overall responsibilities for Starwood Capital's administration, MIS and finance. Mr. Silvey is a graduate of Colgate University and received his M.B.A. from Rutgers Graduate School of Management in 1980. He is a certified public accountant and a trustee of the Stamford Museum.

EXECUTIVE OFFICERS' COMPENSATION

    For the year ended December 31, 1997, neither Mr. Sugarman nor Mr. Sternlicht received any compensation for services as a Chief Executive Officer of the Trust. No other executive officer of the Trust received compensation from the Trust during the year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
                                                             --------------------
                                                                                      ALL OTHER
NAME AND TITLE                                                 YEAR      SALARY    COMPENSATION(1)
-----------------------------------------------------------  ---------  ---------  ----------------
Jay Sugarman
  Chief Executive Officer(2)...............................       1997  $       0     $        0
                                                                  1996          0              0
                                                                  1995          0              0

Barry S. Sternlicht,
  Chief Executive Officer(2)...............................       1997  $       0     $        0
                                                                  1996          0          9,000
                                                                  1995          0         12,000

------------------------

(1) Represents Trustee fees.

(2) Mr. Sternlicht resigned as Chief Executive Officer in November 1997. Mr. Sugarman was elected Chief Executive Officer of the Trust in November 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee's compensation policy is to set salaries at levels the Compensation Committee believes will attract, retain and motivate highly competent individuals. Additionally, the Compensation Committee generally seeks to create a commonality of interest between the executives and the Shareholders by linking the executive's total compensation to the performance of the Trust. The

Compensation Committee met once during 1997. Neither Mr. Sugarman nor Mr. Sternlicht was compensated as Chief Executive Officer in 1997 as a result of the lack of business conducted by the Trust in 1997. Mr. Sugarman is not expected to receive any compensation from the Trust or SFT-Maryland in 1998.

    The Compensation Committee currently intends for all compensation paid to the Trust's executive officers to be tax deductible to the Trust pursuant to
Section 162(m) of the Code ("Section 162(m)"). Section 162(m) provides that compensation paid to executive officers in excess of $1,000,000 cannot be deducted by the Trust for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of trustees, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by the Shareholders. In the future, however, if, in the judgment of the Compensation Committee, the benefits to the Trust of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Trust of failure to satisfy these conditions, the Compensation Committee may adopt such a program.

       Robin Josephs (Chairman)
       William Matthes
       Kneeland C. Youngblood

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee oversees, reviews and approves the compensation of the Trustees and officers of the Trust. Currently, Ms. Josephs and Messrs. Matthes and Youngblood serve on the Compensation Committee, with Ms. Josephs serving as Chairman. See "--Information Regarding Board of Trustees and Its Committees."

TRUSTEES' COMPENSATION

    Each Trustee who is not also an officer or employee of the Trust or of Starwood Capital, currently receives a fee of $20,000 per year, which is paid quarterly. Each unaffiliated Trustees also receives an additional fee of $1,000 for each meeting of the Board of Trustees which he or she attends in person, $750 for each meeting of the Board of Trustees which he or she attends telephonically, and $500 for each committee meeting which he or she attends, either personally or telephonically. Trustees are also reimbursed for any expenses incurred in attending such meetings or incurred as a result of other work performed for the Trust. The Trustees who are officers or employees of the Trust or Starwood Capital do not receive any compensation from the Trust.

    Generally, under the Trust's 1996 Share Incentive Plan (the "Incentive Plan") each individual who is first elected or continuing as a Trustee as of the close of an Annual Meeting of Shareholders and who is not also an officer or employee of the Trust or an affiliate (a "Non-Employee Trustee") will receive an option to purchase 10,000 Class A Shares (1,667 New Class A Shares upon consummation of the Reorganization). Each individual who is first elected or appointed as a Non-Employee Trustee on a date other than the date of an Annual Meeting of Shareholders, shall be granted an option to purchase 10,000 Class A Shares (1,667 New Class A Shares upon consummation of the Reorganization), reduced to reflect the portion of the period elapsed since the last grant to Trustees. The exercise price of the shares subject to the option shall be the fair market value of a Class A Share on the grant date. Such options shall be fully vested and expire ten years after the grant date, without regard to whether the Trustee ceases to be a member of the Board of Trustees prior to such date.

    The Trust and each of its Trustees and executive officers have entered into indemnification agreements which will be assumed by SFT-Maryland. The indemnification agreements provide that the Trust will indemnify the Trustees and the executive officers to the fullest extent permitted by the law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation to which any of them is, or is threatened to be, made a party by reason of their status as a Trustee, officer or agent of the Trust, or serving at the request of the Trust in any other capacity for or on behalf of the Trust; provided that such Trustee or executive officer acted in a manner determined in good faith to be within the scope of his authority and to be in the best interest of the Trust and so long as the Trustee or executive officer was not guilty of gross negligence, misconduct or a breach of his fiduciary obligations in the act or failure to act. The Trust will not indemnify the Trustees and executive officers to the extent prohibited by the Maryland Declaration of Trust or Title 8. If the Maryland Declaration of Trust or Title 8 is amended with respect to removal of limitations on indemnification, the indemnification agreements will be amended accordingly. The Trust is not required to indemnify any Trustee or executive officer for liabilities (i) for which he receives payment under an insurance policy, except for the excess beyond payment under such insurance, or which could have been claimed under an expired insurance policy, (ii) based upon or attributable to his gaining in fact any personal profit or advantage to which he was not legally entitled, (iii) resulting from an accounting of profits under Section 16(b) of the Exchange Act or (iv) brought about or contributed to by his dishonesty, willful misconduct or bad faith unless a judgment or other final adjudication adverse to the Trustee or executive officer establishes that he was not guilty of the claimed conduct and that the conduct was not material to the course of action so adjudicated. In addition, the Trust has obtained trustee and officer insurance for the Trustees and executive officers of the Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On January 22, 1997, Mezzanine exercised its rights under a warrant to acquire 5,000,000 Class A Shares for $1.00 a share and SAHI Inc. exercised its rights under a warrant to acquire 2,500,000 Class B Shares for $.01 a share.

    On March 18, 1998, the Trust (i) paid $25.5 million of cash and issued 155,148,000 Class A Shares to Mezzanine at a price of $2.50 per share in exchange for the contribution by Mezzanine to the Trust of its entire interest in a portfolio of mortgage and partnership loans secured by residential, hotel, office and mixed use real estate and other assets, (ii) paid $324.3 million in cash and issued 247,074,800 Class A Shares to SOFI IV at a price of $2.50 per share in exchange for the contribution by SOFI IV to the Trust of its entire interest in a portfolio of mortgage loans and leases secured by residential, hotel, office and mixed use real estate and other assets, a portfolio of first mortgage loans, $17.9 million of cash and the rights under certain letters of intent, (iii) entered into the Advisory Agreement with the Advisor, (iv) granted options to purchase 14,963,057 Class A Shares at $2.50 per share to the Advisor,
(v) issued 4,568,944 Class A Shares to Mezzanine in exchange for 4,568,944 units in APMT Limited Partnership, (vi) entered into the Shareholders Agreement and
(vii) amended and restated an agreement granting registration rights to BLLC, SAHI Partners, Mezzanine and SOFI IV.

    Each of Messrs. Sternlicht, Sugarman, Dishner, Eilian, Kleeman and Silvey has a direct or indirect economic interest in each of Mezzanine, SOFI IV, the Advisor, BLLC and SAHI Partners and Messrs. Sternlicht and Eilian have direct economic interests in SAHI, Inc. In the aggregate, Mezzanine, SOFI IV and BLLC own over 99% of the voting interest and economic interest of the Trust.

    In addition, on March 13, 1998, the Trust granted options to purchase an aggregate of 30,000 Class A Shares to each of Ms. Josephs and Messrs. Matthews and Youngblood at $4.9375 per share.

PERFORMANCE GRAPH

    The following graph compares the total cumulative shareholder return on the Class A Shares from December 31, 1992 to December 31, 1997 to that of the (a) Standard & Poor's 500 Index, and (b) NAREIT Mortgage REIT Total Return Index, an index that included 20 companies with a market capitalization of $4.8 billion.

                                     DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                         1992          1993          1994          1995          1996          1997
                                     ------------  ------------  ------------  ------------  ------------  ------------
The Trust..........................   $   100.00    $    99.92    $    56.21    $    49.95    $   174.86    $   637.01
S&P's 500..........................       100.00        109.99        111.43        153.13        188.29        251.13
Mortgage REITs.....................       100.00        114.55         86.71        141.70        213.78        221.95

RECOMMENDATION REGARDING THE BOARD ELECTION PROPOSAL

    The Board of Trustees recommends that you vote FOR the four named nominees to be elected as the Trustees of the Trust.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information as of May 14, 1998 with respect to any Class A Shares owned by the Trustees and individual or group of Shareholders known to be the beneficial owner of more than five percent (5%) of the issued and outstanding Class A Shares. There are no other Trustees, nominees for Trustee or officers of the Trust who beneficially own either Class A Shares or Class B Shares.

                                                                         AMOUNT AND NATURE OF
                                                                              BENEFICIAL
TITLE OF CLASS                     NAME OF BENEFICIAL OWNER                  OWNERSHIP(1)      PERCENT OF CLASS
----------------------  -----------------------------------------------  --------------------  -----------------
Class A Shares          Starwood Mezzanine Investors, L.P.(2)                   64,716,944              20.6%
Class A Shares          Starwood Mezzanine Holdings, L.P.(2)                    64,716,944(3)           20.6%
Class A Shares          Starwood Capital Group I, L.P.(2).                      64,716,944(4)           20.6%
Class A Shares          BSS Capital Partners, L.P.(2)                           64,716,944(5)           20.6%
Class A Shares          Sternlicht Holdings II, Inc.(2)                         64,716,944(6)           20.6%
Class A Shares          Starwood Financial Advisors, L.L.C.(2)                  14,963,057(7)            4.5%
Class A Shares          SOFI IV SMT Holdings, L.L.C.(2)                        247,074,800              78.6%
Class A Shares          Starwood Opportunity Fund IV, L.P.(2)                  247,074,800(8)           78.6%
Class A Shares          SOFI IV Management, L.L.C.(2)                          247,074,800(9)           78.6%
Class A Shares          Starwood Capital Group, L.L.C.(2)                      265,398,110(10)          79.8%
Class A Shares          B Holdings, L.L.C.(2)                                    3,360,252(11)           1.0%
Class A Shares          SAHI Partners(2)                                           244,100            --
Class A Shares          SAHI, Inc.(2)                                              244,100(12)        --
Class A Shares          SWL Acquisition Partners, L.P. (12)                        244,100(13)        --
Class A Shares          SWL Mortgage Investors, Inc. (12)                          244,100(14)        --
Class A Shares          Barry S. Sternlicht(2)                                 330,359,154(15)          99.3%
Class A Shares          Robin Josephs(2)                                            15,000(16)        --
Class A Shares          William Matthes(2)                                          10,000(17)        --
Class A Shares          Kneeland C. Youngblood(2)                                   10,000(17)        --
Class B Shares          B Holdings, L.L.C.(2)                                  164,652,401(18)           100%
Class B Shares          Starwood Capital Group, L.L.C.(2)                      164,652,401(19)           100%
Class B Shares          Barry S. Sternlicht(2)                                 164,652,401(20)           100%
Class A Shares          All Executive Officers, Trustees and nominees
                          for Trustee as a group (8 persons)                   330,394,154(21)          99.3%
Class B Shares          All Executive Officers, Trustees and nominees
                          for Trustee as a group (8 persons)                   164,652,401(22)           100%

------------------------

(1) Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as beneficial owner of shares has sole voting power and dispositive power with respect to the shares.

(2) Three Pickwick Plaza, Suite 250, Greenwich, CT 06830.

(3) Starwood Mezzanine Holdings, L.P. ("Starwood Holdings") is a general partner of Mezzanine and as such shares voting and dispositive power of the shares owned by Mezzanine. Starwood Holdings disclaims beneficial ownership of such shares except to the extent of its applicable pecuniary interest therein.

(4) Starwood Capital Group I, L.P. ("Starwood Capital LP") is (a) a general partner of Mezzanine and (b) the general partner of Starwood Holdings, which is the other general partner of Mezzanine, and as such shares voting and dispositive power of the shares owned by Mezzanine. Starwood Capital LP disclaims beneficial ownership of such shares except to the extent of its applicable pecuniary interest therein.

(5) BSS Capital Partners, L.P. ("BSS") is the general partner of Starwood Capital LP, which is (a) a general partner of Mezzanine and (b) the general partner of Starwood Holdings, which is the other general partner of Mezzanine; as such BSS shares voting and dispositive power of the shares owned by Mezzanine. BSS disclaims beneficial ownership of such shares except to the extent of its applicable pecuniary interest therein.

(6) Sternlicht Holdings II, Inc. is the general partner of BSS, which is the general partner of Starwood Capital LP, which is (a) a general partner of Mezzanine and (b) the general partner of Starwood Holdings, which is the other general partner of Mezzanine; as such Sternlicht Holdings II, Inc. shares voting and dispositive power of the shares owned by Mezzanine. Sternlicht Holdings II, Inc. disclaims beneficial ownership of such shares except to the extent of its applicable pecuniary interest therein.

(7) Represents 14,963,057 Class A Shares issuable upon exercise of outstanding options.

(8) Starwood Opportunity Fund IV, L.P. ("SOFI LP") is the sole member and manager of SOFI IV and as such shares voting and dispositive power of the shares owned by SOFI IV. SOFI LP disclaims beneficial ownership of such shares except to the extent of its applicable pecuniary interest therein.

(9) SOFI IV Management, L.L.C. is the general partner of SOFI LP, which is the sole member and manager of SOFI IV, and as such shares voting and dispositive power of the shares owned by SOFI IV. SOFI IV Management, L.L.C. disclaims beneficial ownership of such shares except to the extent of its applicable pecuniary interest therein.

(10) Starwood Capital is (a) the general manager of the Advisor, (b) the general manager of BLLC, and (c) the general manager of SOFI IV Management, L.L.C., which is the general partner of SOFI LP, which is the sole member and general manager of SOFI IV; as such Starwood Capital shares voting and dispositive power of the 247,074,800 Class A Shares owned by SOFI IV, the 3,360,252 Class A Shares beneficially owned by BLLC and 14,963,057 Class A Shares issuable upon exercise of options owned by the Advisor. Starwood Capital disclaims beneficial ownership of such shares except to the extent of its applicable pecuniary interest therein.

(11) Represents 3,207,569 Class A Shares issuable upon conversion of 157,170,872 Class B Shares and 152,684 Class A Shares issuable upon conversion of 7,481,528 Class B Shares issuable upon the exercise of options to purchase 14,963,057 Class A Shares.

(12) SAHI, Inc. is a general partner of SAHI Partners and as such shares voting and dispositive power of the shares owned by SAHI Partners. SAHI, Inc. disclaims beneficial ownership of such shares except to the extent of its applicable pecuniary interest therein.

(13) SWL Acquisition Partners, L.P. ("SWL Partners") is a general partner of SAHI Partners and as such shares voting and dispositive power of the shares owned by SAHI Partners. SWL Partners disclaims beneficial ownership of such shares except to the extent of its applicable pecuniary interest therein.

(14) SWL Mortgage Investors, Inc. ("SWL Investors") is the general partner of SWL Partners, a general partner of SAHI Partners, and as such, shares voting and dispositive power of the shares owned by SAHI Partners. SWL Investors disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

(15) Represents 64,716,944 Class A Shares beneficially owned by Sternlicht Holdings II, Inc., of which Mr. Sternlicht is a 100% owner, 244,100 Class A Shares beneficially owned by SAHI, Inc., of which Mr. Sternlicht is a controlling shareholder, and 265,398,110 Class A Shares beneficially owned by Starwood Capital, of which Mr. Sternlicht is the general manager. Mr. Sternlicht shares voting and dispositive power of all of these shares. Mr. Sternlicht disclaims beneficial ownership of such shares except to the extent of his applicable pecuniary interest therein.

(16) Includes 10,000 Class A Shares issuable upon the exercise of outstanding options and 5,000 Class A Shares owned by Ms. Josephs's spouse.

(17) Includes 10,000 Class A Shares issuable upon the exercise of outstanding options.

(18) Includes 7,481,528 Class B Shares issuable upon the exercise of options to purchase 14,963,057 Class A Shares held by the Advisor.

(19) Starwood Capital is the general manager of BLLC, and as such, shares voting and dispositive power of the shares owned by BLLC. Starwood Capital disclaims beneficial ownership of such shares except to the extent of its applicable pecuniary interest therein.

(20) Barry S. Sternlicht is the general manager of Starwood Capital, which is the general manager of BLLC, and as such, shares voting and dispositive power of the shares owned by BLLC. Mr. Sternlicht disclaims beneficial ownership of such shares except to the extent of his applicable pecuniary interest therein.

(21) Represents 330,359,154 Class B Shares beneficially owned by Barry S. Sternlicht, 15,000 Class A Shares beneficially owned by Robin Josephs, 10,000 Class A Shares beneficially owned by William Matthes and 10,000 Class A Shares beneficially owned by Kneeland Youngblood.

(22) Represents 164,652,401 Class B Shares beneficially owned by Barry S. Sternlicht.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Trustees has selected Price Waterhouse LLP as the Trust's independent auditors for the fiscal year ending December 31, 1998, subject to ratification by the Shareholders. Deloitte & Touche LLP served as the Trust's independent auditors for the fiscal year ended December 31, 1996. Deloitte & Touche LLP was not selected by the Board of Trustees to continue to serve as independent auditors to the Trust for the fiscal year ending December 31, 1997 and was dismissed on December 19, 1997. There have been no disagreements between the Trust and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures during the last fiscal year. The Trust expects a member of Price Waterhouse LLP to attend the Annual Meeting to make a statement, if he or she desires, and to respond to appropriate questions.

    Neither of the reports of Deloitte & Touche LLP on the Trust's financial statements for the last two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended and approved by the Audit and Compensation Committee.

    During the Trust's two most recent fiscal years and any subsequent interim period preceding such dismissal there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report.

RECOMMENDATION REGARDING RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP

    The Board of Trustees recommends that you vote FOR ratification of this appointment.

                              SELLING SHAREHOLDERS

The New Class A Shares will be freely transferable under the Securities Act, except for New Class A Shares issued to persons who may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and Rule 145(c) thereunder. Generally, these are persons, who are deemed to control, be controlled by, or under common control with the Trust ("Affiliates"). The New Class A Shares issued (or issuable) in connection with the Reorganization to persons who constitute "underwriters" within the meaning of Section 2(11) and Rule 145(c) may not be publicly reoffered or resold except pursuant to an effective registration statement under the Securities Act covering the New Class A Shares or, in certain circumstances, pursuant to Rule 145(d) or any other applicable exemption under the Securities Act. Because the Selling Shareholders listed in the table below may be deemed to be underwriters of the New Class A Shares, this Proxy Statement/ Prospectus will also cover any offers or sales of the Resale Shares by the Selling Shareholders.

    It is unknown if, when, or in what amounts the Selling Shareholders may offer the Resale Shares for sale. There is no assurance that the Selling Shareholders will sell any or all of the Resale Shares.

                                                          SHARES OWNED PRIOR TO THE OFFERING
                                                     --------------------------------------------
                                                      NUMBER OF
                                                     NEW CLASS A    PERCENTAGE        OFFERED
SELLING SHAREHOLDER                                   SHARES(1)      OF CLASS     SHARES BEING(1)
---------------------------------------------------  ------------  -------------  ---------------
Starwood Mezzanine Investors, L.P..................    10,786,157         20.6%       10,786,157
SOFI-IV SMT Holdings, L.L.C........................    41,179,133         78.6%       41,179,133
SAHI Partners......................................        40,683             *           40,683
Starwood Financial Advisors, L.L.C.................     2,493,842(2)         4.5%      2,493,842

------------------------

*   Does not exceed 1% of the total outstanding New Class A Shares.

(1) Reflects consummation of the Reorganization and exchange of the Class A Shares for New Class A Shares at the Exchange Ratio.

(2) Issuable upon exercisable of options to purchase New Class A Shares.

    Pursuant to the Registration Rights Agreement, SFT-Maryland, as successor to the Trust has agreed to register the offer and sale of the Resale Shares and indemnify certain of the Selling Shareholders and any broker or dealer to or through whom any of the Resale Shares are sold against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments certain of the Selling Shareholders may be required to make in respect thereof.

    Because the Selling Shareholders may offer all or some of the Resale Shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Resale Shares that will be held by the Selling Shareholders after completion of the offering, no estimate can be given as to the principal amount of the Resale Shares that will be held by the Selling Shareholders after completion of the offering.

    The Selling Shareholders have not held any position or office or held any other material relationship with the Trust or SFT-Maryland or any of its affiliates within the past three years, other than as set forth in this section.

    Mezzanine (i) acquired 5,000,000 Class A Shares for $1.00 a share on January 22, 1997 upon exercise of its rights under a warrant previously granted by the Trust, (ii) was paid $25.5 million of cash and issued 155,148,000 Class A Shares at a price of $2.50 per share in the Recapitalization Transaction and (iii) was issued 4,568,944 Class A Shares to Mezzanine in exchange for 4,568,944 units in APMT Limited Partnership on March 18, 1998.

    On March 18, 1998, Starwood Opportunity Fund IV, L.P., the sole member of SOFI IV was paid $324.3 million in cash and SOFI IV was issued 247,074,800 Class A Shares at a price of $2.50 per share in the Recapitalization Transaction.

    SAHI Inc. acquired 2,500,000 Class B Shares for $.01 a share on January 22, 1997 upon exercise of its rights under a warrant previously granted by the Trust.

    On March 18, 1998, the Trust entered into the Advisory Agreement with the Advisor pursuant to which the Advisor manages the investment affairs of the Trust. The Advisor is paid a base fee based on the Trust's book equity value and an incentive fee based on the Trust's financial performance. In addition, the Trust granted options to purchase 14,963,057 Class A Shares at $2.50 per share to the Advisor in March 1998.

    The Trust, Mezzanine, SOFI IV and SAHI Partners are parties to the Registration Rights Agreement and the Trust, Mezzanine, SOFI IV, SAHI Partners and certain other parties have entered into a shareholders agreement.

    Each of Messrs. Sternlicht, Sugarman, Dishner, Eilian and Kleeman, each a Trustee of the Trust and Mr. Silvey, Chief Financial Officer of the Trust, has a direct or indirect economic interest in each of Mezzanine, SOFI IV, the Advisor and SAHI Partners. Mr. Sugarman is also Chief Executive Officer and President of the Trust.

    The Selling Shareholder and any broker or dealer to or through whom any of the Shares are sold may be deemed to be underwriters within the meaning of the Securities Act with respect to the Shares offered hereby, and any profits realized by the Selling Shareholder or such brokers or dealers may be deemed to be underwriting commissions. Brokers' commissions and dealers' discounts, taxes and other selling expenses to be borne by the Selling Shareholder are not expected to exceed normal selling expenses for sale. The registration of the Resale Shares under the Securities Act shall not be deemed an admission by the Selling Shareholder or SFT-Maryland that the Selling Shareholder are underwriters for purposes of the Securities Act of any Shares offered under this Prospectus.

                              PLAN OF DISTRIBUTION

    The sale or distribution of all or any portion of the Resale Shares may be effected from time to time by the Selling Shareholders directly, indirectly through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, on the AMEX, in the over-the-counter market, on any other national securities exchange on which the New Class A Shares are listed or traded, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. SFT-Maryland will not receive any of the proceeds from the sale of the Resale Shares.

    The methods by which the Resale Shares may be sold or distributed include, without limitation, (i) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Proxy Statement Prospectus, (iii) exchange distributions and/or secondary distributions in accordance with the rules of the AMEX, (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers, (v) pro rata distributions as part of the liquidation and winding up of the affairs of the Selling Shareholders and (vi) privately negotiated transactions. The Selling Shareholders may from time to time deliver all or a portion of the Resale Shares to cover a short sale or sales or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position.

    Under the Securities and Exchange Act of 1934 as amended (the "Exchange Act") and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the Class A Shares during any applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 101, 102, 103 and 104, which provisions may limit the timing of purchases and sales of Class A Shares by the Selling Shareholders.

    There can be no assurance that the Selling Shareholders will sell any or all of the Shares hereby registered. To the extent required, SFT-Maryland will use its best efforts to file, during any period in which offers or sales are being made, one or more supplements to this Proxy Statement/Prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this Proxy Statement/Prospectus or any material change to such information in this Proxy Statement/Prospectus.

    The registration effected hereby is being effected pursuant to certain registration rights previously granted by the Trust to certain of the Selling Shareholders at the time of the Recapitalization. The Trust has agreed to bear all expenses (other than underwriting discounts and commissions of any underwriters, brokers, sellers or agents retained by the Selling Shareholders) in connection with the registration and sale of the Resale Shares being offered by the Selling Shareholders.

                                 OTHER MATTERS

NO APPRAISAL OR DISSENTER'S RIGHTS

    Under California law, Shareholders are not entitled to any statutory dissenter's rights to appraisal of their Class A Shares or Class B Shares in connection with any of the proposals.

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Shareholder proposals intended to be presented at the 1998 Annual Meeting must be sent in writing, by certified mail, return receipt requested, to the Trust at its principal office, addressed to the Secretary of the Trust, and must be received by the Trust no later than January 15, 1999, for inclusion in the 1999 proxy materials.

                                    EXPERTS

    The financial statements incorporated in the Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K of the Trust as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The audited financial statements of the Starwood Mezzanine Loan Investment Operations, Starwood Opportunity Fund IV, L.P. Loan Investment Operations and the Schedule of Operating Revenue and Certain Expenses of the RLH Portfolio included on pages 18-26, 28-38, and 40-43, respectively, included in the Trust's report on Form 8-K dated April 2, 1998 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Trust by Mayer, Brown & Platt.

SOLICITATION PROCEDURES

    Officers and regular employees of the Trust, without extra compensation, may solicit the return of proxies by mail, telephone, telegram or personal interview. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owners' instructions concerning the voting of proxies. All of the costs relating to this Proxy Statement will be paid by the Trust.

OTHER MATTERS

    The management of the Trust does not intend to bring any other matters before the Annual Meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their best judgment on such matters.

    The Trust urges you to submit your vote on the accompanying proxy card by completing, signing, dating and returning it in the accompanying postage-paid return envelope at your earliest convenience, whether or not you presently plan to attend the meeting in person.

                                          By Order of the Board of Trustees

                                          /s/ JEROME C. SILVEY
                                          Jerome C. Silvey
                                          Secretary of the Trust

                                          New York, New York
                                          May 14, 1998

                                                                       EXHIBIT A

















                         MERGER AND REORGANIZATION AGREEMENT

                                          OF

                               STARWOOD FINANCIAL TRUST
                    (A BUSINESS TRUST OF THE STATE OF CALIFORNIA)

                                    WITH AND INTO

                               STARWOOD FINANCIAL TRUST
              (A REAL ESTATE INVESTMENT TRUST OF THE STATE OF MARYLAND)

                             DATED AS OF JUNE      , 1998

     THIS MERGER AND REORGANIZATION AGREEMENT (this "AGREEMENT") is made by and among Starwood Financial Trust, a California business trust ("SFT-CALIFORNIA"), and Starwood Financial Trust, a Maryland real estate investment trust ("SFT-MARYLAND"), and dated as of June __, 1998.

                                 W I T N E S S E T H:

     WHEREAS, the Trustees of SFT-California (the "CALIFORNIA TRUSTEES") have determined that the business and affairs conducted by SFT-California will be enhanced by changing the domicile and form of organization of SFT-California from a California business trust to a Maryland real estate investment trust pursuant to Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "MARYLAND CODE") and have caused the organization of SFT-Maryland initially as a wholly-owned subsidiary of SFT-California with the intention that, subject to the approval of the holders of a majority of the outstanding shares of SFT-California entitled to vote thereon, as provided in the Amended and Restated Declaration of Trust of SFT-California (the "CALIFORNIA DECLARATION OF TRUST"), SFT-California will merge into SFT-Maryland and will terminate and SFT-Maryland will succeed to and will carry on the business and affairs of SFT-California (the "Merger"), as provided in, and on the terms and conditions and with the effects set forth in, this Agreement;

     WHEREAS, the California Trustees have been advised by counsel that a merger of a California business trust such as SFT-California into a Maryland real estate investment trust is specifically permitted by Section 8-501.1 of the Maryland Code and that there is no provision of California law that prohibits such a merger;

     WHEREAS, the California Trustees and the Trustees of SFT-Maryland (the "MARYLAND TRUSTEES") have each determined that SFT-California be merged into SFT-Maryland with SFT-Maryland being the surviving entity, on the terms and conditions set forth herein, all under and pursuant to the California Declaration of Trust and the laws of the state of Maryland; and

     WHEREAS, the California Trustees and the Maryland Trustees expect that the Merger provided for herein will be treated for federal income tax purposes as a reorganization described in Section 368(a)(1) of the Internal Revenue Code;

     NOW THEREFORE:
     FIRST: As used in this Agreement, the term "EFFECTIVE TIME" shall mean the date and time of the filing with the office of the Secretary of State of the State of Maryland of the articles of merger (the "Articles") with respect to the Merger (a form of which is attached hereto as EXHIBIT "A"). The filing of a copy of such Articles with the County Recorder of Los Angeles County, California will conclusively evidence the termination of SFT-California.

     SECOND: The principal place of business of SFT-Maryland and SFT-California is located at 1114 Avenue of the Americas, New York, NY 10036.

     THIRD: At the Effective Time, SFT-California shall be merged with and into SFT-Maryland, with SFT-Maryland to be a real estate investment trust organized under and governed by the laws of the State of Maryland, and the separate legal existence of SFT-California shall thereupon cease and all of the assets and liabilities of SFT-California shall be transferred to SFT-Maryland.

     FOURTH: At and from the Effective Time, SFT-Maryland shall succeed to all of the rights, powers and property of SFT-California (the "TRUST PROPERTY") and shall be liable for all the liabilities, debts and obligations of SFT-California, in the manner of and as more fully set forth in Section 8-501.1(n) of the Maryland Code. The Articles of Merger evidencing the Merger shall also constitute and evidence the sale, conveyance, transfer and assignment of all Trust Property to SFT-Maryland and SFT-Maryland assumption of all of the liabilities, debts and obligations of SFT-California, including without implied limitation, obligations to indemnify persons who are or may be entitled to indemnification under Article VII of the California Declaration of Trust to the extent that such persons are entitled to indemnification under such Article.

     FIFTH: The Amended and Restated Declaration of Trust (the "DECLARATION OF TRUST") and Bylaws of SFT-Maryland shall be the constituent documents of SFT-Maryland and thereafter may be amended as provided in the Declaration of Trust or by law. This Agreement shall effect no amendment or other change whatsoever to the Declaration of Trust. The trustees and officers of SFT-California as of the Effective Time shall be the trustees and officers of SFT-Maryland, all of whom shall hold their positions until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Declaration of Trust.

     SIXTH: The Merger was duly (a) advised by the board of trustees of SFT-Maryland, by the adoption on May 11, 1998, of a resolution declaring that the merger herein proposed was advisable substantially on the terms and conditions set forth in this Agreement and directing that the proposed Agreement be submitted for action thereon to the shareholders of SFT-Maryland and (b) approved by the shareholders of SFT-Maryland by written consent on May 11, 1998.

     SEVENTH: This Agreement and the Merger to be effected hereby were duly adopted, approved, certified, executed, acknowledged, advised and authorized by SFT-California in the manner and by the vote required by SFT-California's declaration of trust.

     EIGHTH: The total number of shares of beneficial interest of all classes which SFT-California has authority to issue is unlimited.

     NINTH: At the Effective Time, by reason of the Merger, all the issued and outstanding shares of beneficial interest of SFT-California shall cease to exist in consideration of the exchange of shares of beneficial interest of SFT-Maryland (the "SHARE EXCHANGE"). Under the Share Exchange, one Class A Share of SFT-Maryland shall be paid to the shareholders of SFT-California for every six Class A Shares of SFT-California, and one Class B Share of SFT-Maryland shall be paid to the shareholders of SFT-California for every six Class B Shares of SFT-California. All of the certificates representing shares of beneficial interest of SFT-California shall be automatically and without further action by any of the parties hereto canceled as of the Effective Time.

     TENTH: As at and from the Effective Time, SFT-Maryland and SFT-California shall take- such action, if any, as may be necessary to provide that all obligations of SFT-California under the Starwood Financial Trust 1996 Long-Term Incentive Plan (the "PLAN") shall be assumed by SFT-Maryland and all rights of the participants under the Plan to receive grants of options and to exercise the options and all other rights granted thereunder shall thereupon be converted into rights to receive grants of options and to exercise the options. Participants of the Plan shall receive the right to exercise options for one share of SFT-Maryland for every six shares of SFT-California the participant was granted under the Plan. All other rights granted thereunder in respect of shares of beneficial interest of SFT-Maryland shall be on substantially identical terms and conditions as set forth in the Plan.

     ELEVENTH: The Merger shall have the effects set forth in Maryland Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, powers and franchises of SFT-California shall vest in SFT-Maryland and all debts, liabilities and duties of SFT-California shall become the debts, liabilities and duties of SFT-Maryland.

     TWELFTH: Each of SFT-California and SFT-Maryland shall execute and deliver such further instruments and do or cause to be done such further acts as may be necessary to effectuate and confirm the Merger. The Board of Trustees and the officers of SFT-California and SFT-Maryland, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any provision of this Agreement.

     THIRTEENTH: At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Trustees of either of SFT-California or SFT-Maryland, notwithstanding the approval of this Agreement by the shareholders of both or either of SFT-California and SFT-Maryland.

     FOURTEENTH: The Boards of Trustees of SFT-California and SFT-Maryland may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Maryland, provided that an amendment made subsequent to the adoption of the Agreement by the shareholders of SFT-California and SFT-Maryland shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of either SFT-California or SFT-Maryland,
(2) materially alter or change any term of the Declaration of Trust of SFT-Maryland to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of either SFT-California or SFT-Maryland.

     FIFTEENTH: This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                              STARWOOD FINANCIAL TRUST (California)


                              By:
                                 ------------------------------------
                                 Name:
                                      -------------------------------
                                 Title:
                                       ------------------------------


                              STARWOOD FINANCIAL TRUST (Maryland)


                              By:
                                 ------------------------------------
                                 Name:
                                      -------------------------------
                                 Title:
                                       ------------------------------

     THE UNDERSIGNED, _____________________ of Starwood Financial Trust, a California business trust, who executed on behalf of said business trust the foregoing Agreement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said business trust, the foregoing Agreement to be the act of said business trust and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.


                                   ---------------------------------------------


     THE UNDERSIGNED, ______________________ of Starwood Financial Trust, a Maryland real estate investment trust, who executed on behalf of said real estate investment trust the foregoing Agreement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said real estate investment trust, the foregoing Agreement to be the act of said real estate investment trust and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.

                              ARTICLES OF MERGER

                                   MERGING

                           STARWOOD FINANCIAL TRUST
                 (A BUSINESS TRUST OF THE STATE OF CALIFORNIA)

                                    INTO

      STARWOOD FINANCIAL TRUST (A MARYLAND REAL ESTATE INVESTMENT TRUST)


     FIRST: Starwood Financial Trust, a business trust organized and existing under the laws of the State of California ("SFT-California") and Starwood Financial Trust, a Maryland real estate investment trust organized and existing under the laws of the State of Maryland ("SFT-Maryland"), agree that said SFT-California shall be merged into said SFT-Maryland. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these articles of merger.

     SECOND:   SFT-Maryland shall survive the merger and shall continue under the name Starwood Financial Trust.

     THIRD:    The parties to the articles of merger are SFT-Maryland, a real estate investment trust organized and existing under the laws of the State of Maryland, and SFT-California, a business trust organized on the 15th day of April, 1988 under the laws of the State of California; the business trust is not qualified to do business in the State of Maryland.

     FOURTH:    No amendments to the charter of the surviving entity are to be effected as part of the merger.

     FIFTH:    The total number of shares of  stock of all classes which
SFT-California has authority to issue is unlimited.

     The total number of shares of stock of all classes which SFT-Maryland has authority to issue is sixty million Class A Shares of the par value of one dollar ($1.00) and thirty million Class B Shares of the par value of one cent ($.01).

     SIXTH:    The manner and basis of converting or exchanging issued shares of beneficial interest of the merged business trust into different shares of beneficial interest or other consideration and the manner of dealing with any issued shares of beneficial interest of the merged business trust to be so converted or changed shall be as follows:

          At the time the Agreement of Merger between the parties hereto becomes effective, all issued and outstanding Class A Shares of SFT-California shall forthwith be canceled and one Class A Share of SFT-Maryland shall be issued in exchange for every six therefor.

          At the time the Agreement of Merger between the parties hereto becomes effective, all issued and outstanding Class B Shares of SFT-California shall forthwith be canceled and one Class B Share of SFT-Maryland shall be issued in exchange for every six therefor.

     SEVENTH:    The principal office of said SFT-Maryland, organized under the laws of the State of Maryland, is located in New York, New York.
SFT-California, organized under the laws of the State of California, does not have a principal office in Maryland.

     SFT-California does not own property, the title to which could be affected by the recording of an instrument among the Land Records.

     EIGHTH:    The terms and conditions of the transaction set forth in these articles of merger and in the Plan of Merger, which is attached hereto as EXHIBIT "A" and incorporated herein by reference for all purposes as though fully set forth herein, were advised, authorized, and approved by each party to the articles of merger in the manner and by the vote required by its charter and the laws of the place where it is organized.

     NINTH:    The merger was (a) duly advised by the Board of Trustees of
SFT-California, by adoption, on April 17, 1998, of a resolution, declaring that the merger herein proposed was advisable substantially upon the terms and conditions set forth in the articles of merger and directing that the proposed articles of merger be submitted for action by the shareholders of said business trust, and (b) duly approved by the shareholders of said business trust at a meeting on June __, 1998. There were no issued and outstanding shares of stock entitled to vote separately on the merger.

     TENTH:    The following other provisions are deemed by the merging entities necessary to affect the merger. See EXHIBIT "A", Plan of Merger, attached hereto and incorporated herein by reference for all purposes.

     IN WITNESS WHEREOF, SFT-California and SFT-Maryland, the parties to the merger, have caused these articles of merger to be signed in their respective names and on their behalf by their respective presidents or vice-presidents and witnessed or attested by their respective secretaries or assistant secretaries all as of the ___ day of June, 1998.


                                   STARWOOD FINANCIAL TRUST
                                   a California business trust


                                   By:
                                      ---------------------------------
                                      Name:
                                      Title:

Attest:  (Witness)


By:
   ------------------------------
   Name:
   Title: Secretary

                                   STARWOOD FINANCIAL TRUST.
                                   a Maryland Real Estate Investment Trust


                                   By:
                                      ---------------------------------
                                      Name:
                                      Title:

Attest:  (Witness)


By:
   ------------------------------
   Name:
   Title: Secretary

     THE UNDERSIGNED, _____________________ of Starwood Financial Trust, a California business trust, who executed on behalf of said business trust the foregoing Agreement and Plan of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said business trust, the foregoing Agreement and Plan of Merger to be the act of said business trust and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.





     THE UNDERSIGNED, ______________________ of Starwood Financial Trust, a Maryland real estate investment trust, who executed on behalf of said real estate investment trust the foregoing Agreement and Plan of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said real estate investment trust, the foregoing Agreement and Plan of Merger to be the act of said real estate investment trust and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.

                                                                       EXHIBIT B















                                       FORM OF

                               STARWOOD FINANCIAL TRUST

                      AMENDED AND RESTATED DECLARATION OF TRUST

                                    JUNE __, 1998

                                  TABLE OF CONTENTS
                                  -----------------

SECTION                                                                     PAGE
-------                                                                     ----

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

DECLARATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                      ARTICLE I
                                      THE TRUST

     1.1.  Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
     1.2.  Resident Agent. . . . . . . . . . . . . . . . . . . . . . . . . . B-2
     1.3.  Nature of the Trust . . . . . . . . . . . . . . . . . . . . . . . B-2
     1.4.  Purpose of the Trust. . . . . . . . . . . . . . . . . . . . . . . B-2
     1.5.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . B-3

                                      ARTICLE II
                                     THE TRUSTEES

     2.1.  Number, Terms of Office, Qualifications of Trustees . . . . . . . B-6
     2.2.  Compensation and Other Remuneration . . . . . . . . . . . . . . . B-7
     2.3.  Resignation, Removal and Death of Trustees. . . . . . . . . . . . B-7
     2.4.  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-7
     2.5.  Successor and Additional Trustees . . . . . . . . . . . . . . . . B-8
     2.6.  Actions by Trustees and Executive Committee; Quorum . . . . . . . B-8

                                     ARTICLE III
                                   TRUSTEES' POWERS

     3.1.  Power and Authority of Trustees . . . . . . . . . . . . . . . . . B-9
     3.2.  Specific Powers and Authorities . . . . . . . . . . . . . . . . . B-9
     3.3.  Trust Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . .  B-15

                                      ARTICLE IV
                                       ADVISOR

     4.1.  Employment of Advisor . . . . . . . . . . . . . . . . . . . . .  B-15
     4.2.  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-15
     4.3.  Independence of Trustees and Members of Executive Committee . .  B-15
     4.4.  Other Activities of Advisor . . . . . . . . . . . . . . . . . .  B-16
     4.5.  Limitation on Operating Expenses. . . . . . . . . . . . . . . .  B-16

SECTION                                                                     PAGE
-------                                                                     ----

                                      ARTICLE V
                                  INVESTMENT POLICY

     5.1.  General Statement of Policy . . . . . . . . . . . . . . . . . . B-17
     5.2.  Other Permissible Investments . . . . . . . . . . . . . . . . . B-17
     5.3.  Prohibited Investments and Activities . . . . . . . . . . . . . B-18
     5.4.  Obligor's Default . . . . . . . . . . . . . . . . . . . . . . . B-18

                                      ARTICLE VI
                               SHARES AND SHAREHOLDERS

     6.1.  Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-18
     6.2.  Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . B-19
     6.3.  Legal Ownership of Trust Estate . . . . . . . . . . . . . . . . B-21
     6.4.  Shares Deemed Personal Property . . . . . . . . . . . . . . . . B-21
     6.5.  Share Record; Issuance and Transferability of Shares. . . . . . B-21
     6.6.  Dividends or Distributions to Shareholders. . . . . . . . . . . B-22
     6.7.  Transfer Agent, Dividend Disbursing Agent, and Registrar. . . . B-22
     6.8.  Shareholders' Meeting . . . . . . . . . . . . . . . . . . . . . B-23
     6.9.  Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-23
     6.10.  Reports to Shareholders. . . . . . . . . . . . . . . . . . . . B-23
     6.11.  Fixing Record Dates. . . . . . . . . . . . . . . . . . . . . . B-23
     6.12.  Notice to Shareholders . . . . . . . . . . . . . . . . . . . . B-24
     6.13.  Restriction on Transfer, Acquisition and Redemption of Shares. B-24
     6.14.  Conversion Rights. . . . . . . . . . . . . . . . . . . . . . . B-24
     6.15.  Treasury Shares. . . . . . . . . . . . . . . . . . . . . . . . B-25
     6.16.  Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . B-25
     6.17.  Divisions and Combinations of Shares . . . . . . . . . . . . . B-26
     6.18.  Nonliability and Indemnification of Shareholders . . . . . . . B-26
     6.19.  Nonliability . . . . . . . . . . . . . . . . . . . . . . . . . B-26
     6.20.  Declaration and Bylaws . . . . . . . . . . . . . . . . . . . . B-26

                                     ARTICLE VII
                     LIMITATION OF LIABILITY AND INDEMNIFICATION
                               OF TRUSTEES AND OFFICERS

     7.1.  Limitation of Liability . . . . . . . . . . . . . . . . . . . . B-27
     7.2.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . B-27
     7.3.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . B-28
     7.4.  Rights of Trustees and Officers to Own Shares or Other
               Property and to Engage in Other Business. . . . . . . . . . B-28

SECTION                                                                     PAGE
-------                                                                     ----


     7.5.  Transactions Between the Trust and Certain Affiliates . . . . . B-29
     7.6.  Persons Dealing with Trustees . . . . . . . . . . . . . . . . . B-30
     7.7.  Administrative Powers of Trustees . . . . . . . . . . . . . . . B-30
     7.8.  Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . B-30
     7.9.  Trust Only. . . . . . . . . . . . . . . . . . . . . . . . . . . B-31
     7.10.  Restrictions of Duties and Liabilities . . . . . . . . . . . . B-31
     7.11.  Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . . B-31
     7.12.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . B-31
     7.13.  No Impairment. . . . . . . . . . . . . . . . . . . . . . . . . B-31
     7.14.  References . . . . . . . . . . . . . . . . . . . . . . . . . . B-31

                                     ARTICLE VIII
                          DURATION AND TERMINATION OF TRUST;
                                      AMENDMENTS

     8.1.  Termination of Trust. . . . . . . . . . . . . . . . . . . . . . B-31
     8.2.  Duration of Trust . . . . . . . . . . . . . . . . . . . . . . . B-32

                                      ARTICLE IX
                                    MISCELLANEOUS

     9.1.  Construction. . . . . . . . . . . . . . . . . . . . . . . . . . B-32
     9.2.  Index and Headings for Reference Only; Gender . . . . . . . . . B-33
     9.3.  Filing and Recording. . . . . . . . . . . . . . . . . . . . . . B-33
     9.4.  Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . B-33
     9.5.  Certifications. . . . . . . . . . . . . . . . . . . . . . . . . B-33
     9.6.  Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-34
     9.7.  Successors in Interest. . . . . . . . . . . . . . . . . . . . . B-34
     9.8.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . B-34
     9.10.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . B-34

                                      ARTICLE X
                                      AMENDMENTS

     10.1.  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . B-35
     10.2.  Amendment by Trustees. . . . . . . . . . . . . . . . . . . . . B-35
     10.3.  Qualification Under the REIT Provisions of the Code. . . . . . B-35
     10.4.  Requirements of Maryland Law . . . . . . . . . . . . . . . . . B-35

SECTION                                                                     PAGE
-------                                                                     ----

                                      ARTICLE XI
                         RESTRICTION ON TRANSFER, ACQUISITION
                               AND REDEMPTION OF SHARES

     11.1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .B-35
     11.2.  Ownership Limitation . . . . . . . . . . . . . . . . . . . . . .B-38
     11.3.  Excess Shares. . . . . . . . . . . . . . . . . . . . . . . . . .B-39
     11.4.  Prevention of Transfer . . . . . . . . . . . . . . . . . . . . .B-39
     11.5.  Notice to Trust. . . . . . . . . . . . . . . . . . . . . . . . .B-39
     11.6.  Information for Trust. . . . . . . . . . . . . . . . . . . . . .B-39
     11.7.  Other Action by Board. . . . . . . . . . . . . . . . . . . . . .B-40
     11.8.  Ambiguities. . . . . . . . . . . . . . . . . . . . . . . . . . .B-40
     11.9.  Modification of Existing Holder Limits . . . . . . . . . . . . .B-40
     11.10.  Increase or Decrease in Ownership Limit . . . . . . . . . . . .B-41
     11.11.  Limitations on Changes in Existing Holder and Ownership Limits.B-41
     11.12.  Waivers by Board. . . . . . . . . . . . . . . . . . . . . . . .B-41
     11.13.  Legend. . . . . . . . . . . . . . . . . . . . . . . . . . . . .B-42
     11.14.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . .B-42
     11.15.  Trust for Excess Shares . . . . . . . . . . . . . . . . . . . .B-43
     11.16.  Distributions on Excess Shares. . . . . . . . . . . . . . . . .B-43
     11.17.  Voting of Excess Shares . . . . . . . . . . . . . . . . . . . .B-43
     11.18.  Non-Transferability of Excess Shares. . . . . . . . . . . . . .B-43
     11.19.  Call by Trust on Excess Shares. . . . . . . . . . . . . . . . .B-44
     11.20.  Underwritten Offerings. . . . . . . . . . . . . . . . . . . . .B-44

                               STARWOOD FINANCIAL TRUST

                      AMENDED AND RESTATED DECLARATION OF TRUST

     Starwood Financial Trust, a Maryland real estate investment trust under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, desires to amend and restate its Declaration of Trust as currently in effect and as hereinafter amended. This Amended and Restated Declaration of Trust of Starwood Financial Trust (this "Declaration"), originally made and entered into as of May __, 1998, is amended and restated in New York, New York as of June __, 1998.

     The following provisions are all the provisions of the Declaration currently in effect and as hereinafter amended.

                                       RECITALS

I. The trustees named on Schedule A hereto (the "Trustees") desire to create a real estate investment trust under the laws of the State of Maryland.

II. The Trustees desire that this Trust qualify as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as now in effect or hereafter amended (the "Code"), and under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8").

III. The beneficial interest in this Trust shall be divided into transferable shares ("Shares") of one or more classes evidenced by certificates. The holders of Shares are referred to as "Shareholders."

                                     DECLARATION

     NOW, THEREFORE, the Trustees hereby declare that they assume the duties of Trustees hereunder.

                                      ARTICLE I
                                      THE TRUST

     1.1. NAME. The name of the trust created by this Declaration is "Starwood Financial Trust" (the "Trust"). So far as may be practicable, legal and convenient and subject to the requirements of a license agreement between the Trust and Starwood Capital Group, L.L.C., the affairs of the Trust shall be conducted and transacted under that name, which name shall refer to the Trust and not to the Trustees individually or personally or to the beneficiaries or Shareholders, or to any officers, employees or agents of the Trust.

     Under circumstances in which the Board of Trustees (the "Board") determines that the use of the name "Starwood Financial Trust" is not practicable, legal or convenient, they may as appropriate use their names with suitable reference to their trustee status, or some other suitable designation, or they may adopt another name under which the Trust may hold property or operate in any jurisdiction which name shall not, to the knowledge of the Board, refer to beneficiaries or Shareholders. Legal title to all the properties subject from time to time to this Declaration shall be transferred to, vested in and held by the Trust in its own name, except that the Board shall have the power to cause legal title to any property of this Trust to be held by and/or in the name of one or more of the Trustees, or any other person as nominee, on such terms, in such manner and with such powers as the Board may determine, provided that the interest of the Trust therein is appropriately protected.

     The Trust shall have the authority to operate under an assumed name or names in such state or states or any political subdivision thereof where it would not be legal, practical or convenient to operate in the name of the Trust. The Trust shall have the authority to file such assumed name certificates or other instruments in such places as may be required by applicable law to operate under such assumed name or names.

     1.2. RESIDENT AGENT. The name and address of the resident agent of the Trust in the State of Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The Trust may have such other offices or places of business within or without the State of Maryland as the Board may from time to time determine.

     1.3. NATURE OF THE TRUST.  The Trust is a REIT within the meaning of Title
8. The Trust is not intended to be, shall not be deemed to be and shall not be treated as a general partnership, limited partnership, joint stock company, or association, (but nothing herein shall preclude the Trust from being taxable as an association under the REIT Provisions of the Code), or, except as contemplated in Section 9.1, a corporation. Neither the Trustees nor the Shareholders will for any purpose be, or be deemed to be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The Shareholders shall be beneficiaries of the Trust and their rights shall be limited to those expressly conferred on them hereunder.

     1.4. PURPOSE OF THE TRUST.   The Trust shall have all the powers granted to
REITs generally by Title 8 or any successor statute and shall have such other and further powers as are not inconsistent with and are appropriate to promote and attain the purposes of the Trust as set forth in this Declaration. The primary purposes of the Trust are to acquire a diversified portfolio of debt and/or debt like interests in real estate and/or real estate related assets, including (i) originating mortgage loans and/or acquiring mortgage loans or acquiring securities collateralized, in whole or in part, by such mortgage loans, as well as making equity investments in real estate and real estate-related assets, (ii) acquiring direct or indirect interests in short term, medium and long-term real estate-related debt securities and mortgage interests, which may include warrants, equity participations or similar rights incidental to a debt investment by the Trust, (iii) making, holding and disposing of purchase money loans with respect to assets sold by the Trust, and
(iv) acquiring positions in non-performing and sub-performing debt for the purpose of either restructuring it as performing debt or if such efforts are unsuccessful, of obtaining shortly thereafter primary management rights over or equity interests in the underlying assets securing such debt (the "Diversified Portfolio"). The Trust's authority with respect to the Diversified Portfolio includes the power to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of all or part of the Diversified Portfolio and the Diversified Portfolio may be held by the Trust directly or indirectly.

     Without the amendment, termination or waiver of provisions of certain non-competition agreements between Starwood Capital Group, L.P. and Starwood Hotels & Resorts, a publicly traded hotel real estate investment trust the shares of which are paired and trade with those of Starwood Hotels & Resorts Worldwide, Inc., the Trust is prohibited from: (i) making investments in loans collateralized by hotel assets where it is anticipated that the underlying equity will be acquired by the debt holder within one (1) year from the acquisition of such debt, (ii) acquiring equity interests in hotels (other than acquisitions of warrants, equity participations or similar rights incidental to a debt investment by the Trust or that are acquired as a result of the exercise of remedies in respect of a loan in which the Trust has an interest) or (iii) selling or contributing to or acquiring any interests in Starwood Hotels & Resorts, including debt positions or equity interests obtained by the Trust under, pursuant to or by reason of the holding of debt positions.

     1.5. DEFINITIONS. The following terms shall, whenever used in this Declaration, unless the context otherwise requires, have the meanings specified in this Section 1.5. The singular shall refer to the plural, and the masculine gender shall be deemed to refer to the feminine and neuter, and vice versa, as the context requires.

          (a) "ADVISOR" means the Person to whom, pursuant to the Advisory Agreement, the Trustees delegate certain control and management of the Trust and its assets as provided in Section 4.1.

          (b) "ADVISORY AGREEMENT" means the advisory agreement between the Trust and the Advisor as described in Section 4.2.

          (c) "AFFILIATE" means with respect to the Advisor, a Shareholder, or Trustee (i) any Person directly or indirectly owning, controlling, or holding, with power to vote, 5% or more of the outstanding voting securities of the Advisor or such Shareholder, (ii) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by the Advisor, such Trustee, or such Shareholder, and (iii) any officer, director, or partner of the Advisor or such Shareholder.

          (d)  "BYLAWS" means the bylaws of the Trust, provided for in
Section 3.3.

          (e) "CLASS A SHAREHOLDERS" means, at any particular time, those Persons who are shown as the holders of record of all Class A Shares on the records of the Trust at such time.

          (f) "CLASS B SHAREHOLDERS" means, at any particular time, those Persons who are shown as the holders of record of all Class B Shares on the records of the Trust at such time.

          (g) "CLASS A SHARES" means the designated shares of beneficial interest of the Trust as described in Section 6.1.

          (h) "CLASS B SHARES" means the designated shares of beneficial interest of the Trust as described in Section 6.1.

          (i) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, including successor statutes thereto.

          (j) "DECLARATION" means this Amended and Restated Declaration of Trust and all amendments and modifications thereof. References in this Declaration to "herein" and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text, article, or section in which such words appear.

          (k) "MORTGAGES" means mortgages, deeds of trust, or other security instruments on real property or rights or interests in real property or entities owning or controlling real property.

          (l) "OPERATING EXPENSES" means the aggregate annual expenses of the Trust of every character regarded as operating expenses in accordance with generally accepted accounting principles, as determined by independent accountants selected by the Trustees, exclusive of: Organization and Offering Expenses; interest and discounts and other costs of borrowed money; taxes on income and real property and all other taxes and assessments applicable to the Trust and its operations; legal, auditing, underwriting, brokerage, transfer agent's, registrar's, and indenture trustee's fees and other such fees, whether paid to Affiliates of the Advisor or independent Persons; fees and expenses paid to independent contractors, independent advisors, mortgage bankers, brokers, and services, real property managers, leasing agents, consultants, on-site managers, real estate brokers, insurance agents and brokers, other brokers and agents, and all personnel employed by the Trust or on its behalf (including all compensation and reimbursements of expenses, payable to the Advisor by the Trust under any Advisory Agreement with the Trust referred to in Article IV hereof and compensation payable to Affiliates of the Advisor) employed by or on behalf of the Trust; costs of insurance (including Trustee's liability insurance), whether paid to Affiliates of the Advisor or independent Persons; expenses of organizing and terminating the Trust; all expenses connected with distributions and communications to holders of Securities of the Trust and the other bookkeeping and clerical work necessary in maintaining relations with holder of Securities, including the cost of printing and mailing checks, certificates for Securities, proxy solicitation materials, and reports to such holders; all expenses connected with the acquisition, disposition, and ownership of the Trust Estate, and all other investments by the Trust, including the costs of appraisal, legal services, brokerage and sales commissions, processing and foreclosure expenses, expenses for the maintenance, repair, and improvements of Trust assets, property management fees and expenses for day-to-day management of Trust assets, whether paid to Affiliates of the Advisor or other Persons; realized losses (exceeding provisions therefor) on dispositions; and all provisions for depletion, depreciation, amortization, and losses.

          (m) "ORGANIZATION AND OFFERING EXPENSES" means those expenses incurred in connection with the formation and registration of the Trust and in qualifying and marketing the Shares or other Securities under applicable federal and state law, and any other expenses actually incurred and directly related to the qualification, registration, offer, and sale of the Shares or other Securities, including such expenses as: (i) selling commissions; (ii) all marketing expenses and payment made to broker-dealers as compensation or reimbursement for all costs of reviewing the offerings, including due diligence investigations and fees or expenses of their attorneys, accountants, and other experts; (iii) registration fees, filing fees, and taxes; (iv) the costs of printing, amending, supplementing, and distributing the registration statements and prospectuses; (v) the costs of obtaining regulatory clearances of, printing, and distributing sales materials used in connection with the offer and sale of the Shares or other Securities; (vi) compensation of officers and employees of the Advisor and its Affiliates while directly engaged in organizing and forming the Trust and in qualifying, registering, and marketing the Shares or other Securities under applicable federal and state law; (vii) reimbursements to any selling agent, selected broker-dealers, the Advisor, and its Affiliates for special marketing and incentive programs sponsored by those entities; (viii) the costs related to investor and broker-dealer sales meetings; and (ix) accounting and legal fees incurred in connection with any of the foregoing.

          (n) "PERSON" means any individual, partnership, corporation, association, trust, or other entity.

          (o) "REIT PROVISIONS OF THE CODE" means Part II, Subchapter M of Chapter 1 of Subtitle A of the Code, as now enacted or hereafter amended, including successor statutes and regulations promulgated thereunder.

          (p) "SECURITIES" means common and preferred stock in a corporation, shares of beneficial interest in a trust or other unincorporated association, general partner interests in a general partnership, interests in a joint venture, general or limited partnership interests in a limited partnership, membership interests or non-member manager interests in a limited liability company, notes, debentures, bonds, and other evidences of indebtedness, including Mortgages, whether secured or unsecured, and includes any options, warrants, and rights to subscribe to or convert into any of the foregoing.

          (q) "SHAREHOLDERS" means, at any particular time, the Class A Shareholders, the Class B Shareholders, and all other holders of record of outstanding Shares on the records of the Trust at such time.

          (r) "SHARES" means the Class A Shares, the Class B Shares, and all other shares of beneficial interest of the Trust issued as provided herein.

          (s)  "TRUST" means the trust created by this Declaration.

          (t) "TRUSTEES" means, as of any particular time, the Persons holding such office under this Declaration at such time, whether they be the Trustees named herein or additional or successor Trustees, but shall not include the officers, representatives, or agents of the Trust or the Shareholders, although nothing herein shall be deemed to preclude the Trustees from also serving as officers, representatives, or agents of the Trust or from owning Shares.

          (u) "TRUST ESTATE" means, as of any particular time, any and all property, real, personal, or otherwise, tangible or intangible, which is held, transferred, conveyed, or paid to the Trust or the Trustees on behalf of the Trust and all rents, income, profits, and gains therefrom.

          (v) "TRUST LOANS" means the notes, debentures, bonds, and other evidences of indebtedness or obligations acquired or entered into by the Trust which are secured or collateralized by personal property or fee or leasehold interests in real estate or other assets, including, but not limited to, first mortgage loans, junior mortgage loans, construction loans, development loans, equipment loans, loans secured by general or limited partnership interests, capital stock, or any other assets or form of equity interest or guarantee of the borrower, and any other type of loan or financial arrangement, such as providing or arranging for letters of credit, providing guarantees of obligations to third parties, or providing commitments for Trust Loans.


                                      ARTICLE II
                                     THE TRUSTEES

     2.1. NUMBER, TERMS OF OFFICE, QUALIFICATIONS OF TRUSTEES. The initial number of Trustees shall be eight, but such number may be changed from time to time by a vote of the majority of Trustees then in office or by Shareholders voting in the manner set forth in Section 6.2(e), provided that the number of Trustees so fixed shall not be less than seven nor more than 15. The initial Trustees shall be the signatories hereto. Subject to the provisions of
Section 2.3, each Trustee shall hold office until the expiration of his or her term and until the election and qualification of his or her successor. The Trustees shall be divided into two classes of approximate equal size, which classes are hereby designated Class I and Class II. The term of office of the initial Class I Trustees shall expire at the 2000 Annual Meeting of Shareholders; and the term of office of the initial Class II Trustees shall expire at the 1999 Annual Meeting of Shareholders. For the purposes hereof, the initial Class I and Class II Trustees shall be those Trustees so designated on Schedule A, attached hereto.

     At each Annual Meeting of Shareholders, Trustees to replace those of the class whose terms expire at such Annual Meeting of Shareholders shall be elected to hold office until the second succeeding annual meeting and until their respective successors shall have been duly elected and qualified.

     Trustees may be re-elected indefinitely. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Such individual shall qualify as a Trustee when he has either signed this Declaration or agreed in writing to be bound by it. Unless otherwise required by law, no Trustee shall be required to give bond, surety, or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as trustees shall not be required to devote their entire time to the business and affairs of the Trust, and it is understood that all or some of the Trustees may be involved in, and/or shareholders, officers, directors, representatives, agents, partners, or beneficiaries of, businesses and ventures which may be in direct competition with the Trust.

     2.2. COMPENSATION AND OTHER REMUNERATION. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as they may determine from time to time. The Trustees, either directly or indirectly, shall also be entitled to receive remuneration for services rendered to the Trust in any other capacity. Such services may include, without limitation, services as an officer of the Trust, legal, accounting, or other professional services, or services as a broker, transfer agent, or underwriter, whether performed by a Trustee or an Affiliate of a Trustee.

     2.3. RESIGNATION, REMOVAL AND DEATH OF TRUSTEES. A Trustee may resign at any time by giving written notice in recordable form to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date such notice is given or at any later time specified in the notice without need for prior accounting. A Trustee may be removed with or without cause at a special meeting of the Shareholders voting in the manner set forth in
Section 6.2, or with cause by all remaining Trustees. "Cause" for purposes of this Section 2.3 shall mean a Trustee's willful violations of this Declaration or the Bylaws which violations are materially against the interests of the Shareholders, or gross negligence in the performance of his or her duties.

     Upon the resignation or removal of any Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his or her name, shall account to the remaining Trustee or Trustees as they require for all property which he or she holds as Trustee, and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his or her legal representative shall perform the acts set forth in the preceding sentence, and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee as the case may be.

     2.4. VACANCIES. If any or all of the Trustees ceased to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death, or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though less than seven) may exercise the powers of the Trustees hereunder. Vacancies (including vacancies created by increases in number) may be filled by the remaining Trustee or by vote of a majority of the remaining Trustees or by the Shareholders voting in the manner set forth in Section 6.2(a). Any Trustee so elected by the remaining Trustees or the Shareholders shall hold office until his successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office. Newly created trusteeships or decrease in trusteeships shall be so apportioned among the classes so as to make all classes as nearly equal in number as is practicable. Any additional Trustee of any class elected to fill a vacancy resulting from any increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Trustees shorten the term of any incumbent Trustee.
If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 6.2(a).

     2.5. SUCCESSOR AND ADDITIONAL TRUSTEES. The right, title, and interest of the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their acceptance of the office, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title, and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 or otherwise.

     2.6. ACTIONS BY TRUSTEES AND EXECUTIVE COMMITTEE; QUORUM. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless specifically provided otherwise in this Declaration, any action of the Trustees
may be taken at a meeting by a vote of a majority of the Trustees.   Any action
taken by Trustees in accordance with the provisions of this Article II shall be conclusive and binding on the Trust, the Trustees and the Shareholders, as an action of all the Trustees, collectively, and of the Trust. Any agreement, deed, mortgage, lease, or other instrument or writing executed by one or more of the Trustees or by any authorized Person shall be valid and binding upon the Trustees and upon the Trust; provided that such action is pursuant to authorization of a majority of the Trustees given either at a meeting or in writing or as provided in the Bylaws.

     The Trustees may appoint a committee (the "Executive Committee") with authority to exercise the powers of the Trustees and consisting of five or more of the Trustees. Unless specifically provided otherwise in this Declaration, any action of the Executive Committee may be taken at a meeting by vote of a majority of the members of the Committee. A quorum for all meetings of the Executive Committee shall be a majority of the members thereof. With respect to the actions of the Trustees and the Executive Committee, Trustees who are Affiliates of the Advisor may be counted for all quorum purposes.

     Unless otherwise specifically provided in this Declaration, any action required or permitted to be taken at any meeting of the Trustees or of the Executive Committee may be taken without a meeting if all of the Trustees or members of the Executive Committee, as the case may be, consent thereto in writing. Trustees or members of the Executive Committee may participate in a meeting of the Trustees or the Executive Committee, as the case may be, by means of conference telephone or similar communications equipment by which all individuals participating in the meeting can hear each other, and participation in such meeting pursuant to this paragraph shall constitute presence in person at such meeting for all purposes of this Declaration.

                                     ARTICLE III
                                   TRUSTEES' POWERS

     3.1. POWER AND AUTHORITY OF TRUSTEES. The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute, and exclusive power, control, and authority (a) over the Trust Estate and over the business and affairs of the Trust and (b) to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for the carrying out of, any of the purposes of the Trust or conducting the business of the Trust. Notwithstanding anything to the contrary in this Declaration, the Trustees shall have continuing exclusive authority over the management of the Trust, the conduct of its affairs and the management and disposition of Trust property, all in accordance with the REIT Provisions of the Code. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive as to the Trust and its Shareholders. In construing the provisions of this Declaration, presumption shall be in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

     3.2. SPECIFIC POWERS AND AUTHORITIES. Subject only to the express limitations contained in this Declaration and in addition to any powers and authorities conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule or law, the Trustees without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem appropriate:

          (a) To retain, invest, and reinvest the capital or other funds of the Trust in Trust Loans and real or personal property investments of any kind, and to purchase, invest in, or otherwise acquire for cash or other property or through the issuance of Shares or other Securities, Trust Loans and fee, leasehold, or other participating interests in property, real, personal, or mixed, tangible or intangible, including notes, bonds, or other obligations, all for such consideration as they deem appropriate and without regard to whether any such property is authorized by law for the investment of trust funds. In connection with any such investment, purchase, or acquisition, the Trustees shall have the power to acquire a share of rents, lease payments, or other gross income from, or a share of the profits from, or a share in the equity or ownership of the security for such Trust Loans; to invest in Trust Loans secured by the pledge or transfer of Mortgages, other assets, and/or contractual obligations; to develop, operate, pool, unitize, grant production payments out of or lease or otherwise dispose of mineral, oil and gas properties, and rights.

          (b) To possess and exercise all the rights, powers, and privileges appertaining to the ownership of the Trust Estate and to increase the capital of the Trust at any time by the issuance of additional Shares or other Securities, in all cases for such consideration and upon such terms as they deem appropriate.

          (c) To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer, or otherwise dispose of any and all of the Trust Estate by deeds, trust deeds, assignments, bills of sale, transfers, leases, Mortgages, financing statements, security agreements, and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent, or any nominee of the Trust.

          (d) To amend the Declaration, without Shareholders' consent, to increase or decrease the aggregate number of Shares or the number of Shares of any class or series, that the Trust has authority to issue. To issue Shares or other Securities which may be subordinated to any indebtedness of the Trust and may be convertible into Shares, including Preferred Shares in series, by amending this Declaration, which amendment shall not require the vote of Shareholders to the extent such amendment establishes a class or series of Shares or Securities and/or the terms and preferences thereof, to establish from time to time the number of Shares to be included in each such series, and to fix the designation, powers, preferences and rights of the Shares of each such series and the qualifications, limitations or restrictions thereof, all without vote of or other action by the Shareholders to such Persons for such cash, property, or other consideration (including securities issued or created by, or interests in any Person) at such time or times and on such terms as the Trustees may deem advisable and to list any of the Securities issued by the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell, and transfer any of the Securities. The authority of the Board with respect to any new Shares or Securities shall include, but not be limited to, determination of the following:

               (i) The number of Shares or Securities constituting that series and the distinctive designation of that series;

               (ii) The rate of dividend, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of Shares or any other series of Shares or Securities;

               (iii) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

               (iv) Whether the Shares or Securities must or may be redeemed and, if so, the terms and conditions of such redemption (including, without limitation, the dates upon or after which they must or may be redeemed and the price or prices at which they must or may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

               (v) Whether the Shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

               (vi) The amounts, if any, payable upon the Shares in the event of voluntary liquidation, dissolution or winding up of the Trust in preference of Shares of any other class or series and whether the Shares shall be entitled to participate generally in distributions under such circumstances;

               (vii) The amounts, if any, payable under the Shares thereof in the event of involuntary liquidation, dissolution or winding up of the Trust in preference of shares of any other class or series and whether the Shares shall be entitled to participate generally in distributions under such circumstances;

               (viii) Sinking fund provisions, if any, for the redemption or purchase of the Shares (the term "sinking fund" being understood to include any similar fund, however designated); and

               (ix) Any other relative rights, preferences, limitations and powers of that series.

          (e) To enter into leases, contracts, obligations, easement agreements, party wall agreements, boundary line agreements, loan commitments of every kind, nature, and description, guarantees, financing arrangements and participations, and other agreements, any one of which may be for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.

          (f) To borrow money and give negotiable or non-negotiable instruments therefor; to guarantee, indemnify, or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber, or hypothecate the Trust Estate to secure any of the foregoing.

          (g) To lend money, whether secured or unsecured, pursuant to Trust Loans or otherwise.

          (h)  To create reserve funds for any purpose.

          (i) To incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses, or disbursements are, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including, without limitation, all Organization and Offering Expenses, Operating Expenses, payments, reimbursements, and compensation to the Trustees, the Advisor, and their Affiliates, taxes and other governmental levies, charges, and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part thereof, and for any of the purposes herein.

          (j) To deposit funds of the Trust in banks, trust companies, savings and loan associations, and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms, in such manner, and by such Person or Persons (including any one or more Trustees, officers, agents, representatives, or the Advisor) as the Trustees may determine.

          (k) To posses and exercise all the rights, powers, and privileges appertaining to the ownership of all or any Mortgages or Securities, issued or created by, or interests in, any Person, forming part of the Trust Estate, to the extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request, or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action and may include the exercise of discretionary powers.

          (l) To cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, rent, lease, hire, convey, negotiate, assign, exchange, or transfer the Trust Estate or any part or parts thereof to or with any such Person in exchange for the Securities thereof or otherwise, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any such Person the Securities or any other interest of which the Trust holds or is about to acquire.

          (m) To enter into joint ventures, general or limited partnerships, and any other lawful combinations or associations.

          (n) To elect one of themselves as Chairman of the Board and to elect, appoint, engage, or employ other officers for the Trust (including a Secretary, Treasurer, and such Vice Presidents and other officers as the Trustees may determine), who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms, as may be prescribed by the Trustees or by the Bylaws; to engage or employ any Persons (including, subject to the provisions of Sections 7.4 and 7.5, any Trustee, officer, or employee of the Trust or any Affiliate of any of such Trustee, officer, or employee of the Trust) as agents, representatives, or employees (including, without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors, or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Persons may be so engaged or employed; and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more

Trustees, agents, representatives, officers, employees, independent contractors, the Advisor, or other Persons.

          (o) To determine whether monies, Securities, or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all of the profit resulting from the maturity or sale of any asset whether purchased at a premium or at a discount, as income or capital, or apportion the same between income and capital, to apportion the sales price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such moneys, Securities, or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization, or obsolescence in respect of all or any part of the Trust Estate subject to depreciation, depletion, amortization, or obsolescence in such amounts and by such methods as they shall determine; and to determine the method or form in which the accounts and records of the Trust shall be kept and to change from time to time such method or form.

          (p) To determine from time to time, the value of all or any part of the Trust Estate and of any services, Securities, Trust Loans, property, or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Estate in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory.

          (q) To collect, sue for, and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands, or other litigation relating to the Trust, the Trust Estate, or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication, or settlement thereof.

          (r) To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Trust.

          (s) To purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust and/or any or all of the Trustees, the Shareholders, or officers against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, Shareholders, or officers, regardless of whether such insurance contracts and policies are provided by Persons affiliated with the Advisor or the Trustees.

          (t) To cause legal title to any of the Trust Estate to be held by and/or in the name of the Trustees, and/or, except as prohibited by law, in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner, and with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein.

          (u) To adopt a fiscal year for the Trust, and from time to time change such fiscal year.

          (v) To adopt and use a seal (but, the use of a seal shall not be required for the execution of instruments or obligations of the Trust).

          (w) To help ensure that (i) the objectives of the Trust (including the objectives of providing Shareholders with a pass-through investment vehicle, as well as minimizing unrelated business taxable income for tax-exempt Shareholders) will not be defeated by future legislation or other action, (ii) the Trust will not be deemed to hold assets of an employee benefit plan ("Plan Assets") for purposes of the Employee Retirement Income Security Act of 1974 ("ERISA"), and (iii) the transactions contemplated hereunder will not constitute prohibited transactions under ERISA or the Code. In order to accomplish the foregoing, the Trustees and the Advisor have the right (upon notice to all Shareholders but without the need to obtain the consent of any Shareholder) to take any actions including (1) restructuring the Trust's activities and, if deemed necessary by the Trustees and the Advisor, converting the Trust to another type of entity (including a partnership), (2) restructuring the Trust's activities to the extent necessary to comply with any exemption in Plan Asset legislation or the Plan Asset regulations adopted by the Department of Labor from time to time, including establishing a fixed percentage of Shares permitted to be held by employee benefit plans or other tax-exempt entities, or discontinuing sales of Securities to such investors after a given date as necessary to obtain a prohibited transaction exemption from the Department of Labor to comply with any exemption in the Plan Asset legislation or Plan Asset regulations, and/or (3) terminating any offering, or compelling a dissolution and termination of the Trust.

          (x) After obtaining approval of the Shareholders as required hereby or by Maryland law, to participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, lease or similar proceedings of any corporation, partnership or other organization in which the Trust shall have an interest and in connection therewith to delegate discretionary powers to any reorganization, protective or similar committee and to pay assessments and other expenses in connection therewith.

          (y)  To solicit proxies of the Shareholders.

          (z) After obtaining approval of the Shareholders as required hereby or by Maryland law, to merge the Trust with or into any other trust or corporation in accordance with the laws of the State of Maryland.

          (aa) To do all other such acts and things as are incident to the foregoing and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration.

     3.3. TRUST BYLAWS. The Trustees may make, adopt, amend, or repeal bylaws (the "Bylaws") containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers, and the rights or powers of its Shareholders, Trustees, or officers not inconsistent with law or with this Declaration.


                                      ARTICLE IV
                                       ADVISOR

     4.1. EMPLOYMENT OF ADVISOR. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisors, managers, or independent contractors of the Trust as may be necessary to insure that such business conforms to the provisions of this Declaration. However, the Trustees are not and shall not be required personally to conduct the business of the Trust and, consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ, or contract with any Person (including one or more of themselves, or any Affiliate of any of them) as the Trustees may deem necessary or proper for the transaction of the business of the Trust. The Trustees may therefore employ or contract with such Person (herein referred to as the "Advisor"), and the Trustees may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable, without regard to whether such authority is normally granted or delegated by Trustees.

     The Trustees shall have the power to determine the terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract. The Trustees may exercise broad or other discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

     4.2. TERM. The Trustees entered into a contract with the Advisor ("Advisory Agreement") as of March 18, 1998 which provides for an initial term of three years and for the automatic annual extension thereafter. The Advisory Agreement may be terminated, without penalty upon no less than 60 days' written notice of the Advisor or by vote of a majority of the Trustees upon a Termination Event (as defined in the Advisory Agreement) or by Shareholders voting as set forth in Section 6.2.

     4.3. INDEPENDENCE OF TRUSTEES AND MEMBERS OF EXECUTIVE COMMITTEE. A minimum of the greater of (i) 331/3% of the total number of Trustees and (ii) three (3) members of the Executive Committee and the Board shall be Persons who are not Affiliates of the Advisor or

Starwood Capital Group, L.L.C.; PROVIDED, HOWEVER, that if at any time the number of Trustees or members of the Executive Committee who are not Affiliates of such Person becomes less than the minimum number set forth above, whether because of the death, resignation, removal, or change in affiliation of one or more Trustees or members of the Executive Committee or otherwise, then such requirement shall not be applicable for a period of 90 days of such event occurring, during which period the continuing Trustees or Trustee then in office shall appoint, pursuant to Section 2.4, a sufficient number of other individuals as Trustees or as members of the Executive Committee so that again a minimum of the greater of (i) 331/3% of the total number of Trustees and (ii) three (3) members of the Board of Trustees and the Executive Committee then in office are not Affiliates of such Person. The Trustees shall at all times endeavor to comply with the requirement of this Section 4.3 as to independence, but failure so to comply with such requirement shall not affect the validity or effectiveness of any action of the Trustees or of the Executive Committee.

     4.4. OTHER ACTIVITIES OF ADVISOR. The Advisor shall not be required to administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities in addition to those relating to the Trust which may be in direct competition with the Trust, including acting as a real estate or loan broker, acting as a general partner or manager, and rendering of advice or services of any kind to any other Person (including, but not limited to, Affiliates of the Advisor). The Trustees may request the Advisor and/or its Affiliates to engage in certain other activities relating to the Trust's investments, including property management, contracting for the construction of improvements, and the placement or brokerage of real property, equity investments in real property, Mortgages, or other financing arrangements; and the Advisor and/or its Affiliates may act as broker or provide services requested by sellers, mortgagors, prospective sellers, or prospective mortgagors to the Trust and may receive brokerage commissions and other compensation from such sellers, mortgagors, prospective sellers, and prospective mortgagors in addition to compensation paid to the Advisor by the Trust.

     The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Trust which is consistent with the investment policies and objectives of the Trust, but neither the Advisor nor any Affiliate of the Advisor shall be obligated to present any particular investment opportunity to the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust, and subject to the foregoing, each of them shall have the right to take for its own account or to recommend to others any such particular investment opportunity. The Advisor shall act on a basis which is fair and reasonable to the Trust and the Shareholders in selecting from among the various investment opportunities that come to the Advisor those investment opportunities which it presents to and approves on behalf of the Trust. So long as there is an Advisor or other Person performing similar functions, the Trustees shall have no responsibility to originate investment opportunities for the Trust.

     4.5. LIMITATION ON OPERATING EXPENSES. The Operating Expenses of the Trust for any full fiscal year shall not (except as set forth herein) exceed an amount equal to the greater of (a) 2% of the average net assets of the Trust Estate for such year or (b) 25% of the Trust's net income for such year, determined in accordance with generally accepted accounting principles, before deducting any regular and incentive advisory fees, administrative fees and expenses, and depreciation, depletion, and amortization. The Trustees shall limit such expenses to amounts that do not exceed such limitations unless a majority of the Trustees who are not Affiliates of the Advisor determine that based upon such factors as they deem sufficient, a higher level of expenses is justified. Each contract made with the Advisor under this Article IV shall specifically provide that in the event such Trustees determine that such excess expenses are not justified, the Advisor shall refund to the Trust promptly after the end of any such year the amount, if any, by which the Operating Expenses so exceed said amount; provided, that to the extent that the Operating Expenses for any subsequent fiscal year are less than the greater of clauses (a) or (b) above, the Trust shall reimburse the Advisor the amount(s) it previously refunded to the Trust pursuant to this Section 4.5.


                                      ARTICLE V
                                  INVESTMENT POLICY

     5.1. GENERAL STATEMENT OF POLICY. While the Trustees are authorized, pursuant to Article III, to invest the Trust Estate in a wide variety of investments, it is the present intention of the Trust that it shall be the principal investment objective and policy of the Trust for the Trustees to invest the Trust Estate in the Diversified Portfolio.

     Investments of the Trust may be made in various combinations and may involve participations with other Persons, including Affiliates of the Advisor and/or Trustees. Such investments may incorporate a variety of real property equity and financing techniques, including, without limitation, partnerships, joint ventures, purchase and leasebacks, land purchase-leases, net lease financings, purchase and installment salebacks, and Mortgages.

     The general purpose of the Trust is to seek real estate investment trust income as defined in the REIT Provisions of the Code consistent with the investment objective and policy of the Trust as set forth above. The Trustees intend to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Code with respect to the composition of the Trust's investments and the derivation of its income; provided, however, that no Trustee, director, officer, employee, or agent of the Trust or the Advisor shall be liable to any Person, including any Shareholder, for any act or omission resulting in the loss of tax benefits, or in the incurrence of tax detriments, under the Code or for the Trust not being treated for tax purposes as a "real estate investment trust" under the REIT Provisions of the Code. Subject to
Section 5.3 hereof and subject to such restrictions as may be necessary to qualify the Trust as a "real estate investment trust" as defined in the REIT Provisions of the Code, the Trustees may alter the above-declared investment policy in light of changes in economic circumstances and other relevant factors, and the methods of implementing the Trust's investment policies may change, in the discretion of the Trustees as economic and other conditions change.

     5.2. OTHER PERMISSIBLE INVESTMENTS. To the extent that the Trust has assets not invested in accordance with Section 5.1, the Trustees may employ such assets by investing them in:

          (a) Obligations of, or guaranteed or insured by, the United States Government or any agency or political subdivision thereof;

          (b) Obligations of, or guarantees by, any state, territory, or possession of the United States of America or any agency or political subdivision thereof;

          (c) Evidences of deposits in, or obligations of, banking institutions, state and federal savings and loan associations, and savings institutions;

          (d)  Real and personal property and interests therein; and

          (e)  Other Securities, liquid short-term investments, and property.

     5.3. PROHIBITED INVESTMENTS AND ACTIVITIES. The Trustees shall not engage in any of the following investment practices or activities:

          (a) Invest in commodities, foreign currencies, or bullion except in connection with investments in other property; and

          (b) Purchase any property from or sell any property to the Advisor, nor shall the Trust lend any funds to the Advisor.

     5.4. OBLIGOR'S DEFAULT. Notwithstanding any provision in any Article of this Declaration, when an obligor to the Trust is in default under the terms of any obligation (including a Trust Loan) to the Trust, the Trustees or the Advisor shall have the power to pursue any remedies permitted by law which in their sole judgment are in the interest of the Trust, and the Trustees or the Advisor shall have the power to receive and hold any investment and to enter into any commitment or obligation on behalf of the Trust in connection with or in pursuit of such remedies which, in the judgment of the Trustees or the Advisor, is necessary or desirable for the purpose of acquiring property, disposing of property acquired in the pursuit of such remedies or the preservation of its investment.


                                      ARTICLE VI
                               SHARES AND SHAREHOLDERS

     6.1. SHARES. The units into which the beneficial interest in the Trust will be divided shall be designated as Shares, which Shares shall initially be of two classes, Class A Shares and Class B Shares. The Class A Shares shall have a par value of $1.00 per Share, and the Class B Shares shall have a par value of $.01 per Share. The certificates evidencing the Shares shall be in such form and signed (manually or by facsimile) on behalf of the Trust in such manner as the Trustees may from time to time prescribe or as may be prescribed in the Bylaws in accordance with the laws of the State of Maryland. The certificates shall be negotiable and title thereto and to the Shares represented thereby shall be transferred by assignment and delivery thereof to the same extent and in all respects as a share certificate of a Maryland corporation.
The total number of Shares that the Trust has authority to issue is 90,000,000 of which 60,000,000 shall be designated Class A Shares and 30,000,000 shall be designated Class B Shares. As set forth in Section 3.2(d) the Trustees may amend the Declaration, without Shareholder consent, to increase or decrease the aggregate number of Shares or number of Shares of any class or series, that the Trust has authority to issue. The Shares may be issued for such consideration as the Trustees shall determine or without consideration by way of share dividend or share split in the discretion of the Trustees. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares acquired by the Trust may be canceled and restored to the status of authorized and unissued Shares by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split. The Shares shall not entitle the holder to preference, pre-emptive, appraisal, conversion, or exchange rights of any kind, except as provided in Section 6.14.

     The Trustees are hereby required to issue for par a sufficient number of Class B Shares such that the total number of outstanding Class B Shares shall at all times equal 50% the total number of outstanding Class A Shares to all holders of Class B Shares on a pro rata basis based on the number of Class B Shares held by such holder on the date of issuance of the Class A Shares requiring the issuance of the Class B Shares to the extent that (a) additional Class A Shares are issued by the Trust (provided that if and to the extent such issuance is subject to the approval of the American Stock Exchange, Inc. or such other exchange or market on which the Class A Shares or other securities of the Trust are traded, then such approval shall be obtained), and (b) the Class A Shares are subject to any stock dividend, stock split, or other recapitalization affecting the number of Class A Shares outstanding. The additional Class B Shares shall be issued within 60 days of the issuance of the Class A Shares and the purchase price may be paid in cash or by delivery of a promissory note. To the extent that the Class B Shareholders convert their Class B Shares into Class A Shares as provided in Section 6.14 the percentage of outstanding Class B Shares required to be maintained by this Section 6.1 shall be reduced by multiplying such 50% by a fraction, the numerator of which is the aggregate number of Class B Shares outstanding as of the date of determination and the denominator of which is one-half of the total number of Class A Shares issued and outstanding on such date.

     6.2. VOTING RIGHTS. The Shareholders shall be entitled to vote only upon the following matters:

          (a) ELECTION OF TRUSTEES. Trustees shall be elected in accordance with Section 2.1 at the annual meeting of the Shareholders to be held at such time and place as the Bylaws shall prescribe. In any election of Trustees, the Class A Shareholders and the Class B Shareholders shall vote together as a single class with each Class A Share and Class B Share held of record entitled to one vote in person or by proxy.

     Any vacancy in the office of Trustees may be filled by a vote of the Class A Shareholders and the Class B Shareholders voting together as a single class with each Share held of record entitled to one vote in person or by proxy, or, in the absence of any such Shareholder vote, such vacancy may be filled by the vote of the remaining Trustees. If the number of Trustees is increased in accordance with this Declaration, the Bylaws, or otherwise, any vacancy so created may be filled by the existing Trustees.

          (b) REMOVAL OF TRUSTEES. A Trustee may be removed with or without cause by majority vote or written consent of the Shareholders with the Class A Shareholders and the Class B Shareholders voting together as a single class with each Share held of record entitled to one vote in person or by proxy. Any vacancy created by the removal of a Trustee shall be filled as provided in
Section 6.2(a).

          (c) TERMINATION OF ADVISORY AGREEMENT. The Advisory Agreement may be terminated to the extent provided in Section 4.2 upon approval by vote or written consent of Shareholders holding two-thirds of the Class A Shares and the Class B Shares voting together as a single class with each Share held of record entitled to one vote in person or by proxy.

          (d) TERMINATION OF THE TRUST. The Trust may be terminated at a meeting of the Shareholders, specially called for such purpose, upon a vote by the Shareholders holding 66-2/3% of the Class A Shares and the Class B Shares voting together as a single class with each Share of record entitled to one vote in person or by proxy. A merger of the Trust with and into another entity is not a termination of the Trust if the Trust is the surviving entity or if the purpose of the merger is primarily to change the domicile of the Trust.
Further, a change of the Trust's form from a business trust to a corporation is not a termination of the Trust.

          (e) AMENDMENTS TO THE DECLARATION. Except as set forth in the next sentence or Section 3.2(d) or 10.2, this Declaration can be amended upon approval of a majority vote of the Shareholders with the Class A Shareholders and the Class B Shareholders voting together as a single class with each Share held of record entitled to cast one vote in person or by proxy. Notwithstanding anything in this Declaration to the contrary, wherever any provision of this Declaration sets forth a specific percentage of the Shares outstanding and entitled to vote which is required for approval or ratification of any action upon which the vote of the Shareholders is required or may be obtained, such provision can only be amended with the approval of Shareholders holding the specific percentage of Shares outstanding and entitled to vote which is set forth in such provision.

          (f) SALES OF ASSETS. The Trust may sell, transfer or otherwise dispose of all or substantially all of its assets, upon a vote by the Shareholders holding two-thirds of the Class A Shares and the Class B Shares voting together as a single class with each Share of record entitled to one vote in person or by proxy.

          (g) OTHER MATTERS. All other matters to be voted on, consented to, or ratified by the Shareholders shall be passed, consented to, or ratified by a majority vote of the

Shareholders with the Class A Shareholders and the Class B Shareholders voting together as a single class with each Share held of record entitled to cast one vote in person or by proxy.

     Notwithstanding anything in this Article VI to the contrary, at all times that there are no Class A Shares outstanding, the Class B Shareholders shall have exclusive voting power on all matters upon which Shareholders are entitled to vote pursuant to this Declaration. Wherever any provision of this Declaration sets forth a specific percentage of the Shares outstanding and entitled to vote which is required for approval or ratification of any action upon which the vote of the Shareholders is required or may be obtained, such provision shall mean such specified percentage of the votes entitled to be cast by holders of all Shares then outstanding and entitled to vote on such action.

     6.3. LEGAL OWNERSHIP OF TRUST ESTATE. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder, and they shall have no right to compel any partition, division, dividend, or distribution of the Trust or any of the Trust Estate.

     6.4. SHARES DEEMED PERSONAL PROPERTY. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration. The death, insolvency, or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees, or the Trust Estate or otherwise, except the sole right to demand and, subject to the provisions of this Declaration, the Bylaws, and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for, and upon delivery pursuant to Section 6.5 of, the certificate held by such Shareholder.

     6.5. SHARE RECORD; ISSUANCE AND TRANSFERABILITY OF SHARES. Records shall be kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. Certificates shall be issued, listed, and transferred in accordance with the Bylaws. The Persons in whose names certificates are registered on the records of the Trust shall be deemed the absolute owners of the Shares represented thereby for all purposes of this Trust; but nothing herein shall be deemed to preclude the Trustees or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The receipt by the Person in whose name any Shares are registered on the records of the Trust or of the duly authorized agent of such Person, or if such Shares are so registered in the names of more than one Person, the receipt of any one of such Persons, or of the duly authorized agent of any of such Persons, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

     Subject to the provisions of Section 6.13, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps, together with such evidence of the genuineness of each such endorsement, execution, or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee and in case of transfer of only a part of the Shares represented by a certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequences of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor, but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares, and such necessary releases from applicable governmental authorities. In case of the loss, mutilation, or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this Declaration shall impose upon the Trustees or a transfer agent a duty, or limit their rights, to inquire into adverse claims.

     6.6. DIVIDENDS OR DISTRIBUTIONS TO SHAREHOLDERS. The Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash, property or other assets of the Trust or in securities of the Trust or other form, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or refinancing of Trust obligations, or from the disposition of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine. The Trustees may declare dividends or distributions as far in advance as they shall determine in their discretion, including the advance declaration of dividends or distributions with respect to more than one month or other period. Shareholders shall have no right to any dividend or distribution unless and until the record date therefor as declared by the Trustees. The Trustees shall endeavor to authorize and pay such dividends and distributions as shall be necessary for the Trust to qualify as a REIT under the Code (so long as such qualification, in the opinion of the Trustees, is in the best interests of the Shareholders). All dividends and distributions shall be distributed 99% to the Class A Shareholders and 1% to the Class B Shareholders. To the extent that Class B Shareholders convert their Class B Shares into Class A Shares as provided in Section 6.14, the percentage of dividends and distributions to be distributed to the Class B Shareholders, as well as the other distributions provided for in this Section 6.6, shall be reduced by multiplying such 1% by a fraction, the numerator of which is the aggregate number of Class B Shares outstanding as of the record date for any such distribution and the denominator of which is one-half of the aggregate number of Class A Shares issued and outstanding on such date.

     6.7. TRANSFER AGENT, DIVIDEND DISBURSING AGENT, AND REGISTRAR. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents, and registrars and to authorize them on behalf of the Trust to keep records, to hold and disburse any dividends and distributions, and to have and to perform in respect of all original issues and transfers of Shares, dividends and distributions, and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents, and registrars of a Maryland corporation.

     6.8. SHAREHOLDERS' MEETING. There shall be an annual meeting of the Shareholders at such time and place, either within or without the State of Maryland, as the Bylaws shall prescribe at which the Trustees shall be elected and any other proper business may be conducted. The annual meeting of Shareholders shall be held after delivery to the Shareholders of the annual report (set forth in Section 6.10) and within six months after the end of each fiscal year. Special meetings of Shareholders may be called by the Chairman of the Board, or at least two of the other Trustees and shall be called upon the written request of Shareholders holding not less than 20% of the outstanding Class A Shares or 20% of the outstanding Class B Shares, entitled to vote in the manner provided in the Bylaws. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders for the election of successor Trustees. Notice of any special meeting shall state the purposes of the meeting. A majority of the outstanding Class A Shares and a majority of the outstanding Class B Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at any such meeting. Whenever Shareholders are required or permitted to take any action, such action may be taken without a meeting on written consent setting forth the action so taken, signed by a sufficient proportion of the Class A Shareholders and Class B Shareholders as would be required for a vote at meeting as provided in Section 6.2; PROVIDED that solicitation of such consents complies with Rule 706 of the American Stock Exchange, Inc. as such Rule or its successor is then in effect. The vote or consent of Shareholders shall not be required for the pledging, hypothecating, granting security interests in, mortgaging, or encumbering of all or any of the Trust Estate.

     6.9. PROXIES. Whenever the vote or consent of Shareholders is required or permitted under this Declaration, such vote or consent may be given either directly by the Shareholders or by a proxy in the form prescribed in the Bylaws. The Trustees may solicit such proxies from the Shareholders or any of them in any matter requiring or permitting the Shareholders' vote or consent.

     6.10. REPORTS TO SHAREHOLDERS. The Trust shall prepare an annual report to the extent and in the manner required by applicable law.

     6.11. FIXING RECORD DATES. The Bylaws may provide for fixing or, in the absence of such provision, the Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of the Shareholders or to express consent to any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust) or any annual report or other communication from the Trustees, or for any other purpose. The record date so fixed shall be not less than ten days nor more than 90 days prior to the date of the meeting or event for the purpose of which it is fixed.

     6.12. NOTICE TO SHAREHOLDERS. Any notice of meeting or other notice, communication, or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication, or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

     6.13. RESTRICTION ON TRANSFER, ACQUISITION AND REDEMPTION OF SHARES.
ARTICLE XI contains restrictions on transfer, acquisition and redemptions of Shares. Any issuance, redemption or transfer which would operate to disqualify the Trust as a REIT for federal income tax purposes shall be null and void ab initio as provided in Article XI.

     6.14. CONVERSION RIGHTS.  Subject to the terms and conditions of this
Section 6.14, each Class B Shareholder shall at its option be entitled to convert the Class B Shares then issued and outstanding and held by such Shareholder into fully paid and non-assessable Class A Shares on the basis of one Class A Share for 49 Class B Shares. After conversion of the Class B Shares into Class A Shares, the rights of the remaining Class B Shareholders with respect to dividends and distributions shall be adjusted as provided in Section 6.6.

     In order to exercise such conversion rights, the Class B Shareholder shall surrender the certificate or certificates for such Class B Shares at the office of said transfer agent (or other place as provided by the Trustees), which certificate or certificates, if the Trustees shall so request, shall be duly endorsed to the Trust or in blank or accompanied by proper instruments of transfer to the Trust (such endorsements or instruments of transfer to be in form satisfactory to the Trust), and shall give written notice to the Trust at said office that it elects so to convert said Class B Shares in accordance with the terms of this Section 6.14, and shall state in writing therein the name or names in which it wishes the certificate or certificates for Class A Shares to be registered. Every such notice of election to convert shall constitute a binding contract between the holder of such Class B Shares and the Trust, whereby the Class B Shareholder shall be deemed to subscribe for the amount of Class A Shares which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Shares to be converted and to release the Trust for all liability thereunder, and thereby the Trust shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Class A Shares to be issued upon such conversion.

     The Trust will, as soon as practicable after such deposit of a certificate or certificates for Class B Shares accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the Person for whose account such Class B Shares were so surrendered, or to his nominee or nominees, a certificate or certificates for the number of Class A Shares to which he shall be entitled as aforesaid. Subject to the provisions of this Section 6.14, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Shares to be converted; and the Person or Persons entitled to receive the Class A Shares issuable upon conversion of such Class B Shares shall be treated for all purposes as the record holder or holders of such Class A Shares on such date. Upon conversion of Class B Shares, the Class B Shares so converted shall be canceled and retired by the Trust.

     The issuance of certificates for Class A Shares upon conversion of Class B Shares shall be made without charge for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the Class B Shares converted, the Person or Persons requesting the issuance thereof shall pay to the Trust the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Trust that such tax has been paid or that no such tax is due.

     The Trust will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Shares, such number of Class A Shares as shall be issuable upon the conversion of all such outstanding Class B Shares; provided that nothing contained herein shall be construed to preclude the Trust from satisfying its obligations in respect of the conversion of the outstanding Class B Shares by delivery of Class A Shares which are held in the treasury of the Trust. The Trust covenants that if any Class A Shares, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such Class A Shares may be issued upon conversion, the Trust will use its best efforts at its expense to cause such Class A Shares to be duly registered or approved, as the case may be. The Trust will also at its expense endeavor to list the Class A Shares required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Class A Shares are listed at the time of such delivery. The Trust covenants that all Class A Shares which shall be issued upon conversion of the Class B Shares, will, upon issue, be fully paid and non-assessable and not entitled to any preemptive rights.

     6.15. TREASURY SHARES. The Trust may repurchase or otherwise acquire its own Shares at such price or prices as may be determined by the Trustees, and for this purpose the Trust may create and maintain such reserves as are deemed necessary and proper. Shares issued hereunder and repurchased or otherwise acquired for the account of the Trust shall not, so long as they belong to the Trust, either receive dividends or distributions (except that they shall be entitled to receive dividends or distributions payable in Shares of the Trust) or be voted at any meeting of the Shareholders. Such Shares may, in the discretion of the Trustees, be held in the treasury and be disposed of by the Board at such time or times, to such party or parties and for such consideration as the Trustees may deem appropriate or may be returned to the status of authorized but unissued Shares in the Trust.

     6.16. FRACTIONAL SHARES. The Trust may, without the consent or approval of any Shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

     6.17. DIVISIONS AND COMBINATIONS OF SHARES. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of Shareholders to the extent permitted by Maryland law provided that, all other classes or series of beneficial interest are also similarly divided or combined.

     6.18. NONLIABILITY AND INDEMNIFICATION OF SHAREHOLDERS. To the maximum extent permitted by Maryland law, Shareholders shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Trustees and shall be under no obligation to the Trust or its creditors with respect to such Shareholder's Shares other than the obligation to pay to the Trust the full amount of the consideration for which the Shares were issued or to be issued. The Shareholders shall not be liable to assessment and the Board shall have no power to bind the Shareholders personally. To the maximum extent permitted by Maryland law, the Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such Shareholder may become subject by reason of his or her being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 6.18 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein; PROVIDED, HOWEVER, that the Trust shall have no liability to reimburse Shareholders for taxes assessed against them by reason of their ownership of Shares, nor for any losses suffered by reason of changes in the market value of securities of the Trust. No amendment to this Declaration increasing or enlarging the liability of the Shareholders shall be made without the unanimous vote or written consent of all of the Shareholders.

     6.19. NONLIABILITY. The Board shall use every reasonable means to assure that all persons having dealings with the Trust shall be informed that the private property of the Shareholders and the Trustees shall not be subject to claims against and obligations of the Trust to any extent whatever. The Trustees shall cause to be inserted in every written agreement, undertaking or obligation made or issued on behalf of the Trust, an appropriate provision to the effect that the Shareholders and the Trustees shall not be personally liable thereunder, and that all parties concerned shall look solely to the Trust property for the satisfaction of any claim thereunder, and appropriate reference shall be made to this Declaration. The omission of such a provision from any such agreement, undertaking or obligation, or the failure to use any other means of giving such notice, shall not, however, render the Shareholders or the Trustees personally liable except in the case of the Trustees where such omission results in personal liability to the Shareholders.

     6.20. DECLARATION AND BYLAWS. All Shareholders are subject to the provisions of the Declaration and the Bylaws of the Trust.

                                     ARTICLE VII
                     LIMITATION OF LIABILITY AND INDEMNIFICATION
                               OF TRUSTEES AND OFFICERS

     7.1. LIMITATION OF LIABILITY. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a REIT, no trustee or officer of the Trust shall be liable to the Trust or to any Trustee or to any Shareholder for money damages. Neither the amendment nor the repeal of this Section 7.1, nor the adoption or amendment of any other provision of this Declaration inconsistent with this Section 7.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In addition to any Maryland statute limiting the liability of trustees or officers of a Maryland REIT no Trustee or officer of the Trust shall be liable to the Trust or to any Trustee for any act or omission of any other Trustee, Shareholder, officer, or agent of the Trust, including the Advisor, or be held to any personal liability whatsoever in tort, contract, or otherwise in connection with the affairs of this Trust except only that arising from his own willful violation of the provisions of this Declaration or of the Bylaws which violation is materially against the interests of the Shareholders and results in material harm to such interests, or gross negligence in the performance of his duties.

     7.2. INDEMNIFICATION. The Trust shall have the power to obligate itself to indemnify each trustee, officer, employee and agent of the Trust, including the Advisor and its Affiliates, to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a trustee, officer, employee or agent of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in that capacity and to pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings.

     The indemnification authorized by this Section 7.2 shall include payment of
(i) reasonable attorneys' fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and
(ii) expenses incurred by the removal of any liens affecting any property of the Person to be indemnified. Indemnification shall be made from assets of the Trust, and no Shareholder shall be personally liable to any Person to be indemnified. This Section 7.2 shall inure to the benefit of the Trustees and their Affiliates.

      For the purposes of this Article VII only, the term "Affiliates" shall mean any Person performing services on behalf of the Trust who: (i) directly or indirectly controls, is controlled by, or is under common control with the Trustees; or (ii) owns or controls 10% or more of the outstanding voting securities of the Trustees; or (iii) is an officer, director, partner, or trustee of the Trustees; or (iv) is any company for which the Trustees act as an officer, director, partner, or trustee.

     7.3. INSURANCE. Notwithstanding any other provisions of this Declaration, the Trust, for the purpose of providing insurance for its Trustees, officers, employees and agents of the Trust, including the Advisor and its Affiliates shall have the authority, without specific Shareholder approval, to enter into insurance arrangements to protect all Trustees, officers, employees and agents of the Trust, including the Advisor and its Affiliates of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees, officers, employees and agents of the Trust, including the Advisor and its Affiliates of the Trust, whether or not the Trust would otherwise have the power under this Declaration or under Maryland law to indemnify such persons against such liability. Any such insurance arrangement may be procured, maintained or established with any insurer deemed appropriate by the Board regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Trust. In the absence of fraud, the judgment of the Board as to the terms and conditions of insurance arrangement and the identity of the insurer shall be conclusive, and such insurance arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance arrangement to liability on any ground, regardless of whether Trustees participating and approving such insurance arrangement shall be beneficiaries thereof.

     7.4. RIGHTS OF TRUSTEES AND OFFICERS TO OWN SHARES OR OTHER PROPERTY AND TO ENGAGE IN OTHER BUSINESS.

          (a) Any Trustee, officer, agent, or employee of the Trust and the Advisor may acquire, own, hold, and dispose of Securities of the Trust, for his individual account, and may exercise all rights of a holder of such Securities to the same extent and in the same manner as if he were not a Trustee, officer, employee, agent, or the Advisor; have personal business interests and engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation, or disposition, for his own account or for the account of others, of interests in Mortgages, real property, or other assets, even if the same compete directly with the actual business being conducted by the Trust; subject to the provisions of Article IV, be interested as trustee, officer, director, stockholder, partner, member, advisor, or employee, or otherwise have a direct or indirect interest in a Person who may be engaged to render advice or services to the Trust (as the Advisor or otherwise) and receive compensation from such Person and any Affiliate of such Person as well as compensation as Trustee, officer, agent, or employee of the Trust; and, in a capacity of trustee, officer, director, stockholder, partner, member, advisor, or employee of any Person, have business interests and engage in business activities in addition to those relating to the Trust, which interests and activities may include the acquisition, syndication, holding, management, operation, or disposition, for his own account or for the account of others, of interests in Mortgages, real property, or other assets, or interests in Persons engaged in the mortgage or real estate business, which interests or activities may be in direct competition with the Trust; and each Trustee, officer, employee, and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee, or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust; and none of the foregoing interests or activities (singly, or in combination) shall be deemed to conflict with or be inconsistent with his powers, duties, and responsibilities as Trustee, officer, agent or employee of the Trust.

          (b)  Nothing in this Declaration shall be deemed to;

               (i) Prohibit a Trustee, officer, employee, or agent of the Trust from acquiring or owning any amount or percentage of any class of outstanding Securities of any publicly-owned Person whose shares are listed or traded on a national securities exchange or in the over-the-counter market;

               (ii) Prohibit a Trustee, officer, employee, or agent of the Trust who is also engaged in rendering legal, accounting, financial advisory, or other services from rendering such services to any Person or from acting as trustee, director, member, advisor, officer, or representative of any such Person to whom he renders or has rendered such services;

               (iii) Require a Trustee, officer, employee, or agent of the Trust to dispose of a personal business interest acquired, or to discontinue personal business activities begun, whether acquired or begun before or when he was a Trustee, officer, employee, or agent, regardless of whether such interests or activities compete with the business of the Trust; or

               (iv) Prohibit a Trustee, officer, employee, or agent of the Trust from having personal business interests or engaging in personal business activities regardless of whether;

                    (A) The Trustees (by vote or consent sufficient for such purpose including the vote of the interested Trustee(s)) have decided that such interests or activities should or should not be acquired or engaged in by the Trust; or

                    (B) The Trust could have acquired such interests or engaged in such activities without endangering the qualification of the Trust as a real estate investment trust under the REIT Provisions of the Code or without violating any provision of this Declaration or applicable law, even though any such Person, interests, or activities are or could be in competition, in any way, with the Trust, or any such Person is in the same or similar business as the Trust.

     7.5. TRANSACTIONS BETWEEN THE TRUST AND CERTAIN AFFILIATES. Except as prohibited by this Declaration and in the absence of fraud, a contract, act, or other transaction between the Trust and any other Person, or in which the Trust is interested, shall be valid even though (i) one or more of the Trustees, officers of the Trust, or the Advisor are Affiliates of such other Person, or
(ii) one or more of the Trustees, officers, or the Advisor, individually or jointly with others, is a party or are parties to or directly or indirectly interested in, or connected with, such contract, act, or transaction. Neither any such Trustee, officer, nor the Advisor shall be under any disability from or have any liability as a result of entering into any such contract, act, or transaction, provided that (a) such interest or connection is disclosed or known to the Trustees and the

Trustees authorized such contract, act, or other transaction by vote sufficient for such purpose excluding the vote of the interested Trustee(s), or (b) such interest or connection is disclosed or known to the Shareholders, and such contract, act, or transaction is approved or subsequently ratified by the Shareholders, or (c) such contract, act, or transaction is fair and reasonable as to the Trust at the time it is authorized by the Trustees or by the Shareholders. Notwithstanding any other provision of this Declaration, Affiliates of the Advisor may receive compensation from, and/or a share of the proceeds received by, borrowers in connection with Trust Loans.

     7.6. PERSONS DEALING WITH TRUSTEES. No corporation, person, transfer agent or other party shall be required to examine or investigate the trusts, terms or conditions contained in this Declaration or otherwise applicable to the Trust; and no such corporation, person, transfer agent or other party dealing with the Trustees or with the Trust or Trust property and assets shall have any obligation with respect to the application of any money or property paid or delivered to any Trustee, or nominee, agent or representative of the Trust or the Trustees. A certificate executed by or on behalf of the Trustees or by any other duly authorized representative of the Trust, delivered to any person or party dealing with the Trust or Trust property and assets, or, if relating to real property, recorded in the deed records for the county or district in which such real property lies, certifying as to the identity and authority of the Trustees, agents or representatives of the Trust for the time being, or as to any action of the Trustees or of the Trust, or of the Shareholders, or as to any other fact affecting or relating to the Trust or this Declaration, may be treated as conclusive evidence thereof by all persons dealing with the Trust. No provision of this Declaration shall diminish or affect the obligation of the Trustees and every other representative or agent of the Trust to deal fairly and act in good faith with respect to the Trust and the Shareholders insofar as the relationship and accounting among the parties to the Trust is concerned; but no third party dealing with the Trust or with any Trustee, agent or representative of the Trust shall be obliged or required to inquire into, investigate or be responsible for the discharge and performance of such fiduciary obligation.

     7.7. ADMINISTRATIVE POWERS OF TRUSTEES. The Trustees shall have power to pay the expenses of organization and administration of the Trust, including all legal and other expenses in connection with the preparation and carrying out of the plan for the formation of the Trust, the acquisition of properties thereunder and the issuance of Shares thereunder; and to employ such officers, experts, counsel, managers, salesmen, agents, workmen, clerks and other persons as they think best.

     7.8. RELIANCE. The Trustees and officers may consult with counsel (which may be a firm in which one or more of the Trustees or officers is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to all of the Trustees and officers in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by the Managing Trustee or the Chairman of the Board, if any, or the officer of the Trust having charge of its books of account, or stated in a written report by an independent public accountant fairly to present the financial position of the Trust. The Trustees may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

     7.9. TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     7.10. RESTRICTIONS OF DUTIES AND LIABILITIES. To the extent that the nature of this Trust (that is, a REIT) will permit, the duties and liabilities of Trustees and officers shall in no event be greater than the duties and liabilities of trustees and officers of a Maryland corporation. The Trustees and officers shall in no event have any greater duties or liabilities than those imposed by applicable laws as shall be in effect from time to time.

     7.11. CONFLICTS. In the event that any provision or portion of a provision of this Article VII is determined to be in conflict with any applicable statute, such provision or portion thereof shall be inapplicable to the extent of such conflict.

     7.12. SEVERABILITY. In the event that any provision or portion of a provision of this Article VII is determined to be invalid, void, illegal or unenforceable, the remainder of the provisions of this Article VII shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated.

     7.13. NO IMPAIRMENT. Nothing in this Article VII shall be construed to diminish, limit or impair any rights or defenses afforded to officers or Trustees by common law, statute, other provisions of this Declaration, the Bylaws or otherwise, and the provisions of this Article VII shall be deemed to be cumulative thereto.

     7.14. REFERENCES. References in this Article VII to Trustees or officers shall be deemed to refer to any person who is or was a Trustee or officer of the Trust and any person who, while a Trustee or officer of the Trust, is or was serving at the request of the Trust as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.


                                     ARTICLE VIII
                          DURATION AND TERMINATION OF TRUST;
                                      AMENDMENTS

     8.1. TERMINATION OF TRUST. The Trust may be terminated at any time as provided in Section 6.2(d).

          (a)  Upon termination of the Trust:

               (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

               (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining Trust Estate to one or more Persons at a public or private sale for consideration which may consist in whole or in part of cash, securities, or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

               (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Estate, in cash or in kind or partly each, among the Shareholders according to their respective rights and the Advisor pursuant to the Advisory Agreement.

          (b) Upon termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and keep among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the right, title and interest of all Shareholders shall cease and be canceled and discharged.

     8.2. DURATION OF TRUST. Subject to possible earlier termination in accordance with the provisions of this Article VIII, the duration of the Trust shall be perpetual or, in any jurisdiction in which such duration is not permitted, then the Trust shall terminate on the latest date permitted by the law of such jurisdiction.



                                      ARTICLE IX
                                    MISCELLANEOUS

     9.1. CONSTRUCTION. This Declaration shall be construed in such a manner as to give effect to the intent and purposes of the Trust and this Declaration. If any provisions hereof appear to be in conflict, more specific provisions shall control over general provisions. This Declaration shall govern all of the relationships among the Trustees and Shareholders; and each provision hereof shall be effective for all purposes and to all persons dealing with the Trust to the fullest extent possible under applicable law in each jurisdiction in which the Trust shall engage in business. In defining or interpreting the powers and duties of the Trust and the Trustees and officers, reference may be made by the Board or officers, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the

Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provision, provided that Subtitle 6 shall not apply to a business combination with Starwood Capital Group L.L.C. and/or its Affiliates and Subtitle 7 shall not apply to the voting rights of Shares acquired by Starwood Capital Group, L.L.C. and/or its Affiliates. For purposes of this Section 9.1, an affiliate of Starwood Capital Group, L.L.C. shall mean any corporation, proprietorship, partnership or business entity which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by Starwood Capital Group, L.L.C.

     9.2. INDEX AND HEADINGS FOR REFERENCE ONLY; GENDER. The table of contents and headings preceding the text, Articles and Sections hereof have been inserted solely for convenience and reference, and shall not be construed to affect the meaning, construction or effect of this Declaration. Whenever the context so requires, references to the masculine gender shall include the female and neuter genders and vice versa, and singular references shall include the plural form.

     9.3. FILING AND RECORDING. This Declaration and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Board deems appropriate, but failure to file for record this Declaration or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration or any amendment hereto. An amended Declaration shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

     9.4. APPLICABLE LAW. This Declaration has been executed with reference to and its construction and interpretation shall be governed by the laws of Maryland, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of Maryland.

     9.5. CERTIFICATIONS. Any certificates signed by a person who, according to the records of the State Department of Assessments and Taxation of Maryland appears to be a Trustee hereunder, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust or the Trustees or any one or more of them, and the successors or assigns of such persons, which certificate may certify to any matter relating to the affairs of the Trust, including but not limited to any of the following: A vacancy on the Board; the number and identity of Trustees; this Declaration and any Amendments thereto, or any restated Declaration and any Amendments thereto, or that there are no Amendments to this Declaration or any restated Declaration; a copy of the Bylaws of the Trust or any Amendment thereto; the due authorization of the execution of any instrument or writing; the vote at any meeting of the Board or a committee thereof or Shareholders; the fact that the number of Trustees present at any meeting or executing any written instrument satisfies the requirements of this Declaration; a copy of any Bylaw adopted by the Shareholders or the identity of any officer elected by the Board; or the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust. If this Declaration or any restated Declaration is filed or recorded in any recording office other than the State Department of Assessments and Taxation of Maryland, anyone dealing with real estate so located in such jurisdiction that requires that instruments affecting the same should be filed or recorded in such recording office may rely conclusively on any certificate of the kind described above which is signed by a person who according to the records of such recording office appears to be a Trustee hereunder. In addition, the Secretary or any Assistant Secretary of the Trust or any other officer of the Trust designated by the Bylaws or by action of the Board may sign any certificate of the kind described in this Section 9.5, and such certificate shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust, and the successors and assigns of such person.

     9.6. BYLAWS. The Bylaws of the Trust may be altered, amended or repealed, and new Bylaws may be adopted, at any meeting of the Board by a majority vote of the Trustees.

     9.7. SUCCESSORS IN INTEREST. This Declaration and the Bylaws shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees, and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees, and legal representatives.

     9.8. COUNTERPARTS. This Declaration may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     9.9. INSPECTIONS OF RECORDS. Trust records shall be available for inspection by Shareholders at the same time and in the same manner and to the extent that comparable records of a Maryland corporation would be available for inspection by stockholders under the laws of the State of Maryland. Except as specifically provided for in this Declaration, Shareholders shall have no greater right than stockholders of a Maryland corporation to require financial or other information from the Trust, Trustees, or officers.

     9.10. SEVERABILITY. If any provisions of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provisions and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                                      ARTICLE X
                                      AMENDMENTS

     10.1. GENERAL. The Trust reserves the right from time to time to make any amendment to this Declaration, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration, of any outstanding Shares.

     10.2. AMENDMENT BY TRUSTEES. This Declaration may be amended by Shareholders voting as provided in Section 6.2 or by the Trustees as provided in
Section 3.2. The Trustees, by a two-thirds vote, may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of the REIT Provisions of the Code, but the Trustees shall not be liable for failing so to do.

     10.3. QUALIFICATION UNDER THE REIT PROVISIONS OF THE CODE. It is intended that the Trust shall qualify as a "real estate investment trust" under the REIT Provisions of the Code during such period as the Trustees shall deem it advisable to so qualify the Trust.

     10.4. REQUIREMENTS OF MARYLAND LAW. Notwithstanding anything contained in this Declaration to the contrary, this Declaration may not be amended except as provided in Title 8.


                                      ARTICLE XI
                         RESTRICTION ON TRANSFER, ACQUISITION
                               AND REDEMPTION OF SHARES

     11.1. DEFINITIONS. For purposes of this Article XI, the following terms shall have the following meanings:

          (a) "BENEFICIAL OWNERSHIP" shall mean ownership of Shares by a Person who would be treated as an owner of such Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms "BENEFICIAL OWNER," "BENEFICIALLY OWNS," "BENEFICIALLY OWN" and "BENEFICIALLY OWNED" shall have correlative meanings.

          (b) "CHARITABLE BENEFICIARY" shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the Excess Share Trust.

          (c)  "DEBT" shall mean indebtedness of the Trust.

          (d)  "EXCESS SHARES" shall have the meaning given to it in paragraph
(a) of Section 11.3.

          (e)  "EXCESS SHARE TRUST" shall mean the trust created pursuant to
Section 11.15.

          (f) "EXCESS SHARE TRUSTEE" shall mean a person, who shall be unaffiliated with the Trust, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Board as the trustee of the Excess Share Trust.

          (g) "EXISTING HOLDER" shall mean (i) any Person who is, or would be upon the exchange of Debt or any security of the Trust, the Beneficial Owner of Shares in excess of the Ownership Limit both upon and immediately after June __, 1998 (the "RESTRICTION COMMENCEMENT DATE"), so long as, but only so long as, such Person Beneficially Owns or would, upon exchange of Debt or any security of the Trust, Beneficially Own Shares in excess of the Ownership Limit and (ii) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Article XI, Beneficial Ownership of Shares causing such transferee to Beneficially Own Shares in excess of the Ownership Limit.

          (h) "EXISTING HOLDER LIMIT" (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition thereof, shall mean, initially, the percentage of the outstanding Class A or Class B Shares Beneficially Owned (with such percentage for each class determined separately) or which would be Beneficially Owned upon the exchange of Debt or any security of the Trust, by such Existing Holder upon and immediately after the Restriction Commencement Date, and, after any adjustment pursuant to Section 11.9, shall mean such percentage of the outstanding Shares as so adjusted, and (ii) for any Existing Holder who becomes an Existing Holder by virtue of clause (ii) of the definition thereof, shall mean, initially, the percentage of the outstanding Class A or Class B Shares Beneficially Owned (with such percentage for each class determined separately) by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the lesser of (i) the Existing Holder Limit for the Existing Holder who Transferred Beneficial Ownership of such Shares or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, or
(ii) the Ownership Limit if the Existing Holder is a person other than a trust qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, and, after any adjustment pursuant to Section 11.9, shall mean such percentage of the outstanding Shares as so adjusted. From the Restriction Commencement Date until the Restriction Termination Date, the Trust shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

          (i) "MARKET PRICE" shall mean the last reported sales price reported on the American Stock Exchange for a particular class of Shares on the trading day immediately preceding the relevant date, or if not then traded on the American Stock Exchange, the last reported sales price for such class of Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such class of Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such class of Shares on the relevant date as determined in good faith by the Board.

          (j) "OWNERSHIP LIMIT" shall initially mean 9.8%, in number of Class A Shares, or value of the aggregate outstanding Shares of the Trust, and after any adjustment as set forth in Section 11.10, shall mean such percentage in number of Class A Shares, or value of the aggregate outstanding Shares, as so adjusted. Such number and/or value shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof. For purposes of this Article XI, the value of the Class B shares shall be determined by the Board in good faith at least quarterly at the beginning of each calendar quarter and such determination shall be conclusive for all purposes hereof until the earlier of (i) the beginning of the next calendar quarter or (ii) the next determination of the value of Class B shares by the Board.

          (k) "PERSON" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

          (l) "PURPORTED BENEFICIAL TRANSFEREE" shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in Section 11.3, the beneficial holder of the Shares, if such Transfer had been valid under
Section 11.2.

          (m) "PURPORTED RECORD TRANSFEREE" shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in Section 11.3, the record holder of the Shares, if such Transfer had been valid under
Section 11.2.

          (n) "RESTRICTION TERMINATION DATE" shall mean the first day after the Restriction Commencement Date on which the Board determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a real estate investment trust.

          (o) "TRANSFER" shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, but excluding the exchange of Debt or any security of the Trust for Shares and (c) any transfer or other disposition of any interest in Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "TRANSFERS" and "TRANSFERRED" shall have correlative meanings.

     11.2. OWNERSHIP LIMITATION.

          (a) Except as provided in Sections 11.12 and 11.20, and subject to paragraph (f) of this Section 11.2, from the Restriction Commencement Date until the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Shares in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Shares in excess of the Existing Holder Limit for such Existing Holder.

          (b) Except as provided in Sections 11.12 and 11.20, and subject to paragraph (f) of this Section 11.2, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of the Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Shares.

          (c) Except as provided in Sections 11.9 and 11.12, and subject to paragraph (f) of this Section 11.2, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Shares in excess of the applicable Existing Holder Limit shall be void AB INITIO as to the Transfer of the Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Shares.

          (d) Subject to paragraph (f) of this Section 11.2, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in the Shares being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of Shares which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Shares.

          (e) Subject to paragraph (f) of this Section 11.2, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of the Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

          (f) Nothing contained in this Article XI shall preclude the settlement of any transaction entered into through the facilities of the American Stock Exchange. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article XI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XI.

     11.3. EXCESS SHARES.

          (a)  If, notwithstanding the other provisions contained in this
Article XI, at any time from the Restriction Commencement Date until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust such that any Person would Beneficially Own Shares in excess of the applicable Ownership Limit or Existing Holder Limit (as applicable), then, except as otherwise provided in Sections 11.9 and 11.12, and subject to paragraph (f) of Section 11.2, the Shares Beneficially Owned in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole Share) shall constitute "Excess Shares" and be treated as provided in this Article XI. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

          (b)  If, notwithstanding the other provisions contained in this
Article XI, at any time after the Restriction Commencement Date until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall constitute "Excess Shares" and be treated as provided in this
Article XI. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of Units for Shares).

     11.4. PREVENTION OF TRANSFER. If the Board or its designee shall at any time determine in good faith that a Transfer has taken place in violation of
Section 11.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Shares in violation of Section 11.2, the Board or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; PROVIDED, HOWEVER, that any Transfers or attempted Transfers in violation of paragraph (b), (c), (d) or (e) of Section
11.2 shall automatically result in the designation and treatment described in
Section 11.3, irrespective of any action (or non-action) by the Board.

     11.5. NOTICE TO TRUST. Any Person who acquires or attempts to acquire Shares in violation of Section 11.2, or any Person who is a transferee such that Excess Shares result under Section 11.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least 15 days prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

     11.6. INFORMATION FOR TRUST. From the Restriction Commencement Date and until the Restriction Termination Date:

          (a) every Beneficial Owner of more than 5% (or such other percentage, between 1/2 of 1% and 5%, as provided under the REIT Provisions of the Code) of the number or value of outstanding Shares of the Trust shall upon the Trust's written request, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT.

          (b) each Person who is a Beneficial Owner of Shares and each Person (including the Shareholder of record) who is holding Shares for a Beneficial Owner shall provide to the Trust in writing such information with respect to direct, indirect and constructive ownership of Shares as the Board deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     11.7. OTHER ACTION BY BOARD. Subject to paragraph (f) of Section 11.2, nothing contained in this Article XI shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a REIT; PROVIDED, HOWEVER, that no provision of this Section 11.7 shall preclude the settlement of any transaction entered into through the facilities of the American Stock Exchange.

     11.8. AMBIGUITIES. In the case of an ambiguity in the application of any of the provisions of this Article XI, including any definition contained in Section 11.1, the Board shall have the power to determine the application of the provisions of this Article XI with respect to any situation based on the facts known to it and the Board' determination shall be conclusive for all purposes of this Declaration..

     11.9. MODIFICATION OF EXISTING HOLDER LIMITS. The Existing Holder Limits may be modified as follows:

          (a) Subject to the limitations provided in Section 11.11, the Board may grant options which result in Beneficial Ownership of Shares by an Existing Holder pursuant to an option plan approved by the Board and/or the Shareholders. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 11.11 to permit the Beneficial Ownership of the Shares issuable upon the exercise of such option.

          (b) Subject to the limitations provided in Section 11.11, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board which results in Beneficial Ownership of Shares by such participating Existing Holder. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 11.11 to permit Beneficial Ownership of the Shares acquired as a result of such participation.

          (c) The Board shall reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article XI by such Existing Holder by the percentage of the outstanding Shares so Transferred or after the lapse (without exercise) of an option described in paragraph (a) of this Section 11.9 by the percentage of the Shares that the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     11.10. INCREASE OR DECREASE IN OWNERSHIP LIMIT. Subject to the limitations provided in Section 11.11 and Section 5.1, the Board may from time to time increase or decrease the Ownership Limit; PROVIDED, HOWEVER, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

     11.11. LIMITATIONS ON CHANGES IN EXISTING HOLDER AND OWNERSHIP LIMITS.

          (a) Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Shares.

          (b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Section 11.9 or 11.10, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

          (c) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     11.12. WAIVERS BY BOARD.

          (a) The Board, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board and upon at least 15 days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit or the Existing Holder Limit, as the case may be, and upon such other conditions as the Board may direct, may waive the Ownership Limit or the Existing Holder Limit, as the case may be, with respect to such transferee.

          (b) In addition to waivers permitted under paragraph (a) above, the Board shall waive the Ownership Limit with respect to a Person if: (i) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account
Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of the ownership of Shares in excess of the Ownership Limit by the Person receiving the waiver granted under this paragraph (b);
(iii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that the ownership of Shares in excess of the Ownership Limit by the Person receiving the waiver granted under this paragraph (b) will not result in the Trust failing to qualify as a REIT; and
(iv) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) above are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any waiver granted under this paragraph (b), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 11.3 with respect to Shares held in excess of the Ownership Limit by such Person (determined without regard to the waiver granted such Person under this paragraph (b)).

     11.13. LEGEND. Each certificate for Shares shall bear substantially the following legend:

          The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a REIT under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of the Trust, no Person may Beneficially Own Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of the Trust) of the number or value of the outstanding Shares of the Trust (unless such Person is an Existing Holder). Any Person who attempts or proposes to Beneficially Own Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of the Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby shall be designated and treated as Excess Shares which shall be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

     11.14. SEVERABILITY. If any provision of this Article XI or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

     11.15. TRUST FOR EXCESS SHARES. Upon any purported Transfer that results in Excess Shares pursuant to Section 11.3, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of the Excess Share Trust for the exclusive benefit of the Charitable Beneficiary. Excess Shares so held in trust shall be issued and outstanding Shares of the Trust. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in Section 11.18.

     11.16. DISTRIBUTIONS ON EXCESS SHARES. Any distributions (whether as dividends, distributions upon liquidation, dissolution or winding up or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (a) the amount of any distribution made upon liquidation, dissolution or winding up or (b) the price paid by the Purported Record Transferee for the Shares, or if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid to the Excess Share Trust for the benefit of the Charitable Beneficiary.

     11.17. VOTING OF EXCESS SHARES. The Excess Share Trustee shall be entitled to vote the Excess Shares for the benefit of the Charitable Beneficiary on any matter. Any vote taken by a Purported Record Transferee prior to the discovery by the Trust that the Excess Shares were held in trust shall be rescinded AB INITIO. The owner of the Excess Shares shall be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

     11.18. NON-TRANSFERABILITY OF EXCESS SHARES. Excess Shares shall be transferable only as provided in this Section 11.18. At the direction of the Trust, the Excess Share Trustee shall transfer the Shares held in the Excess Share Trust to a person whose ownership of the Shares will not violate the Ownership Limit or Existing Holder Limit. Such transfer shall be made within 60 days after the latest of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Board determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 11.5. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of (a) the price paid by the Purported Record Transferee for the Shares or, if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust, and (b) the price received by the Excess Share Trust from the sale or other disposition of the Shares. Any proceeds in excess of the amount payable to the

Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the Trust must have waived in writing its purchase rights under Section 11.19. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 11.18 against the Charitable Beneficiary.

     If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

     11.19. CALL BY TRUST ON EXCESS SHARES. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Shares, the Market Price at the time of such devise, gift or other transaction) and (b) the Market Price of the common Shares and/or preferred Shares to which such Excess Shares relates on the date the Trust, or its designee, accepts such offer (the "Redemption Price"). The Trust shall have the right to accept such offer for a period of 90 days after the later of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Board determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 11.5 but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 11.18. Unless the Board determines that it is in the interests of the Trust to make earlier payments of all of the amount determined as the Redemption Price per Share in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board at any time up to but not later than one year after the date the Trust accepts the offer to purchase the Excess Shares. In no event shall the Trust have an obligation to pay interest to the Purported Record Transferee.

     11.20. UNDERWRITTEN OFFERINGS. The Ownership Limit shall not apply to the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering, provided that the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares.

     IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Declaration of Trust as of the date first hereinabove set forth.


                              ---------------------------------
                              Jeffrey G. Dishner


                              ---------------------------------
                              Jonathan D. Eilian


                              ---------------------------------
                              Robin Josephs


                              ---------------------------------
                              Merrick R. Kleeman


                              ---------------------------------
                              William Matthes


                              ---------------------------------
                              Barry S. Sternlicht


                              ---------------------------------
                              Jay Sugarman


                              ---------------------------------
                              Kneeland C. Youngblood

                                      SCHEDULE A


                                       TRUSTEES


Name                     Class                     Address
----                     -----                     -------

Jeffrey G. Disher          I            Starwood Capital Group, L.L.C.
                                        Three Pickwick Plaza,  Suite 250
                                        Greenwich, CT  06830

Jonathan D. Eilian         I            Starwood Capital Group, L.L.C.
                                        Three Pickwick Plaza, Suite 250
                                        Greenwich, CT  06830

Merrick R. Kleeman         I            Starwood Capital Group, L.L.C.
                                        Three Pickwick Plaza, Suite 250
                                        Greenwich, CT  06830

Robin Josephs              I



Barry S. Sternlicht       II            Starwood Capital Group, L.L.C.
                                        Three Pickwick Plaza, Suite 250
                                        Greenwich, CT  06830

Jay Sugarman              II            Starwood Financial Trust
                                        1114 Avenue of the Americas
                                        27th Floor
                                        New York, NY  10036

William Matthes           II



Kneeland Youngblood       II

                                                                       EXHIBIT C













                               STARWOOD FINANCIAL TRUST
                                       BY-LAWS

                                   June ____, 1998

                               STARWOOD FINANCIAL TRUST

                                        BYLAWS

                                      ARTICLE I
                                       OFFICES


     1.1 PRINCIPAL OFFICE. The principal office of Starwood Financial Trust (the "Trust") shall be located at such place or places as the Board of Trustees (the "Board") of the Trust may designate.

     1.2 ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Board may from time to time determine or the business of the Trust may require.


                                      ARTICLE II
                               MEETINGS OF SHAREHOLDERS

     2.1  PLACE.   All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.

     2.2 ANNUAL MEETING. An annual meeting of shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held within a reasonable period (not less than 10 days) following delivery of the annual report described in SECTION 6.10 of the Amended and Restated Declaration of Trust (the "Declaration of Trust"), on such date and at such time as the Board may prescribe beginning in 1998, but in any event such meeting shall be held within six months after the end of each full fiscal year.

     2.3 SPECIAL MEETINGS. Special meetings of shareholders may be called by the Chairman of the Board or at least two other Trustees. Special meetings of shareholders shall also be called by the Secretary upon the written request of shareholders holding in the aggregate not less than twenty percent of the outstanding Class A Shares of the Trust, $1.00 par value per share ("Class A Shares") or Class B Shares of the Trust, $.01 par value per share ("Class B Shares") entitled to vote at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Trust of such costs, the Secretary shall give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of shareholders held during the preceding 12 months.

     2.4 NOTICE. Not less than ten nor more than 60 days before each meeting of shareholders, the Secretary shall give to each shareholder of record entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of such meeting written or printed notice stating the place, date and time of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called, either personally or by mail. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid.

     2.5 SCOPE OF NOTICE. Subject to SECTION 2.11(a), any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice as provided in SECTION 2.11(b).

     2.6 QUORUM. At any meeting of shareholders, the presence in person or by proxy of persons entitled to vote a majority of the Class A Shares and a majority of the Class B Shares at such meeting shall constitute a quorum; but this SECTION 2.6 shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.7 VOTING. A majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share entitled to vote may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. There shall be no right of cumulative voting. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     2.8 Proxies. A shareholder may vote the shares owned of record by him or her, either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. No revocation of a proxy, whether by voluntary action, death, incapacity of the shareholder granting such proxy, or otherwise shall be effective until written notice thereof has been received by the Trust or one of the Trustees.
At a meeting of
shareholders all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the Secretary of the meeting unless inspectors of election are appointed pursuant to
SECTION 2.11, in which event such inspectors shall pass upon all questions and shall have all other duties specified in such Section.

     2.9 Voting of Shares by Certain Holders. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such corporation or governing body of such other entity presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

     Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.


     The Board may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

     2.10 Inspectors. At any meeting of shareholders, the presiding officer of the meeting may, and upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based on their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof.

     2.11 Nominations and Shareholder Business.

          (a)  Annual Meetings of Shareholders.

               (i) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Trust's notice of meeting,
(B) by or at the direction of the Board or (C) by any shareholder of the Trust who was a shareholder of record at the time of giving the notice provided for in this SECTION 2.11(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this SECTION 2.11(a).

               (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph
(i) of this SECTION 2.11(a), the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Trust has not previously held an annual meeting, notice by the shareholder to be timely must be so delivered not more than 90 days prior to such annual meeting nor less than 60 days prior to such annual meeting or ten days following the day on which public announcement of the date of such meeting is first made by the Trust. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected), (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made, and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on the Trust's books, and of such beneficial owner and (2) the class and number of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

               (iii) Notwithstanding anything in the second sentence of paragraph (ii) of this Section 2.11(a) to the contrary, if the number of Trustees to be elected to the Board is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board made by the Trust at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this SECTION 2.11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not more than ten days following the day on which such public announcement is first made by the Trust.

          (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which Trustees are to be elected (i) pursuant to the Trust's notice of meeting,
(ii) by or at the direction of the Board or (iii) PROVIDED that the Board has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in this Section 2.11(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
SECTION 2.11(b). If the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the shareholder's notice required by paragraph (ii) of SECTION 2.11(a) shall be delivered to the Secretary at the principal executive offices of the Trust not more than 90 days prior to such meeting nor less than 60 days prior to such meeting or ten days following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Trust.

          (c)  General.

               (i) Only such persons who are nominated in accordance with the procedures set forth in this SECTION 2.11 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this SECTION 2.11. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this SECTION 2.11 and, if any proposed nomination or business is not in compliance with this SECTION 2.11, to declare that such nomination or proposal be disregarded.

               (ii) For purposes of this SECTION 2.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission.

               (iii)     Notwithstanding the foregoing provisions of this
SECTION 2.11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this SECTION 2.11. Nothing in this
SECTION 2.11 shall be deemed to affect any rights of shareholders to request inclusion of, nor any rights of the Trust to omit, proposals in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     2.12 Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by a sufficient proportion of the Class A Shareholders and Class B Shareholders as would be required to approve such action at a meeting.

     2.13 Voting by Ballot. Voting on any question or in any election may be VIVE VOCE unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


                                     ARTICLE III
                                       TRUSTEES

     3.1 General Powers. The business and affairs of the Trust shall be managed under the direction of the Board. The Board shall keep a record of its acts and proceedings, which shall form a part of the records of the Trust in the custody of the Secretary.

     3.2 Number, Term and Qualifications. At any regular meeting or at any special meeting called for that purpose, a majority of the Trustees may establish, increase or decrease the number of Trustees, PROVIDED that the number thereof shall never be less than seven nor more than 15, and PROVIDED FURTHER that the term of office of a Trustee shall not be affected by any decrease in the number of Trustees. Each Trustee shall hold office for the term for which he or she is elected and until his or her successor is elected and qualifies, subject, however, to prior death, resignation or removal from office. The initial number of Trustees is eight.

     3.3 Annual and Regular Meetings. An annual meeting of the Board shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Board may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board without other notice than such resolution.

     3.4 Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or the President or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board called by them.

     3.5 Notice. Notice of any special meeting shall be given by written notice delivered personally, transmitted by facsimile, telegraphed, couriered or mailed to each Trustee at his or her business or residence address. Personally delivered, facsimile transmitted or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by courier such notice shall be deemed given when delivered to the courier company. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. If given by facsimile, such notice shall be deemed to be given upon completion of the transmission and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be stated in the notice, unless specifically required by statute or these Bylaws.

     3.6 Quorum. A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Board, PROVIDED that, if less than a majority of the Trustees are present at any meeting, a majority of the Trustees present may adjourn the meeting from time to time without further
notice.   The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

     3.7 Voting. Except as otherwise provided in the Declaration of Trust, the action of a majority of the Trustees taken at a meeting at which a quorum is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute.

     3.8 Telephone Meetings. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.
Participation in a meeting by these means shall constitute presence in person at the meeting.

     3.9 Informal Action by Trustees. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is
filed with the minutes of proceedings of the Board.   Such action by written
consent shall have the same force and effect as a unanimous vote of such Trustees.

     3.10 Vacancies. If for any reason any or all of the Trustees shall cease to be Trustees, such event shall not affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than seven Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees.

     3.11 Removal. The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.

     3.12 Interested Trustee Transactions. Section 2-419 of the Maryland General Corporation Law shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

     3.13 ADJOURNED MEETINGS. A quorum of the Trustees may adjourn any Trustees' meeting to meet again at a stated day and hour. In the absence of a quorum a majority of the Trustees present may adjourn from time to time to meet again at a stated day and hour prior to the time fixed for the next regular meeting of the Trustees. The motion for adjournment shall be lodged within the records of the Trust. Notice of the time and place of an adjourned meeting need not be given to any Trustee if the time and place is fixed at the meeting adjourned.

     3.14 COMPENSATION. Subject to the provisions of the Declaration of Trust, the Trustees of the Trust shall receive reasonable compensation for their services as determined by the Trustees from time to time.


                                      ARTICLE IV
                                      COMMITTEES

     4.1 Audit Committee. The Board, by resolution adopted by a majority of the Trustees, may designate two or more Trustees to constitute an Audit Committee, to serve as such, unless the resolution designating the Audit Committee is sooner amended or rescinded by the Board, until the next annual meeting of the Board or until their respective successors are designated. The Board, by resolution adopted by a majority of the Trustees, may also designate additional Trustees as alternate members of the Audit Committee to serve as members of the Audit Committee in the place and stead of any regular member or members who may be unable to attend a meeting or otherwise unavailable to act as a member of the Audit Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member. At least two members of the Audit Committee shall be independent of management of the Trust and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee.

     Except as expressly limited by the laws of the State of Maryland or the Declaration of Trust, the Audit Committee shall have and may exercise all the powers and authority of the Board to establish auditing procedures for the Trust and to appoint and oversee the Trust's independent public accountants to the fullest extent. The Audit Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Trust in the custody of the Secretary, and all actions of the Audit Committee shall be reported to the Board at the next meeting of the Board.

     Meetings of the Audit Committee may be called at any time by the Chairman of the Board, the Chief Executive Officer or the President or by any two Audit Committee members. Two days' written or telephonic notice of meetings shall be given. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this
SECTION 4.1, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Audit Committee. Except as expressly provided in this SECTION 4.1, the Audit Committee shall fix its own rules of procedure.

     4.2 COMPENSATION COMMITTEE. The Board, by resolution adopted by a majority of the Trustees, may designate two or more Trustees to constitute a Compensation Committee, to serve as such, unless the resolution designating the Compensation Committee is sooner amended or rescinded by the Board, until the next annual meeting of the Board or until their respective successors are designated. The Board, by resolution adopted by a majority of the Trustees, may also designate additional Trustees as alternate members of the Compensation Committee to serve as members of the Compensation Committee in the place and stead of any regular member or members who may be unable to attend a meeting or otherwise unavailable to act as a member of the Compensation Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member. Each member of the Compensation Committee shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

     Except as expressly limited by the laws of the State of Maryland or the Declaration of Trust, the Compensation Committee shall have and may exercise such powers as the Board may determine and specify by resolution. The Compensation Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Trust in the custody of the Secretary, and all actions of the Compensation Committee shall be reported to the Board at the next meeting of the Board.

     Meetings of the Compensation Committee may be called at any time by the Chairman of the Board, the Chief Executive Officer or the President or by any two Compensation Committee members. Two days' written or telephonic notice of meetings shall be given. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this SECTION 4.2, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Compensation Committee. Except as expressly provided in this SECTION 4.2, the Compensation Committee shall fix its own rules of procedure.

     4.3 OTHER COMMITTEES. The Board, by resolution adopted by a majority of the Trustees, may designate one or more other committees, each such committee to consist of two or more Trustees. Except as expressly limited by the laws of the State of Maryland or the Declaration of Trust, any such committee shall have and may exercise such powers as the Board may determine and specify in the resolution designating such committee. The Board, by resolution adopted by a majority of the Trustees, may also designate one or more additional Trustees as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member of members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member, provided that the Trustee so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board to such extent and in such form as the Board may require. Unless otherwise provided in the resolution designating a committee, a majority of all the members of any such committee may select its chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

     4.4 TELEPHONE MEETINGS. Members of a committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     4.5 INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.


                                      ARTICLE V
                                       OFFICERS

     5.1 GENERAL PROVISIONS. The officers of the Trust may include a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board may from time to time appoint such other officers with such powers and duties as they shall deem proper. The officers of the Trust shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of shareholders, except that each of the Chief Executive Officer and the President may appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In its discretion, the Board may leave unfilled any office. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

     5.2 REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by the Board if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

     5.3 VACANCIES. A vacancy in any office may be filled by the Board for the balance of the term.

     5.4 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside over the meetings of the Board and of shareholders at which the Chairman of the Board is not present and he or she shall be present. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board, and for the management, supervision and control of all of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board from time to time.

     5.5 PRESIDENT. The President shall have general responsibility for implementation of the policies of the Trust, as determined by the Board and the Chief Executive Officer. In the absence of the Chief Executive Officer, or if there is a vacancy in such office, the President shall perform the duties of the Chief Executive Officer and when so acting shall have all the powers of and be subject to all the restrictions on the Chief Executive Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or the Chief Executive Officer or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board or the Chief Executive Officer from time to time.

     5.6 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board and the Chief Executive Officer or the President, and for the management, supervision and control of the financial and accounting affairs of the Trust. In the absence of a designation of a Treasurer by the Board, the Chief Financial Officer shall be the Treasurer of the Trust. In the absence of the Chief Executive Officer and the President, or if there are vacancies in such offices, the Chief Financial Officer shall perform the duties of the Chief Executive Officer and the President and when so acting shall have all the powers of and be subject to all the restrictions on the Chief Executive Officer and the President. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board, the Chief Executive Officer or the President or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Financial Officer and such other duties as may be prescribed by the Board, the Chief Executive Officer or the President from time to time.

     5.7 VICE PRESIDENTS. In the absence of the Chief Executive Officer, the President and the Chief Financial Officer, or if there are vacancies in such offices, the Vice President (or if there is more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer and the President and when so acting shall have all the powers of and be subject to all the restrictions on the Chief Executive Officer and the President; and shall perform such other duties as from time to time may be assigned to him or her or them by the Chief Executive Officer, the President or the Board . The Board may designate one or more Vice Presidents as Executive Vice Presidents or as Vice Presidents for particular areas of responsibility.

     5.8 SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board and committees of the Board in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the records and of the seal of the Trust, (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, (e) have general charge of the share transfer books of the Trust and (f) in general perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board.

     5.9 TREASURER. The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board. In the absence of a designation of a Chief Financial Officer by the Board, the Treasurer shall be the Chief Financial Officer.

     The Treasurer shall disburse the funds of the Trust as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board, at the regular meetings of the Board or whenever it may so require, an account of all his or her transactions as Treasurer and of the financial condition of the Trust.

     If required by the Board, he or she shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

     5.10 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, the President or the

Board. The Assistant Treasurers shall, if required by the Board, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

     5.11 SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Trustee.


                                      ARTICLE VI
                        CONTRACTS, LOANS, CHECKS AND DEPOSITS

     6.1 CONTRACTS. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer and each Vice President are each authorized to enter into any contract and to execute and deliver any instrument in the name of and on behalf of the Trust. The Board may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust, and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding on the Board and on the Trust when such execution is authorized or ratified by these Bylaws or by action of the Board.

     6.2 CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by the Chief Financial Officer or such officer or officers, agent or agents of the Trust designated by the Chief Financial Officer or in such other manner as shall from time to time be determined by the Board.

     6.3 DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Chief Executive Officer, the President, the Chief Financial Officer or the Board may designate.


                                     ARTICLE VII
                                        SHARES

     7.1 CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class held by him or her in the Trust. Each certificate shall be signed by the Chairman, the Chief Executive Officer, the President or any Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or distributions or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth on the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

     7.2 TRANSFERS. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

     The Trust shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

     Any issuance, redemption or transfer of, or restriction on, shares which would operate to disqualify the Trust as a real estate investment trust for Federal income tax purposes shall be void AB INITIO.

     Notwithstanding the foregoing, transfers of shares of any class will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

     7.3 LOST CERTIFICATE. The Board or the Secretary (or any other officer designated by the Board or the Secretary) may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board or the Secretary (or any other officer designated by the Board or the Secretary) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his or her legal representative to advertise the same in such manner as it or he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     7.4 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend or distribution or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders is to be held or taken.

     In lieu of fixing a record date, the Board may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

     If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting, and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or distribution or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board declaring the dividend or distribution or allotment of rights is adopted.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this SECTION 7.4, such determination shall apply to any adjournment thereof, except when (a) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (b) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which cases a new record date shall be determined as provided above.

     7.5 SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

     7.6 FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board may issue fractional shares or provide for the issuance of scrip, all on such items and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.


                                     ARTICLE VIII
                                   ACCOUNTING YEAR

     The Board shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

                                      ARTICLE IX
                             DIVIDENDS AND DISTRIBUTIONS

     9.1 DECLARATION. Dividends and distributions on the shares of the Trust may be authorized and declared by the Board, subject to the provisions of law and the Declaration of Trust. Dividends and distributions may be paid in cash, property or other assets of the Trust or in securities of the Trust or from any other source as the Board in its discretion shall determine, subject to the provisions of law and the Declaration of Trust.

     9.2 CONTINGENCIES. Before payment of any dividends or distributions, there may be set aside out of any funds of the Trust available for dividends and distributions such sum or sums as the Board may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends and distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board shall determine to be in the best interest of the Trust, and the Board may modify or abolish any such reserve in the manner in which it was created.

                                      ARTICLE X
                                  INVESTMENT POLICY

     Subject to the provisions of law and the Declaration of Trust, the Board may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.


                                      ARTICLE XI
                                         SEAL

     11.1 SEAL. The Board may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust. The Board may authorize one or more duplicate seals and provide for the custody thereof.

     11.2 AFFIXING SEAL. Whenever the Trust is required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

                                     ARTICLE XII
                                   INDEMNIFICATION

     12.1 INDEMNIFICATION. To the maximum extent permitted by Maryland law, as amended from time to time, the Trust shall indemnify and hold harmless, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, each Trustee and officer from and against all claims and liabilities, whether they proceed to judgment or are settled, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such Trustee or officer may become subject by reason of his or her being or having been a Trustee or officer, or by reason of any action alleged to have been taken or omitted by him or her as Trustee or officer, and shall reimburse him or her for all reasonable legal and other expenses incurred by him or her in connection with any such claim or liability, including any claim or liability arising under the provisions of federal or state securities laws. The foregoing indemnification shall include any action alleged to have been taken or omitted by any such Trustee or officer by reason of serving or having served at the request of the Trust as a director, trustee, officer, partner, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Trust, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses, as such expenses are incurred by any Trustee or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such Trustee or officer a Trustee or officer; PROVIDED that if such payment or reimbursement is to be made prior to the final disposition of any proceeding to which a Trustee or officer is a party, no payment or reimbursement shall be made by the Trust unless and until the Trust shall receive a written affirmation from such Trustee or officer of his or her good faith belief that the standard for indemnification of a Trustee or officer under Maryland law and as provided above has been met and a written undertaking by such Trustee or officer to repay such amounts paid or reimbursed by the Trust if it shall ultimately be determined that such standard for indemnification has not been met. The rights accruing to a Trustee or officer under these provisions shall not exclude any other right to which he or she may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse such Trustee or officer in any proper cause even though not specifically provided for herein.

     12.2 EXPENSES INCLUDED. The indemnification authorized by this ARTICLE XII shall include payment of (i) reasonable attorneys' fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and (ii) expenses incurred by the removal of any liens affecting any property of the person to be indemnified. Indemnification shall be made from assets of the Trust, and no shareholder shall be personally liable to any person to be indemnified. This SECTION 12.2 shall inure to the benefit of the Trustees and their Affiliates. For purposes of this SECTION 12.2 only, the term "Affiliates" shall mean any person performing services on behalf of the Trust who (i) directly or indirectly controls, is controlled by, or is under common control with the Trustees; (ii) owns or controls 10% or more of the outstanding voting securities of the Trustees or (iii) is an officer, director, partner, or trustee of the Trustees or (iv) is any company for which the Trustees act as an officer, director, partner or trustee.

     12.3 EFFECT OF AMENDMENT. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of these Bylaws or Declaration of Trust inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                     ARTICLE XIII
                                   WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except if such person attends such meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                     ARTICLE XIV
                                 AMENDMENT OF BYLAWS

     The Board shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws without the consent of the shareholders.

                               CERTIFICATE OF SECRETARY
                                          OF
                               STARWOOD FINANCIAL TRUST

     I, Jerome C. Silvey, do hereby certify that:

     1. I am the duly elected and acting Secretary of Starwood Financial Trust, a Maryland real estate investment trust (the "Trust").

     2. The foregoing Bylaws were validly authorized and approved by resolutions of the Board of Directors of the Trust duly adopted on May ___, 1998, true and complete copies of which are attached hereto as Exhibit A, and such resolutions are in full force and effect on the date hereof and have not been amended, modified or repealed.

     IN WITNESS THEREOF, I have executed this Certificate as Secretary of the Trust this _______th day of May, 1998.



                                   -------------------------------
                                   Jerome C. Silvey
                                   Secretary

                                     PROXY
                       THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF TRUSTEES OF
                             STARWOOD FINANCIAL TRUST
                      1114 AVENUE OF THE AMERICAS, 27TH FLOOR
                            NEW YORK, NEW YORK 10036

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 1998. TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF TRUSTEES OF STARWOOD FINANCIAL TRUST, SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

The undersigned holder of Class A Shares or Class B Shares of Starwood Financial Trust (the "Trust") hereby appoints Jerome C. Silvey and Jay Sugarman, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on June 18, 1998, at 10:30 a.m. local time, at the Sheraton New York Hotel &
Towers, 311 Seventh Avenue, New York,    New York 10019 and at any
adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given. Capitalized terms not otherwise defined have the meanings given in the Proxy Statement to which this Proxy relates.

--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

                                                                                                                Please mark
                                                                                                                your votes as   /X/
                                                                                                                indicated in
                                                                                                                this example

                                                                                 FOR all nominees listed     WITHHOLD AUTHORITY
                                                                                 below (except as marked   to vote for all nominees
                        For    Against    Abstain                                to the contrary below)         listed below
1.  A proposal to                                     2. The election of four
approve the             / /      / /        / /       members to the Board              / /                         / /
Reorganization.                                       of Trustees.

                                                      Jeffery G. Dishner     Robin Josephs
                                                      Jonathan D. Eilian     Merrick R. Kleeman

                                                      TO WITHHOLD AUTHORITY FOR ANY NOMINEE, STRIKE A LINE THROUGH SUCH
                                                      NOMINEE'S NAME.  If a nominee becomes unavailable for election or unable to serve as a trustee, the votes will be cast for a person that will be designated by the Board of Trustees of the Trust.



                                                                                                For    Against    Abstain
                                                      3.  A proposal to ratify the
                                                      appointment of Price Waterhouse           / /      / /        / /
                                                      LLP as the independent auditors of
                                                      the Trust for the fiscal year
                                                      ended December 31, 1998.


                                                      4.  In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual
                                                      Meeting, or any adjournments thereof and which the Trust did not know, a reasonable time before the Annual Meeting, would be presented at the Annual Meeting or any adjournment thereof.

                                                      This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder.  UNLESS
                                                      CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR
                                                      PROPOSALS 1 THROUGH 3 AND IN ACCORDANCE WITH THE UNANIMOUS
                                                      DETERMINATION OF THE BOARD OF TRUSTEES AS TO OTHER MATTERS.  The
                                                      undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Trust either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.  The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy
                                                      Statement.

                                                      PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE
                                                      ENCLOSED ENVELOPE.  If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.




Signature_________________________________ Signature_____________________________ (if held jointly) DATED:________________
Please date and sign exactly as the name appears hereon. When signing as executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give title as such. When signing as corporation, please sign in full corporate name by President or other authorized officer.  If you sign for a partnership, please sign in partnership name by an authorized person.

---------------------------------------------------------------------------------------------------------------------------
                                                     FOLD AND DETACH HERE